UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.       )

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Motorola, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Proxy Statement

PRINCIPAL EXECUTIVE OFFICES: 1303 East Algonquin Road Schaumburg, Illinois 60196 March 13, 2009	PLACE OF MEETING: Rosemont Theatre 5400 N. River Road Rosemont, IL 60018

NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS

To our Stockholders:

Our Annual Meeting will be held at the Rosemont Theatre, 5400 N. River Road, Rosemont, Illinois 60018 on Monday, May 4, 2009 at 5:00 P.M., local time.

The purpose of the meeting is to:

1.	elect thirteen directors for a one-year term;

2.	consider and vote upon an amendment to the Restated Certificate of Incorporation to change the par value of Motorola’s common stock to $0.01 per share;

3.	consider and vote upon an amendment to existing equity plans to permit a one-time stock option exchange program for employees, other than executive officers and directors;

4.	consider and vote upon a proposed amendment to the Motorola Employee Stock Purchase Plan of 1999;

5.	hold a stockholder advisory vote on executive compensation;

6.	ratify the appointment of KPMG LLP as Motorola’s independent registered public accounting firm for 2009;

7.	consider and vote upon three shareholder proposals, if properly presented at the meeting; and

8.	act upon such other matters as may properly come before the meeting.

Only Motorola stockholders of record at the close of business on March 9, 2009 (the “record date”) will be entitled to vote at the meeting. Please vote in one of the following ways:

•	visit the website shown on your Motorola Notice of Internet Availability of Proxy Materials for the 2009 Annual Meeting (your “Motorola Notice”) or proxy card to vote via the Internet;

•	use the toll-free telephone number shown at the website address listed on the Motorola Notice or on your proxy card;

•	if you received a printed copy of the proxy card, mark, sign, date and return the enclosed proxy card using the postage-paid envelope provided; or

•	in person at the Annual Meeting.

PLEASE NOTE THAT ATTENDANCE AT THE MEETING WILL BE LIMITED TO STOCKHOLDERS OF MOTOROLA AS OF THE RECORD DATE (OR THEIR AUTHORIZED REPRESENTATIVES). YOU WILL BE REQUIRED TO PROVIDE THE ADMISSION TICKET THAT IS DETACHABLE FROM YOUR MOTOROLA NOTICE OR PROXY CARD OR PROVIDE OTHER EVIDENCE OF OWNERSHIP. IF YOUR SHARES ARE HELD BY A BANK OR BROKER, PLEASE BRING TO THE MEETING YOUR BANK OR BROKER STATEMENT EVIDENCING YOUR BENEFICIAL OWNERSHIP OF MOTOROLA STOCK TO GAIN ADMISSION TO THE MEETING.

By order of the Board of Directors,

A. Peter Lawson
Secretary

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 4, 2009

March 13, 2009

Dear Fellow Stockholder:

You are cordially invited to attend Motorola’s 2009 Annual Stockholders Meeting. The meeting will be held on Monday, May 4, 2009 at 5:00 p.m., local time, at the Rosemont Theatre, 5400 N. River Road, Rosemont, Illinois 60018.

We encourage you to vote your shares through one of the three convenient methods described in the enclosed Proxy Statement and, if your schedule permits, to attend the meeting. We would appreciate your support on the following management proposals:

•	the election of the 13 nominated directors;

•	the amendment to the Restated Certificate of Incorporation to change the par value of our common stock to $0.01 per share;

•	the stock option exchange program for employees, other than executive officers and directors;

•	the amendment to the Motorola Employee Stock Purchase Plan of 1999;

•	the stockholder advisory vote on executive compensation; and

•	the ratification of the appointment of KPMG LLP as our registered public accounting firm.

Your vote is important, so please act at your first opportunity.

On behalf of your Board of Directors, thank you for your continued support of Motorola.

Gregory Q. Brown Co-CEO Motorola, Inc.	Sanjay K. Jha Co-CEO Motorola, Inc.

PROXY STATEMENT

PROXY STATEMENT

PROXY STATEMENT

ABOUT THE 2009 ANNUAL MEETING

This proxy statement (the “Proxy Statement”) is being furnished to holders of common stock (the “Common Stock”), currently $3 par value per share, of Motorola, Inc. (“Motorola”, or the “Company”). Proxies are being solicited on behalf of the Board of Directors of the Company (the “Board”) to be used at the 2009 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Rosemont Theatre, 5400 N. River Road, Rosemont, Illinois 60018 on Monday, May 4, 2009 at 5:00 P.M., local time, for the purposes set forth in the Notice of 2009 Annual Meeting of Stockholders.

This Proxy Statement, the form of proxy and the Company’s 2008 Annual Report are being mailed to stockholders who have requested hard copies on or after March 17, 2009.

All stockholders may view and print Motorola’s Proxy Statement and the 2008 Annual Report at http://materials.proxyvote.com/620076. The Proxy Statement and the 2008 Annual Report are also available on the Company’s website at www.motorola.com/investor.

VOTING PROCEDURES

Who Is Entitled to Vote?

Only stockholders of record at the close of business on March 9, 2009 (the “record date”) will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof. On the record date, there were issued and outstanding 2,276,939,837 shares of Common Stock entitled to vote at the Annual Meeting. The Common Stock is the only class of voting securities of the Company.

A list of stockholders entitled to vote at the meeting will be available for examination at the Motorola Innovation Center, 1295 East Algonquin Road, Door 60, Schaumburg, Illinois 60196 for ten days before the Annual Meeting and at the Annual Meeting.

Why Did I Receive a Notice of Internet Availability?

The Securities and Exchange Commission adopted rules for the electronic distribution of proxy materials. We have elected to provide access to our proxy materials and 2008 Annual Report on the Internet instead of sending a full set of printed proxy materials as in years past. This enables us to reduce costs, provide ease and flexibility for our stockholders and lessen the environmental impact of our Annual Meeting. On or about March 17, 2009, we intend to mail to most of our U.S. and Canadian stockholders a Motorola Notice of Internet Availability of Proxy Materials (the “Motorola Notice”) containing instructions on how to electronically access our 2009 Proxy Statement and 2008 Annual Report and vote online. If you received a Motorola Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you request it. Instead, the Motorola Notice instructs you on how to access and review all of the important information contained in the 2009 Proxy Statement and 2008 Annual Report. The Motorola Notice also instructs you on how you may submit your proxy over the Internet. If you received a Motorola Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Motorola Notice.

How Can I Vote Without Attending the Annual Meeting?

There are three convenient methods for registered stockholders to direct their vote by proxy without attending the Annual Meeting:

•	Vote by Internet. You can vote via the Internet. The website address for Internet voting is provided on your Motorola Notice or proxy card. You will need to use the control number appearing on your Motorola Notice or proxy card to vote via the Internet. You can use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time on Sunday, May 3, 2009. Internet voting is available 24 hours a day. If you vote via the Internet you do NOT need to vote by telephone or return a proxy card.

•	Vote by Telephone. You can also vote by telephone by calling the toll-free telephone number provided on the Internet link on your Motorola Notice or on your proxy card. You will need to use the control number appearing on your Motorola Notice or proxy card to vote by telephone. You may transmit your voting instructions from any touch-tone telephone up until 11:59 P.M. Eastern Time on Sunday, May 3, 2009. Telephone voting is available 24 hours a day. If you vote by telephone you do NOT need to vote over the Internet or return a proxy card.

•	Vote by Mail. If you received a printed copy of the proxy card, you can vote by marking, dating and signing it, and returning it in the postage-paid envelope provided. Please promptly mail your proxy card to ensure that it is received prior to the closing of the polls at the Annual Meeting.

PROXY STATEMENT

If you are a beneficial owner, or you hold your shares in “street name,” please check your voting instruction card or contact your bank, broker or nominee to determine whether you will be able to vote by Internet or telephone.

How Can I Change My Vote?

Registered stockholders can revoke their proxy at any time before it is voted at the Annual Meeting by either:

•	Submitting another timely, later-dated proxy by Internet, telephone or mail;

•	Delivering timely written notice of revocation to the Secretary, Motorola, Inc., 1303 East Algonquin Road, Schaumburg, Illinois 60196; or

•	Attending the Annual Meeting and voting in person.

If your shares are held in the name of a bank, broker or other nominee, you must obtain a proxy, executed in your favor, from the holder of record (that is, your bank, broker or nominee) to be able to vote at the Annual Meeting.

How Many Votes Must be Present to Conduct Business at the Annual Meeting?

In order for business to be conducted, a quorum must be represented in person or by proxy at the Annual Meeting. A quorum is a majority of the shares entitled to vote at the Annual Meeting. Shares represented by a proxy marked “abstain” will be considered present at the Annual Meeting for purposes of determining a quorum.

How Many Votes Am I Entitled to Cast?

You are entitled to cast one vote for each share of Common Stock you own on the record date. Stockholders do not have the right to vote cumulatively in electing directors.

How Many Votes Are Required to Elect Directors?

In February 2006, Motorola’s Board of Directors amended the Company’s Bylaws and Board Governance Guidelines to adopt a majority vote standard for non-contested director elections. Because the number of nominees properly nominated for the 2009 Annual Meeting is the same as the number of directors to be elected at the 2009 Annual Meeting, the 2009 election of directors is a non-contested election. To be elected in a non-contested election, a director nominee must receive more “For” votes than “Against” votes. Abstentions will have no effect on the director election since only votes “For” and “Against” a nominee will be counted.

How Many Votes Are Required to Authorize the Amendment to the Restated Certificate of Incorporation to Change the Par Value of our Common Stock to $0.01?

The affirmative vote of the holders of a majority of the outstanding shares entitled to vote at the Annual Meeting will be required to authorize amendments to the Restated Certificate of Incorporation to change the par value of our Common Stock to $0.01 per share. Abstentions and broker non-votes will have the same effect as a vote “Against” the proposal.

How Many Votes Are Required to Approve the One-Time Option Exchange?

The affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting will be required to approve the amendment to existing equity plans to permit a one-time stock option exchange program for employees, other than executive officers and directors. Abstentions will have the same effect as a vote “Against” the proposal. Broker non-votes will have no effect on this proposal.

How Many Votes are Required to Authorize the Amendment to the Motorola Employee Stock Purchase Plan of 1999 (the “MOTshare Plan”)?

In order to authorize the amendment to the MOTshare Plan, an affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting is required. Abstentions will have the same effect as a vote “Against” the proposal. Broker non-votes will have no effect on this proposal.

How Many Votes Are Required to Approve the Stockholder Advisory Vote on Executive Compensation?

The affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting will be required to approve the Stockholder Advisory Vote on Executive Compensation. Abstentions will have the same effect as a vote “Against” the proposal.

How Many Votes Are Required to Ratify the Appointment of KPMG LLP as Motorola’s Independent Registered Public Accounting Firm?

The affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of KPMG LLP. Abstentions will have the same effect as a vote “Against” the proposal.

PROXY STATEMENT

How Many Votes Are Required to Pass Any Shareholder Resolution?

In order to recommend that the Board consider adoption of any shareholder proposal, the affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting is required. For any shareholder proposal, an abstention will have the same effect as a vote “Against” the proposal. Broker non-votes will have no effect on the shareholder proposals.

Will My Shares be Voted if I Do Not Provide Instructions to My Broker?

If you are the beneficial owner of shares held in “street name” by a broker, the broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker, the broker will be entitled to vote the shares with respect to “discretionary” items but will not be permitted to vote the shares with respect to “non-discretionary” items (those shares are treated as “broker non-votes”). The election of directors will be a “discretionary” item. The ratification of the appointment of KPMG LLP and stockholder advisory vote on compensation are also “discretionary” items. The proposals to amend the Restated Certificate of Incorporation to change the par value of our Common Stock to $0.01, to amend existing equity plans to permit the stock option exchange program and to amend the Motorola Employee Stock Purchase Plan of 1999 are “non-discretionary” items. The three shareholder proposals are also “non-discretionary” items.

Who Represents My Proxy at the Annual Meeting?

If you do not vote in person at the Annual Meeting, but have voted your shares over the Internet, by telephone or by signing and returning your proxy card, you have authorized certain members of Motorola’s senior management designated by the Board and named in your proxy to represent you and to vote your shares as instructed.

What if I Return a Proxy But Do Not Provide Specific Voting Instructions For Some or All of the Items?

All shares that have been properly voted—whether by Internet, telephone or mail—and not revoked will be voted at the Annual Meeting in accordance with your instructions. If you sign your proxy but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors. The Board of Directors recommends a vote: (1) “For” the election of the 13 director nominees named in this Proxy Statement, (2) “For” the amendment to the Restated Certificate of Incorporation to change the par value of our Common Stock to $0.01 per share, (3) “For” the amendment to existing equity plans to permit the one-time stock option exchange, (4) “For” the amendment to the Motorola Employee Stock Purchase Plan of 1999, (5) “For” the stockholder advisory vote on executive compensation, and (6) “For” the ratification of the appointment of KPMG LLP as the Company’s independent public accounting firm for 2009. The Board of Directors recommends a vote “Against” each of the three shareholder proposals

What if Other Matters Are Voted on at the Annual Meeting?

If any other matters are properly presented at the Annual Meeting for consideration and if you have voted your shares by Internet, telephone or mail, the persons named as proxies in your proxy will have the discretion to vote on those matters for you. At the date we filed this Proxy Statement with the Securities and Exchange Commission, the Board of Directors did not know of any other matter to be raised at the Annual Meeting.

How Do I Vote if I Participate in the Company’s 401(k) Plan?

If you own shares of Common Stock through the Motorola 401(k) Plan (the “401(k) Plan”), the Motorola Notice or proxy card includes the shares you hold in the 401(k) Plan as well as the shares you hold outside of the 401(k) Plan. Under the 401(k) Plan, participants are “named fiduciaries” to the extent of their authority to direct the voting of shares of Common Stock credited to their 401(k) Plan accounts and their proportionate share of allocated shares for which no direction is received and unallocated shares, if any (together, “Undirected Shares”). The trustee of the 401(k) Plan will vote Undirected Shares in the same proportion as the shares for which directions are received, except as otherwise provided in accordance with ERISA. By submitting voting instructions by Internet, telephone, or if hardcopies are requested, by signing, dating and returning the proxy card, you direct the trustee of the 401(k) Plan to vote these shares, in person or by proxy, as designated therein, at the Annual Meeting.

PROXY STATEMENT

PROPOSAL 1

ELECTION OF DIRECTORS FOR A ONE-YEAR TERM

How Many Directors Are Standing For Election and For What Term?

The number of directors of the Company to be elected at the 2009 Annual Meeting is 13. The directors elected at the 2009 Annual Meeting will serve until their respective successors are elected and qualified or until their earlier death or resignation.

NOMINEES

Who Are the Nominees?

Each of the nominees named below is currently a director of the Company. Each of the nominees was elected at the Annual Meeting of Stockholders held on May 5, 2008, except for Dr. Jha who is standing for election for the first time. The ages shown are as of January 1, 2009. Messrs. Nicholas Negroponte and Miles White are not standing for re-election.

GREGORY Q. BROWN, Principal Occupation: Co-Chief Executive Officer, Motorola, Inc. and Chief Executive Officer, Broadband Mobility Solutions
 Director since 2007 Age—48
Mr. Brown joined Motorola in 2003 and since August 2008 has served as Co-Chief Executive Officer of Motorola, Inc. and Chief Executive Officer of Broadband Mobility Solutions. He was President and Chief Executive Officer of Motorola, Inc. from January 1, 2008 until August 2008. From March 2007 through December 2007, Mr. Brown served as President and Chief Operating Officer. From January 2003 through March 2007, Mr. Brown served as Executive Vice President of Motorola, Inc. and President of various Motorola businesses within Broadband Mobility Solutions. Prior to joining Motorola, Mr. Brown was Chairman and Chief Executive Officer of Micromuse, Inc., a network management software company. Before that, he was President of Ameritech Custom Business Services and Ameritech New Media, Inc. Mr. Brown serves on the National Security Telecommunications Advisory Committee (NSTAC) and is also a member of the Business Council, Business Roundtable, Northwestern Memorial Hospital board, and the 2016 Chicago Olympic Committee. Mr. Brown received a B.A. degree in Economics from Rutgers University.

DAVID W. DORMAN, Principal Occupation: Non-Executive Chairman of the Board, Motorola, Inc.
 Director since 2006 Age—54
Mr. Dorman is the Non-Executive Chairman of the Board of Motorola, Inc. Previously he was a Managing Director and Senior Advisor with Warburg Pincus, a global leader in private equity. He was Chairman and Chief Executive Officer of AT&T, a provider of internet and transaction-based voice and data services, from November 2002 until the completion of the AT&T Corp. and SBC Communications merger in November 2005. Mr. Dorman joined AT&T as President in December 2000. He began his career in the telecommunications industry at Sprint Corp. in 1981. Mr. Dorman serves on the boards of CVS Caremark Corporation, YUM! Brands, Inc., and the Georgia Tech Foundation. Mr. Dorman received a B.S. degree in Industrial Management with high honors from the Georgia Institute of Technology.

WILLIAM R. HAMBRECHT, Principal Occupation: Chairman and Chief Executive Officer of WR Hambrecht + Co
 Director since 2008 Age—73
Mr. Hambrecht has been Founder, Chairman and Chief Executive Officer of WR Hambrecht + Co, a financial services firm, since December 1997. Mr. Hambrecht co-founded Hambrecht & Quist in 1968, from which he resigned in December 1997 to form WR Hambrecht + Co. Mr. Hambrecht currently serves on the Board of Trustees for The American University of Beirut and he also serves on the Advisory Council to The J. David Gladstone Institutes. In October 2006, Mr. Hambrecht was inducted to the American Academy of Arts and Sciences. Mr. Hambrecht graduated from Princeton University.

PROXY STATEMENT

DR. SANJAY K. JHA, Principal Occupation: Co-Chief Executive Officer, Motorola, Inc. and Chief Executive Officer, Mobile Devices
 Director since 2008 Age—45
Dr. Jha joined Motorola in August 2008 as Co-Chief Executive Officer of Motorola, Inc. and Chief Executive Officer of Mobile Devices. Prior to joining Motorola, Dr. Jha served as Executive Vice President and Chief Operating Officer of Qualcomm, Inc. from December 2006 to August 2008. Dr. Jha also served as Executive Vice President and President of Qualcomm CDMA Technologies (QCT), Qualcomm’s chipset and software division, from January 2003 to December 2006. Dr. Jha received a Ph.D. in Electronic and Electrical Engineering from the University of Strathclyde, Scotland and a B.S. degree in Engineering from the University of Liverpool, England.

JUDY C. LEWENT, Principal Occupation: Retired; Formerly Executive Vice President & Chief Financial Officer, Merck & Co., Inc.
 Director since 1995 Age—59
Ms. Lewent was Chief Financial Officer of Merck & Co., Inc., a pharmaceutical company, from 1990 until her retirement in September 2007. She was also Executive Vice President of Merck from February 2001 through her retirement and had additional responsibilities as President, Human Health Asia from January 2003 until July 2005, when she assumed strategic planning responsibilities for Merck. Ms. Lewent is a director of Dell Inc. and Thermo Fisher Scientific, Inc. She also serves as a trustee of the Rockefeller Family Trust, is a life member of the Massachusetts Institute of Technology Corporation, and is a member of the American Academy of Arts and Sciences. Ms. Lewent received a B.S. degree from Goucher College and an M.S. degree from the MIT Sloan School of Management.

KEITH A. MEISTER, Principal Occupation: Vice Chairman of the Board of Icahn Enterprises G.P. Inc., the general partner of Icahn Enterprises L.P.
 Director since 2008 Age—35
Mr. Meister, since August 2003, has served as Vice Chairman of the Board of Icahn Enterprises G.P. Inc., the general partner of Icahn Enterprises L.P., a diversified holding company engaged in a variety of businesses, including investment management, metals, real estate and home fashion. From August 2003 through March 2006, Mr. Meister also served as Chief Executive Officer of Icahn Enterprises G.P. Inc., and since March 2006, Mr. Meister has served as Principal Executive Officer of Icahn Enterprises G.P. Inc. Since November 2004, Mr. Meister has been a Managing Director of Icahn Capital LP, the entity through which Carl C. Icahn manages third-party private investment funds. Since June 2002, Mr. Meister has served as senior investment analyst of High River Limited Partnership, an entity primarily engaged in the business of holding and investing in securities. Mr. Meister also serves on the boards of directors of XO Holdings, Inc., WCI Communities, Inc., and Federal-Mogul Corporation. With respect to each company mentioned above, Mr. Icahn, directly or indirectly, either (i) controls such company or (ii) has an interest in such company through the ownership of securities. Mr. Meister received an A.B. in government, cum laude, from Harvard College in 1995.

THOMAS J. MEREDITH, Principal Occupation: General Partner and Co-Founder, Meritage Capital, L.P. and Chief Executive Officer, MFI Capital
 Director since 2005 Age—58
Mr. Meredith is a co-founder and general partner of Meritage Capital, L.P., an investment management firm specializing in multi-manager hedge funds. He is also chief executive officer of MFI Capital, a private investment firm. He served as Acting Chief Financial Officer and Executive Vice President of Motorola from April 1, 2007 until March 1, 2008 and remained an employee of the Company until March 31, 2008. Mr. Meredith was a director of Motive, Inc. until it was acquired in October 2008. He is an adjunct professor at the McCombs School of Business at the University of Texas, and serves on the advisory boards of both the Wharton School at the University of Pennsylvania and the LBJ School at the University of Texas. Mr. Meredith received a B.S. degree in Political Science from St. Francis University, a J.D. degree from Duquesne University and an LL.M. degree in Taxation from Georgetown University.

PROXY STATEMENT

SAMUEL C. SCOTT III, Principal Occupation: Chairman, President and Chief Executive Officer, Corn Products International
 Director since 1993 Age—64
Mr. Scott has been Chairman, President and Chief Executive Officer of Corn Products International, a corn refining business, since 1997. Mr. Scott serves on the Board of Directors of Bank of New York, Abbott Laboratories, Accion International and the Chicago Council on Global Affairs. He also serves as a Trustee of The Conference Board. Mr. Scott received a B.S. degree in Engineering and an M.B.A. from Fairleigh Dickinson University.

DR. RON SOMMER, Principal Occupation: Retired; Formerly Chairman of the Board of Management, Deutsche Telekom AG
 Director since 2004 Age—59
Dr. Sommer was Chairman of the Board of Management of Deutsche Telekom AG, a telecommunication company, from May 1995 until he retired in July 2002. He is a director of Muenchener Rueckversicherung, AFK Sistema, Tata Consultancy Services and Weather Industries. Dr. Sommer is also a Member of the International Advisory Board of The Blackstone Group. Dr. Sommer received a Ph.D. degree in Mathematics from the University of Vienna, Austria.

JAMES R. STENGEL, Principal Occupation: President/CEO, The Jim Stengel Company, LLC
 Director since 2005 Age—53
In November 2008, Mr. Stengel founded The Jim Stengel Company, LLC, a think tank and consultancy firm focused on improving marketing through a proprietary framework. Mr. Stengel was the Global Marketing Officer of Procter & Gamble Company, a consumer products company, from 2001 until he retired in October 2008. Mr. Stengel is on the National Underground Freedom Center Board of Directors. Mr. Stengel received a B.A. degree from Franklin & Marshall College and an M.B.A. from Pennsylvania State University.

ANTHONY J. VINCIQUERRA, President and Chief Executive Officer, Fox Networks Group
 Director since 2007 Age—54
Mr. Vinciquerra is Chairman and Chief Executive Officer of Fox Networks Group, a primary operating unit of News Corporation that includes the Fox Television Network, Fox Cable Networks, FOX Sports and Fox Networks Engineering & Operations. Mr. Vinciquerra also oversees Fox Sports Enterprises, which comprises Fox’s interests in professional sports franchises like the Colorado Rockies, stadiums and leading statistical information provider STATS. A past Chairman of the National Association of Television Program Executives, he is also a director of the Boston-based Genesis Fund, the fund-raising organization of the National Birth Defects Institute, and a member of the Board of Governors of the Academy of Television Arts and Sciences. Mr. Vinciquerra received a B.A. degree from the State University of New York.

DOUGLAS A. WARNER III, Principal Occupation: Retired; Formerly Chairman of the Board, J.P. Morgan Chase & Co.
 Director since 2002 Age—62
Mr. Warner was Chairman of the Board and Co-Chairman of the Executive Committee of J.P. Morgan Chase & Co., an international commercial and investment banking firm, from December 2000 until he retired in November 2001. From 1995 to 2000, he was Chairman of the Board, President and Chief Executive Officer of J.P. Morgan & Co. He is a director of General Electric Company and is on the Board of Counselors of the Bechtel Group Inc. Mr. Warner is also Chairman of the Board of Managers and the Board of Overseers of Memorial Sloan-Kettering Cancer Center, Chairman of the Yale Investment Committee and a Trustee of Yale University. Mr. Warner received a B.A. degree from Yale University.

PROXY STATEMENT

DR. JOHN A. WHITE, Principal Occupation: Distinguished Professor of Industrial Engineering, University of Arkansas
 Director since 1995 Age—69
Dr. White is a Distinguished Professor of Industrial Engineering at the University of Arkansas. Previously, he was Chancellor of the University of Arkansas from 1997 until he retired in June 2008. Dr. White served as Dean of Engineering at Georgia Institute of Technology from 1991 to early 1997, having been a member of the faculty since 1975. He is also a director of J.B. Hunt Transport Services, Inc. and Logility, Inc. A member of the National Academy of Engineering, Dr. White received a B.S.I.E. from the University of Arkansas, an M.S.I.E. from Virginia Polytechnic Institute and State University and a Ph.D. from The Ohio State University.

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE THIRTEEN NOMINEES NAMED HEREIN AS DIRECTORS. UNLESS OTHERWISE INDICATED ON YOUR PROXY, YOUR SHARES WILL BE VOTED FOR THE ELECTION OF SUCH THIRTEEN NOMINEES AS DIRECTORS.

What if a Nominee is Unable to Serve as Director?

If any of the nominees named above is not available to serve as a director at the time of the 2009 Annual Meeting (an event which the Board does not now anticipate), the proxies will be voted for the election as director of such other person or persons as the Board may designate, unless the Board, in its discretion, reduces the number of directors.

PROXY STATEMENT

CORPORATE GOVERNANCE MATTERS

What Are the Board’s Corporate Governance Principles?

The Board has long adhered to governance principles designed to assure the continued vitality of the Board and excellence in the execution of its duties. The Board has responsibility for management oversight and providing strategic guidance to the Company. In order to do that effectively, the Board believes it should be comprised of individuals with appropriate skills and experiences to contribute effectively to this dynamic process. The Board is comprised of active and former CEOs and CFOs of major corporations and individuals with experience in high-tech fields, investment banking and academia. The Board believes that it must continue to renew itself to ensure that its members understand the industries and the markets in which the Company operates. The Board also believes that it must remain well-informed about the positive and negative issues, problems and challenges facing Motorola and its industries and markets so that the members can exercise their fiduciary responsibilities to stockholders.

Which Directors Are Independent?

On February 24, 2009, the Board made the determination, based on the recommendation of the Governance and Nominating Committee and in accordance with the Motorola, Inc. Director Independence Guidelines, that Mr. Dorman, Mr. Hambrecht, Ms. Lewent, Mr. Meister, Mr. Negroponte, Mr. Scott, Dr. Sommer, Mr. Stengel, Mr. Vinciquerra, Mr. Warner, Dr. J. White and Mr. M. White were independent during the periods in 2008 and 2009 that they were members of the Board. Mr. Brown, Dr. Jha and Mr. Zander do not qualify as independent directors since they are, or have been, employees of the Company. The Board determined on February 21, 2008 that following the completion of Mr. Meredith’s interim employment from April 1, 2007 to March 31, 2008 he would again be considered independent. See “What is Motorola’s Relationship with Entities Associated with Independent Directors?” for further details.

How Was Independence Determined?

The Motorola, Inc. Director Independence Guidelines include both the NYSE independence standards and categorical standards the Board has adopted to determine if a relationship that a Board member has with the Company is material. The categorical standards adopted by the Board are as follows:

• Contributions or payments (including the provision of goods or services) from Motorola to a charitable organization (including a foundation), a university, or other not-for-profit organization, of which a director or an immediate family member of a director (defined to include a director’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than domestic employees) who shares the director’s home) is an officer, director, trustee or employee, will not impair independence unless the contribution or payment (excluding Motorola matches of charitable contributions made by employees or directors under Motorola’s or the Motorola Foundation’s matching gift programs):
(i) is to an entity of which the director or the director’s spouse currently is an officer, director or trustee, and such person held such position at the time of the contribution,
(ii) was made within the previous three years, and
(iii) was in an amount which, in the entity’s last fiscal year prior to the year of the contribution or payment, exceeded the greater of $300,000 or 5% of such entity’s consolidated gross revenues (or equivalent measure).

• Indebtedness of Motorola to a bank or similar entity of which a director or a director’s immediate family member is a director, officer, employee or 10% Owner (as defined below) will not impair independence unless the following are applicable:
(i) the director or the director’s spouse is an executive officer of such entity or an owner who directly or indirectly has a 10% or greater equity or voting interest in such entity (a “10% Owner”) and he or she held that position at any time during the previous twelve months, and
(ii) the total amount of Motorola’s indebtedness during the previous twelve months is more than 5% of the total consolidated assets of such entity in its last fiscal year.

• Other business relationships between a director or a director’s immediate family member, such as consulting, legal or financial advisory services provided to Motorola, will not impair independence unless the following are applicable:
(i) the director or the director’s spouse is a partner, officer or 10% Owner of the

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company or firm providing such services, and he or she held such position at any time during the previous twelve months, and
(ii) the services that were provided during the previous twelve months were in an amount which, in the company’s or firm’s last fiscal year, exceeded the greater of $1 million or 2% of such company’s or firm’s consolidated gross revenues.

This categorical standard does not include business relationships with Motorola’s independent registered public accounting firm because those relationships are covered by the NYSE independence standards.

• Motorola’s ownership of voting stock of a company of which the director or the director’s immediate family member is a director, officer, employee or 10% Owner will not impair independence unless the following are applicable:
(i) the director or the director’s spouse is an executive officer of that company, and
(ii) Motorola is currently a 10% Owner of that company.

The ownership of Motorola Common Stock by a director or a director’s immediate family member will not be considered to be a material relationship that would impair a director’s independence.

When applying the NYSE independence standards and the categorical standards set forth above, “Motorola” includes Motorola, Inc. and any of its subsidiaries, and the Motorola Foundation. A complete copy of the Motorola, Inc. Director Independence Guidelines is available on the Company’s website at www.motorola.com/investor.

What is Motorola’s Relationship with Entities Associated with Independent Directors?

As previously disclosed, Thomas Meredith’s term as Acting Chief Financial Officer and Executive Vice President of Motorola ended on March 1, 2008 and, under the terms of his agreement, his employment ended on March 31, 2008. In February 2008, the Board determined that after the end of his employment Mr. Meredith’s independence under the Motorola, Inc. Independence Guidelines and the NYSE independence requirements was not impaired by his status as an employee of the Company from April 1, 2007 through March 31, 2008, because he was serving as an interim employee of the Company at the request of the Board while the Company conducted a search for a permanent chief financial officer.

As previously disclosed, Motorola and the Motorola Foundation have had various commercial and charitable relationships with the Massachusetts Institute of Technology (“MIT”) and the MIT Media Laboratory. Nicholas Negroponte is a tenured professor of MIT on leave, and formerly the Chairman of the MIT Media Laboratory, an academic and research laboratory at MIT. Judy Lewent is a life member of the MIT Corporation. Motorola and the Motorola Foundation made payments to MIT in each of the last three years significantly below the threshold described in the guidelines. Neither Mr. Negroponte nor Ms. Lewent direct the relationship nor do they vote as a member of the Motorola Board of Directors to approve MIT relationships.

All independent directors, other than William Hambrecht, Keith Meister and Ron Sommer, had relationships with entities that were reviewed by the Board under the NYSE’s independence standards and/or the Board’s categorical standards described above covering contributions or payments to charitable or similar not-for-profit organizations. In each case, the payments or contributions were significantly less than the NYSE independence standards or the categorical standards and were determined by the Board to be immaterial.

Are the Members of the Audit and Legal, Compensation and Leadership and Governance and Nominating Committees Independent?

Yes. The Board has determined that all of the members of the Audit and Legal Committee, the Compensation and Leadership Committee and the Governance and Nominating Committee are independent within the meaning of the Motorola, Inc. Director Independence Guidelines and the NYSE listing standards for independence.

Where Can I Receive More Information About Motorola’s Corporate Governance Practices?

Motorola maintains a corporate governance page on its website at www.motorola.com/investor that includes information about its corporate governance practices. The following documents are currently included on the website:

•	The Motorola, Inc. Board Governance Guidelines, the current version of which the Board adopted on November 12, 2008;

•	The Motorola, Inc. Director Independence Guidelines, the current version of which the Board adopted on September 11, 2008;

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•	The Principles of Conduct for Members of the Motorola, Inc. Board of Directors, the current version of which the Board adopted on February 12, 2007;

•	The Motorola, Inc. Code of Business Conduct, which applies to all employees;

•	The charters of the Audit and Legal Committee, Compensation and Leadership Committee and Governance and Nominating Committee, the current versions of which the Board adopted on January 29, 2009;

•	The Motorola, Inc. Restated Certificate of Incorporation, as amended through May 3, 2000; and

•	The Motorola, Inc. Amended and Restated Bylaws, the current version of which the Board adopted on August 4, 2008.

The Company intends to disclose amendments to the above documents or waivers applicable to its directors, chief executive officers, chief financial officer or corporate controller from certain provisions of its ethical policies and standards for directors and its employees, on the Motorola website. The Company will also provide you a printed copy of these documents if you contact Investor Relations, in writing at Motorola, Inc., 1303 E. Algonquin Road, Schaumburg, IL 60196 or by email at investors@motorola.com.

BOARD OF DIRECTORS MATTERS

How Often Did the Board Meet in 2008?

The Board of Directors held 15 meetings during 2008. Overall attendance at Board and committee meetings was 94%. Each incumbent director attended 81% or more of the combined total meetings of the Board and the committees on which he or she served during 2008.

How Many Directors will Comprise the Board?

The Board of Directors currently is comprised of 15 directors. Immediately following the Annual Meeting, the Board will consist of 13 directors. In the interim between Annual Meetings, the Board has the authority under the Company’s Bylaws to increase or decrease the size of the Board and to fill vacancies.

How Many Executive Sessions of the Board Were Held in 2008?

Independent directors of the Company meet regularly in executive session without management as required by the Motorola, Inc. Board Governance Guidelines. Generally, executive sessions are held in conjunction with regularly-scheduled meetings of the Board of Directors. In 2008, the non-employee members of the Board met in executive session 10 times.

Who Serves as Chairman of the Board and Presiding Director?

On March 31, 2008, the Board of Directors elected Mr. Dorman to serve as the non-executive Chairman of the Board. Mr. Dorman acts as the presiding director at meetings of the independent directors.

Will the Directors Attend the Annual Meeting?

Board members are expected to attend the Annual Meeting as provided in the Motorola, Inc. Board Governance Guidelines. With the exception of Mr. Hambrecht, all of our directors who stood for election at the 2008 Annual Meeting attended that meeting.

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What Are the Committees of the Board?

To assist it in carrying out its duties, the Board has delegated certain authority to several committees. The Board currently has the following committees: (1) Audit and Legal, (2) Compensation and Leadership, (3) Governance and Nominating, (4) Executive, and (5) Finance. Mr. Zander did not serve on any Board committee in 2008. Committee membership as of December 31, 2008 and the number of meetings of each committee during 2008 are described below:

	Audit &	Compensation &	Governance &
Non-Employee Directors	Legal	Leadership	Nominating	Executive	Finance
David W. Dorman			X	X	X
William R. Hambrecht		X
Judy C. Lewent		X		X	Chair
Keith A. Meister	X
Thomas J. Meredith					X
Nicholas Negroponte			X
Samuel C. Scott III		Chair		X
Ron Sommer	X
James R. Stengel		X
Anthony J. Vinciquerra	X
Douglas A. Warner III			Chair	X	X
John A. White	Chair			X
Miles D. White			X
Employee Directors
Gregory Q. Brown				Co-Chair
Sanjay K. Jha				Co-Chair
Number of Meetings in 2008	10	18	4	None	3

Where Can I Locate the Current Committee Charters?

Current versions of the Audit and Legal Committee charter, Compensation and Leadership Committee charter and Governance and Nominating Committee charter are available on our website at www.motorola.com/investor.

What Are the Functions of the Audit and Legal Committee?

•	Assist the Board in fulfilling its oversight responsibilities as they relate to the Company’s accounting policies, internal controls, disclosure controls and procedures, financial reporting practices and legal and regulatory compliance

•	Hire the independent registered public accounting firm

•	Monitor the qualifications, independence and performance of the Company’s independent registered public accounting firm and the performance of the Company’s internal auditors

•	Maintain, through regularly scheduled meetings, a line of communication between the Board and the Company’s financial management, internal auditors and independent registered public accounting firm

•	Oversee compliance with the Company’s policies for conducting business, including ethical business standards

•	Prepare the report of the Committee included in this Proxy Statement

What Are the Functions of the Compensation and Leadership Committee?

•	Assist the Board in overseeing the management of the Company’s human resources, including:

•	compensation and benefits programs

•	CEO performance and compensation

•	executive development and succession and diversity efforts

•	Oversee the evaluation of the Company’s senior management

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•	Review and discuss the Compensation Discussion and Analysis (“CD&A”) with management and make a recommendation to the Board on the inclusion of the CD&A in this Proxy Statement

•	Prepare the report of the Committee included in this Proxy Statement

What Are the Functions of the Governance and Nominating Committee?

•	Identify individuals qualified to become Board members, consistent with the criteria approved by the Board

•	Recommend director nominees and individuals to fill vacant positions

•	Assist the Board in interpreting the Company’s Board Governance Guidelines, the Board’s Principles of Conduct and any other similar governance documents adopted by the Board

•	Oversee the evaluation of the Board and its committees

•	Generally oversee the governance and compensation of the Board

What Are the Functions of the Executive Committee?

•	Act for the Board between meetings on matters already approved in principle by the Board

•	Exercise the authority of the Board on specific matters assigned by the Board from time to time

What Are the Functions of the Finance Committee?

•	Review the Company’s overall financial posture, asset utilization and capital structure

•	Review the need for equity and/or debt financing and specific outside financing proposals

•	Monitor the performance and investments of employee retirement and related funds

•	Review the Company’s dividend payment plans and practices

What is the Decision-Making Process to Determine Executive Compensation?

The Board has delegated to the Compensation and Leadership Committee the responsibility to oversee the programs under which compensation is paid or awarded to Motorola’s executives and to evaluate the performance of Motorola’s senior management. The specific functions of the Compensation and Leadership Committee are described in this Proxy Statement under “What Are the Functions of the Compensation and Leadership Committee?” and in the Compensation and Leadership Committee’s charter, which the Compensation and Leadership Committee and the Board periodically review and revise as necessary.

The Global Rewards department in Motorola’s Human Resources organization supports the Compensation and Leadership Committee in its work and, in some cases, acts pursuant to delegated authority from the Compensation and Leadership Committee to fulfill various functions in administering Motorola’s compensation programs.

In carrying out its duties, the Compensation and Leadership Committee has direct access to outside advisors, independent compensation consultants and others to assist them. During 2008 and 2009, the Compensation and Leadership Committee directly engaged an outside compensation consulting firm to assist them in their review of the compensation for Motorola’s executive officers.

For more information on the decisions made by the Compensation and Leadership Committee, see the “Compensation Discussion and Analysis”.

What is the Decision-Making Process to Determine Director Compensation?

The Governance and Nominating Committee recommends to the Board the compensation for non-employee directors, which is to be consistent with market practices of other similarly situated companies and is to take into consideration the impact on non-employee directors’ independence and objectivity. The Board has asked the Compensation and Leadership Committee to assist the Governance and Nominating Committee in making such recommendations. Although the charter of the Governance and Nominating Committee authorizes the Committee to delegate director compensation matters to management based on its reasonable judgment, the Committee has chosen not to delegate matters related to director compensation. Management has no role in recommending the amount or form of director compensation.

What is the Role of Independent Compensation Consultants in Executive and Director Compensation Determinations?

In accordance with the Compensation and Leadership Committee’s charter, the Committee has the sole authority, to the extent deemed necessary

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and appropriate, to retain and terminate any compensation consultants, outside counsel or other advisors, including the sole authority to approve the firm’s or advisor’s fees and other retention terms.

In accordance with this authority, in 2007, 2008 and 2009, the Compensation and Leadership Committee retained Mercer (“Mercer”) as an external independent consultant to provide insight and advice on matters regarding trends in executive compensation, relative executive pay and benefits practices, relative assessment of pay of Motorola executives to performance, and other topics as the Compensation and Leadership Committee deemed appropriate. See “Independent Consultant Review of Executive Compensation” in “Compensation Discussion and Analysis” for further details on the compensation-related elements the Compensation and Leadership Committee requested be reviewed.

In its 2007, 2008 and 2009 independent reviews of Motorola’s senior leadership team’s compensation, Mercer found that Motorola’s current executive compensation programs are fundamentally competitive and sound. The Compensation and Leadership Committee intends to engage an external independent consultant to complete an exhaustive evaluation of the Company’s executive rewards program on a periodic basis, generally every one or two years. The Compensation and Leadership Committee intends to engage an external independent consultant to review the specific compensation of the Co-CEOs and all members of the senior leadership team annually. The Compensation and Leadership Committee agreed with the Mercer studies’ conclusions that no substantive revisions to the compensation programs are required.

In 2007, the Compensation and Leadership Committee engaged Mercer to assist the Committee in its review of the compensation for Motorola’s non-employee directors. In view of the market trends outlined by Mercer, the Compensation and Leadership Committee recommended the Governance and Nominating Committee consider: (1) increasing the Audit and Legal Committee Chair annual retainer, (2) introducing stock ownership guidelines equal to four times the annual director retainer fee, and (3) making pro-rata equity grants effective upon the election of a new director to the Board if the election occurs at a time other than at the annual grant to directors.

The Governance and Nominating Committee, after reviewing and discussing these recommendations, submitted its recommendations to the Board, which adopted the compensation program currently in place for non-employee directors as described under “How Are the Directors Compensated?”

In January 2009, the Committee engaged Mercer as it has in the past to independently review our executive rewards program and the compensation of our senior leadership team, including the Named Executive Officers. Mercer’s 2009 executive compensation review studied: (1) the relationship between our actual 2007 senior executive compensation levels and the Company’s performance using available proxy data at that time, (2) the competitiveness of our target executive pay program in light of our executive compensation strategy, and (3) the competitiveness of our “pay mix”, long-term incentive compensation (“LTI”) mix, equity grants and LTI performance metrics compared to the market.

Mercer reviewed the following compensation components in its competitive assessment:

•	base salary;

•	annual bonus (target annual bonus opportunity);

•	total cash compensation (base salary + target annual bonus opportunity);

•	LTI (long-range incentive compensation target opportunity plus equity compensation); and

•	total direct compensation (total cash compensation + LTI).

Mercer relied on both published survey sources and peer company proxy data, including data from our comparator group, to determine our competitive positioning relative to the market.

Each position reviewed was matched to the market based on position, responsibility and the scope of the business for which the position was responsible.

Pay and Performance Relationship

Mercer’s study found that our compensation structure is highly leveraged so that strong Company performance leads to above-market pay and weak Company performance results in below-market pay. Mercer found that, overall, Motorola’s business-based performance on select metrics was below the 25th percentile of our peers for 2007 and approximately at the 25th percentile for the three-year period from 2005 to 2007. The metrics were:

(1)	growth: revenue growth, EBITDA growth and EPS growth;

(2)	operating performance: EBITDA per employee, EBITDA margin and net profit margin;

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(3)	return: return on assets (ROA), return on equity (ROE) and return on capital (ROC); and

(4)	shareholder value: total shareholder return (TSR), market-to-book ratio, P/E ratio and market-to-sales ratio

Mercer also found that 2007 base salaries and MIP awards for our named executive officers in the 2008 Proxy Statement were at the 25th percentile of the competitive market. Our total compensation on a present value basis (2007 base salary plus 2007 actual bonus and 2008 LTI value), was above the 25th percentile of the peer group.

2008 Target Pay Levels Relative to Market and Compensation Strategy

Mercer’s study found that:

•	Competitive benchmarking results show that our target total compensation program is generally positioned between the market median and the 65th percentile.

•	Base salaries and target annual cash compensation opportunities tend to approximate the 65th percentile.

•	Long-term incentives approximate the median for the named executive officers.

2008 Pay Mix and Program Provisions Compared to the Market

Mercer’s study found that:

•	Our total target pay mix continues to be aligned with the market, with appropriate emphasis on performance-based pay. Our LTI mix, based on actual awards granted in 2008, includes greater emphasis on the Long-Range Incentive Plan (“LRIP”) than our peers.

•	Our annual equity use (run rate) increased in 2008 and approximates the 75th percentile of our peer group. This is due in large part to a lower Motorola stock price and the issuance of special CEO equity awards.

The Committee agreed with the Mercer study’s conclusions and, as discussed below, relied on the study’s findings in setting the 2009 compensation levels for our senior leadership team.

What Role, if any, do Executive Officers Play in Determining or Recommending Executive and Director Compensation?

Motorola’s senior leadership team, comprised of the Co-CEOs and certain executives designated by the Co-CEOs, provides recommendations regarding the design of the Company’s compensation program to the Compensation and Leadership Committee. Upon Compensation and Leadership Committee approval, the senior leadership team is responsible for executing the objectives of the approved compensation program.

Each member of Motorola’s senior leadership team is ultimately responsible for approving all compensation actions for their respective organizations. When these compensation actions involve other Motorola executives, the involved senior leadership team member is accountable for ensuring adherence to all established governance procedures.

The Co-CEOs are responsible for recommending all compensation actions involving any member of the senior leadership team or officer subject to Section 16 of the Securities Exchange Act of 1934, as amended (“Section 16 Officer”), to the Compensation and Leadership Committee for its approval. The Co-CEOs take an active role in Compensation and Leadership Committee meetings at which compensation actions involving the above officers are discussed.

The Compensation and Leadership Committee directly engages an outside consulting firm, Mercer, to assist it in its review of the compensation for Motorola’s senior leadership team. Mercer also participates in certain Committee meetings.

The Global Rewards department in Motorola’s Human Resources organization, together with the Senior Vice President, Human Resources, prepares recommendations regarding each Co-CEO’s compensation and brings those recommendations to the Compensation and Leadership Committee. The Co-CEOs do not participate in the discussions regarding their compensation at Committee meetings. Mercer is also available at such meetings.

The Compensation and Leadership Committee is responsible for bringing recommended compensation actions involving each Co-CEO to the Board for its concurrence. The Compensation and Leadership Committee cannot unilaterally approve compensation changes for the Co-CEOs.

As stated above, management does not recommend or determine director compensation.

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What Are the Director Stock Ownership Guidelines?

Our Board Governance Guidelines provide that, within five years of joining the Board, directors are expected to own Motorola Common Stock with a value equivalent to at least four times the annual retainer fee for directors. For the purposes of these guidelines, Motorola Common Stock includes stock units.

How Are the Directors Compensated?

During 2008, the annual retainer fee paid to each non-employee director was $100,000. In addition: (1) the chair of the Audit and Legal Committee received an additional annual fee of $20,000; (2) the chair of the Compensation and Leadership Committee received an additional annual fee of $15,000; (3) the non-employee chairs of the other committees each received an additional annual fee of $10,000; and (4) the members of the Audit and Legal Committee, other than the chair, each received an additional annual fee of $5,000. Effective May 5, 2008, the non-employee Chairman of the Board received an additional annual fee of $280,000. The Company also reimburses its directors and, in certain circumstances, spouses who accompany directors, for travel, lodging and related expenses they incur in attending Board and committee meetings or other meetings as requested by Motorola.

A director may elect to receive a portion of his or her retainer and other fees in the form of deferred stock units up to the level of deferred stock units permitted in the Motorola Omnibus Incentive Plan of 2006.

Non-employee directors receive an annual grant of deferred stock units in the second quarter of the fiscal year. On May 6, 2008, each non-employee director received a deferred stock unit award of 11,696 shares of Common Stock. The number of deferred stock units awarded was determined by dividing $120,000 by the fair market value of a share of Common Stock on the date of grant (rounded up to the next whole number) based on the closing price on the date of grant. The deferred stock units are paid to the director in shares of Common Stock upon termination of service from the Motorola Board of Directors. Dividend equivalents are reinvested in additional deferred stock units subject to the same terms.

For a non-employee director who becomes a member of the Board of Directors after the annual grant of deferred stock units, the award will be pro-rated based on the number of months served ($10,000 per month) divided by the closing price of Motorola stock on the day of election to the Board.

As of January 1, 2006, non-employee directors are no longer eligible to participate in the Motorola Management Deferred Compensation Plan. Motorola does not currently have a non-equity incentive plan or pension plan for non-employee directors.

Non-employee directors do not receive any additional fees for attendance at meetings of the Board or its committees or for additional work done on behalf of the Board or a committee. Mr. Brown, Dr. Jha and Mr. Zander who are, or have been, employees of Motorola, receive no additional compensation for serving on the Board or its committees. Further, Mr. Meredith did not receive any additional compensation for Board service while he was Acting Chief Financial Officer.

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The following table further summarizes compensation paid to the non-employee directors during 2008 and to Mr. Zander, our former Chief Executive Officer, who served as Chairman of the Board until May 5, 2008.

Director Compensation for 2008

Change in
Pension
Value and
Fees	Nonqualified
Earned or	Stock	Deferred
Paid in	Awards($)	Option	Compensation	All Other
Name	Cash($)(1)	(2)(3)(4)	Awards($)	Earnings($)(5)	Compensation($)(6)	Total($)
(a)	(b)	(c)	(d)	(f)	(g)	(h)

Current Directors
David W. Dorman	$191,875	$171,251	$0	$0	$0	$363,126
William R. Hambrecht	0	194,997	0	0	0	194,997
Judy C. Lewent	112,500	120,001	0	0	0	232,501
Keith A. Meister	78,750	130,004	(7)	0	0	0	208,754
Nicholas Negroponte	100,000	120,001	0	0	0	220,001
Samuel C. Scott III	115,000	120,001	0	0	0	235,001
Ron Sommer	102,500	120,001	0	0	0	222,501
James R. Stengel	100,000	120,001	0	0	0	220,001
Anthony J. Vinciquerra	68,250	156,756	0	0	0	225,006
Douglas A. Warner III	110,000	120,001	0	0	5,000	(8)	235,001
John A. White	0	240,004	0	0	5,000	(8)	245,004
Miles D. White	0	219,995	0	0	5,000	(8)	224,995
Former Directors
Edward J. Zander, Former CEO and Chairman of the Board(9)	0	483,750	(10)	2,032,598	(10)	19,436	(11)	1,531,179	(12)	4,066,963

(1)	As described above, directors may elect to receive a portion of their retainer or other fees in the form of deferred stock units (“DSUs”). The amounts in column (b) are the portion of the annual retainer and any other fees the non-employee director has elected to receive in cash.

(2)	As described above, certain directors have elected to receive DSUs for a portion of their retainer or other fees. In addition, all non-employee directors received an annual grant of DSUs on May 6, 2008. Mr. Zander’s stock awards are separately discussed below. All amounts in column (c) are the amounts recognized for financial reporting purposes in connection with DSUs, calculated in accordance with revised Statement of Financial Accounting Standards No. 123R (“FAS 123R”), accounting for dividend equivalents. In the case of non-employee directors, these amounts are the same as the aggregate grant date fair value of DSUs received by each director in 2008. The number of DSUs received and the value of Motorola Common Stock on each date of grant or purchase are as follows:

	March 31 - $9.30	May 6 - $10.26		June 30 - $7.34	September 30 - $7.14	December 31 - $4.43
	Deferred	Annual Grant of		Deferred	Deferred	Deferred
Director	Stock Units	Deferred Stock Units		Stock Units	Stock Units	Stock Units

David W. Dorman	1,411	11,696		1,788	1,751	2,822

William R. Hambrecht	—	11,696		3,406	3,501	5,643

Judy C. Lewent	—	11,696		—	—	—

Keith A. Meister	—	12,671	(7)	—	—	—

Nicholas Negroponte	—	11,696		—	—	—

Samuel C. Scott III	—	11,696		—	—	—

Ron Sommer	—	11,696		—	—	—

James R. Stengel	—	11,696		—	—	—

Anthony J. Vinciquerra	988	11,696		1,252	1,287	2,074

Douglas A. Warner III	—	11,696		—	—	—

John A. White	3,226	11,696		4,087	4,202	6,772

Miles D. White	2,688	11,696		3,406	3,501	5,643

Edward J. Zander	—	—		—	—	—

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(3)	As of December 31, 2008, the aggregate equity holdings for the directors were as follows (except Mr. Zander’s Common Stock holdings are as of May 5, 2008, the last date of his service as a director):

			Deferred	Restricted		Common
Director	Options		Stock Units	Stock/RSUs		Stock

David W. Dorman	0		36,937	0		0

William R. Hambrecht	0		24,470	0		0

Judy C. Lewent	107,202		24,764	264		47,604

Keith A. Meister	0		12,880	0		0

Nicholas Negroponte	107,202		24,765	0		47,863

Samuel C. Scott III	107,202		31,549	12,177		16,500

Ron Sommer	15,000		24,765	0		3,043

James R. Stengel	15,000		24,765	0		7,305

Anthony J. Vinciquerra	0		23,947	0		600

Douglas A. Warner III	65,292		30,708	0		24,552

John A. White	56,910		54,738	0		42,273

Miles D. White	0		51,876	0		2,000

Edward J. Zander	5,220,480	*	0	177,434	*	512,524

*	These equity holdings are as of December 31, 2008. Pursuant to Mr. Zander’s Retirement Term Sheet, unvested equity after January 5, 2009 was forfeited.

(4)	Certain de minimis amounts (less than $50) were paid in cash in lieu of fractional shares.

(5)	There were no above market earnings in 2008 under the Motorola Management Deferred Compensation Plan. As of January 1, 2006, new non-employee directors were not eligible to participate in the plan. Mr. Zander participated in the plan. Dr. J. White is the only non-employee director who participates in the plan.

(6)	Other than for Mr. Zander, the aggregate amount of perquisite and personal benefits, securities, or property given to each named director valued on the basis of aggregate incremental cost to the Company was less than $10,000.

(7)	Mr. Meister was appointed to the Board effective April 7, 2008 and as such he did not receive a DSU award in May 2007, nor did he receive a retainer fee for the first quarter of 2008. In May 2008, in addition to the annual grant of 11,696 DSUs made to all non-employee directors at the time, Mr. Meister was granted a pro rata DSU award of 975 DSUs for his service from April 7, 2008 to May 6, 2008.

(8)	These amounts represent matching gift contributions made by the Motorola Foundation at the request of the director to charitable institutions in the name of the respective director pursuant to the Company’s charitable matching gift program that is available to all U.S. employees and directors.

(9)	As previously disclosed, Mr. Zander ceased to be the CEO of the Company on December 31, 2007 and continued to serve as the Chairman of the Board until the May 5, 2008 Annual Meeting at which time he did not stand for re-election. Mr. Zander remained an employee of the Company until January 5, 2009 in the non-officer position of Strategic Advisor to the CEO.

(10)	These amounts reflect the actual dollar amounts recognized for financial statement reporting purposes in accordance with FAS 123R for the fiscal year ended December 31, 2008 and thus includes amounts from awards granted prior to 2008. Pursuant to Mr. Zander’s retirement term sheet dated November 29, 2007, his equity awards continued to vest through January 5, 2009 while he remained Strategic Advisor to the CEO. Pursuant to Mr. Zander’s retirement term sheet, equity awards that were not vested on or before January 5, 2009 were forfeited. Mr. Zander’s option expense for 2008 accounts for future expected forfeitures.

(11)	This is the aggregate change in present value from December 31, 2007 to December 31, 2008 of Mr. Zander’s benefits under the Motorola, Inc. Pension Plan of $3,279 and under the Motorola Supplementary Pension Plan of $16,157.

(12)	This amount consists of: (i) compensation of $1,500,000 as Strategic Advisor to the CEO pursuant to his retirement term sheet, (ii) Company perquisite costs for Mr. Zander of $24,279 for financial planning, relocation benefits, personal use of Company aircraft and income imputed for guest attendance at a Company event, and (iii) Company contributions to the 401(k) Plan in the amount of $6,900.

Director Retirement Plan and Insurance Coverage

In 1996, the Board terminated its retirement plan. In 1998, Ms. Lewent, Mr. Negroponte, Mr. Scott and Dr. J. White, the only current directors with interests in the plan at the time of termination, converted their accrued benefits in the retirement plan into shares of restricted Common Stock. They may not sell or transfer these shares and these shares are subject to repurchase by Motorola until such directors are no longer members of the Board because either: (1) they do not stand for re-election or are not re-elected, or (2) their disability or death. Accordingly, there are no current non-employee directors entitled to receive payment of retirement benefits.

PROXY STATEMENT

Non-employee directors are covered by insurance that provides accidental death and dismemberment coverage of $500,000 per person. The spouse of each such director is also covered by such insurance when traveling with the director on business trips for the Company. The Company pays the premiums for such insurance. The total premiums for coverage of all such non-employee directors and their spouses during the year ended December 31, 2008 was $2,660.

Related Person Transaction Policy and Procedures

The Company has established written policies and procedures (the “Related Person Transaction Policy” or the “Policy”) to assist it in reviewing transactions in excess of $120,000 (“Transactions”) involving Motorola and its subsidiaries (collectively, the “Company”) and Related Persons (as defined below). This Policy supplements the Company’s other conflict of interest policies set forth in the Principles of Conduct for Members of the Motorola, Inc. Board of Directors and the Motorola Code of Business Conduct for employees and its other internal procedures. A summary description of the Related Person Transaction Policy is set forth below.

For purposes of the Related Person Transaction Policy, a Related Person includes the Company’s directors, director nominees and executive officers since the beginning of the Company’s last fiscal year, beneficial owners of 5% or more of any class of the Company’s voting securities (“5% Holder”) and members of their respective Immediate Family (as defined in the Policy).

The Policy provides that any Transaction since the beginning of the last fiscal year is to be promptly reported to the Company’s General Counsel. The General Counsel will assist with gathering important information about the Transaction and present the information to the applicable Board committee responsible for reviewing the Transaction. The appropriate Board committee will determine if the Transaction is a Related Person Transaction and approve, ratify or reject the Related Person Transaction. In approving, ratifying or rejecting a Related Person Transaction, the applicable committee will consider such information as it deems important to conclude if the transaction is fair to the Company. The Governance and Nominating Committee will make all determinations regarding transactions involving a director or director nominee. The Audit and Legal Committee will make all determinations involving an executive officer or 5% Holder.

The Company had no Related Person Transactions in 2008.

What is the Process for Identifying and Evaluating Director Candidates?

As stated in the Motorola, Inc. Board Governance Guidelines, when selecting directors, the Board and the Governance and Nominating Committee review and consider many factors, including: experience in the context of the Board’s needs; leadership qualities; diversity; ability to exercise sound judgment; existing time commitments; years to retirement age; and independence. It also considers ethical standards and integrity.

The Governance and Nominating Committee will consider nominees recommended by Motorola stockholders provided that the recommendation contains sufficient information for the Governance and Nominating Committee to assess the suitability of the candidate, including the candidate’s qualifications. Candidates recommended by stockholders that comply with these procedures will receive the same consideration that candidates recommended by the Committee and management receive.

The Governance and Nominating Committee considers recommendations from many sources, including members of the Board, management and search firms. From time-to-time, Motorola hires global search firms to help identify and facilitate the screening and interview process of director candidates. The search firm screens candidates based on the Board’s criteria, performs reference checks, prepares a biography for each candidate for the Committee’s review and helps set up interviews. The Committee and the Chairman of the Board conduct interviews with candidates who meet the Board’s criteria. The Committee has full discretion in considering its nominations to the Board.

PROPOSAL NO. 2

TO APPROVE AN AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO CHANGE THE PAR VALUE OF THE COMPANY’S COMMON STOCK FROM $3.00 PER SHARE TO $0.01 PER SHARE

The Board of Directors has approved, and recommends that the stockholders approve, an amendment to Article 4 of the Company’s Restated Certificate of Incorporation to change the par value of the Company’s Common Stock from $3.00 per share to $0.01 per share.

PROXY STATEMENT

The change to “$0.01 par value” Common Stock will have no impact on the value of the Company’s stock or the rights of its stockholders. It will, however, provide the Company with additional flexibility in utilizing its shares of Common Stock for various corporate purposes.

Par value is used to designate the lowest value for which a company can sell its shares and to value the shares on a company’s balance sheet. Historically, the concept of par value was to protect creditors and senior security holders by ensuring that when issuing its own shares a company received at least par value as consideration for the shares. As markets have become more liquid, with stock prices responding more rapidly to market developments, par value has become a generally outdated concept. Instead, for public companies like Motorola, the market sets the price at which stock may be issued or otherwise sold. For these reasons, the vast majority of companies today set their par value at $0.01 per share or even less.

Because of the Company’s current $3.00 par value and, in particular, the proximity of this par value to recent market trading prices for the Company’s Common Stock, the Company’s ability to issue stock, declare cash or stock dividends, or repurchase stock, could be hampered. The change in par value to $0.01 per share will give the Company greater flexibility for structuring future transactions and making future financial decisions.

The change in the par value of the Company’s stock from $3.00 per share to $0.01 per share will have no effect on the dollar amount of the Company’s total shareholders’ equity. If the change is approved, the Common Stock account on the Company’s balance sheet at $3 per share will be reduced to reflect the product of the number of shares outstanding and the new par value of $0.01 per share. The difference will be transferred to the capital surplus account.

The change in par value also will not change the number of authorized common shares. There will remain 4.2 billion authorized common shares, of which approximately 2,276,939,837 were outstanding on March 9, 2009. The change in par value will also have no impact on outstanding Company-issued stock options or restricted stock units.

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO CHANGE THE PAR VALUE OF THE COMPANY’S COMMON STOCK FROM $3 PER SHARE TO $0.01 PER SHARE. UNLESS OTHERWISE INDICATED ON YOUR PROXY, YOUR SHARES WILL BE VOTED FOR THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO CHANGE THE PAR VALUE OF THE COMPANY’S COMMON STOCK FROM $3 PER SHARE TO $0.01 PER SHARE.

PROPOSAL NO. 3

AMENDMENT TO EXISTING EQUITY PLANS TO PERMIT A ONE-TIME STOCK OPTION EXCHANGE PROGRAM FOR EMPLOYEES (EXCLUDING EXECUTIVE OFFICERS AND DIRECTORS)

We are seeking stockholder approval of amendments to our existing equity plans (as described below) to allow for a one-time Stock Option Exchange Program (the “Program”). Under the Program, eligible employees would be permitted to exchange outstanding stock options granted prior to June 1, 2007, expiring after December 31, 2009 and with exercise prices equal to or greater than $12.00 per share (the “Eligible Options”), or higher, if the 52-week stock price high exceeds $12.00 at the start date of the Program, for a lesser number of stock options (the “Replacement Options”) or restricted stock units (the “Replacement RSUs” and collectively, “Replacement Awards”) to be granted following the expiration of a tender offer to be made to eligible employees. In no event will we include outstanding options with exercise prices that are below the 52-week stock price high. Our directors and executive officers (as defined under Rule 3b-7 of the Securities Exchange Act of 1934, as amended (“Exchange Act”)) and members of the Motorola senior leadership team are not eligible to participate in the Program.

As a result of the financial performance of our Mobile Devices business, Motorola has had substantial operating losses over the last two years, contributing to a decline in our stock price. Factors contributing to the Mobile Devices’ financial results include limited product offerings in certain market segments, particularly 3G devices, including smartphones, as well as very low-tier products. More recently, there has been additional pressure on the share price due in part to several factors beyond the control of our employees and our current senior leadership team. Our Mobile Devices business has been adversely impacted by slowing consumer demand, lengthening replacement cycles, and reduced purchasing power in certain foreign countries associated with the ongoing global economic

PROXY STATEMENT

recession. Our Broadband Mobility Solutions business has performed well in recent years, but is now under increasing pressure as the recession impacts enterprise and government spending globally.

Our Co-CEOs, both of whom assumed their current roles in 2008, have taken several actions to address the unprecedented economic environment, as well as the challenges facing our Mobile Devices business. Specifically, in late 2008 and early 2009 we announced significant actions to accelerate the consolidation of our product platforms in our Mobile Devices business, and have refocused our investment and market priorities. These efforts will result in a leaner organization with a more competitive and cost-effective product portfolio. Additionally, we are making good progress in developing important new smartphones for 2009 and are pleased with the positive response from our customers to these new devices. Finally, we announced significant cost-reduction actions in late 2008 and in early 2009 across all of our businesses.

To date, we believe all of these actions, especially those related to Mobile Devices, have been positively received by the investment community as the right actions to take. We also believe that investors see our Broadband Mobility businesses as healthy, viable, and well-managed businesses with good long-term prospects. Despite these perspectives, and with the continuing challenges in the economic environment, an anticipated rebound has not occurred. As a result, the majority of the stock options currently held by our employees have exercise prices significantly above our current stock price.

The Program is structured as a value-for-value exchange. The Replacement Awards would be targeted at providing value that is, in the aggregate, not greater than the fair value of the exchanged options. This means that the employees who participate in the Program are expected to receive a number of Replacement Awards with an aggregate value that does not exceed the aggregate value of the options surrendered in the exchange. The Program is intended to encourage retention and build engagement among Motorola employees, in a manner that is substantially cost neutral and simple to communicate and implement.

Background

Our equity compensation programs are designed to attract, retain, and motivate the right people, in the right places, at the right time. Approximately 30,000 Motorola employees worldwide—about half of our workforce—participate in our equity grants, which are typically made in May of each year. Prior to 2008, stock options were the primary form of equity compensation granted to employees. As a result, as of February 27, 2009, approximately 226,293,294 options are outstanding to approximately 31,000 optionees. These options were granted under the Motorola Omnibus Incentive Plan of 2006 (the “2006 Plan”) and under the following prior plans which were merged into the 2006 Plan: the Motorola Omnibus Incentive Plan of 2003 (the “2003 Plan”), the Motorola Omnibus Incentive Plan of 2002 (the “2002 Plan”), the Motorola Omnibus Incentive Plan of 2000 (the “2000 Plan”), the Motorola Amended and Restated Incentive Plan of 1998 (the “1998 Plan”) (collectively, the “Prior Plans”) and the Motorola Compensation/Acquisition Plan of 2000 (the “C/A Plan” and, collectively, with the 2006 Plan and the Prior Plans, the “Equity Plans”).

Over the past three years, Motorola’s stock price has declined significantly, which has had a negative impact on our ability to retain and motivate employees through the use of stock options. As of February 27, 2009, the closing price of our common stock on the New York Stock Exchange was $3.52 and nearly 100% of our outstanding options were underwater. Approximately 53.1% of the stock options held by employees as of that date had exercise prices equal to or greater than $12.00 per share, were granted prior to June 1, 2007, and will expire after December 31, 2009.

The sustained decline in the price of Motorola stock has significantly weakened the retention value of a major component of employee compensation. Because such a large number of our outstanding options have exercise prices well above the current stock price, many employees believe their options are of little or no value. These options are no longer an effective means of retaining our key talent, but we will continue to recognize the compensation expense of these options as they are likely to remain unexercised until they expire. In addition, in our current economic climate, using cash compensation to improve the retention impact of our compensation programs is not desirable.

Benefits to Stockholders

We believe that our stockholders will benefit from the Program, as it will drive improved retention and engagement among a significant portion of our workforce, at substantially no change in cost. In an economic climate where we have recently made difficult decisions to suspend merit increases in many countries, freeze the U.S. defined benefit pension plan, and suspend the Company match in the U.S. 401(k), we feel the Program would improve retention and engagement through a

PROXY STATEMENT

balanced approach that meets both employee and stockholder interests.

By structuring the Program as a value-for-value exchange, Motorola would restore economic value to the options held by employees, while not creating material additional compensation expense to Motorola. In addition, the Program will reduce outstanding stock option overhang and avoid the potential dilutive effects that would be associated with granting new options to supplement, rather than replace, outstanding options. Finally, Motorola is aware that stockholders generally do not believe that senior executives and directors should benefit from an option exchange program. Accordingly, directors, executive officers and members of the Motorola senior leadership team will not be eligible to participate in the Program.

We believe the Program would be beneficial to stockholders by cancelling a large number of outstanding options and issuing new options in their place. This allows Motorola to avoid potential additional dilution to our stockholders’ interests, while also allowing Motorola to recapture the value of compensation costs already being incurred for underwater options. Prior to January 1, 2006, the Company applied the intrinsic value method to all share-based compensation. On January 1, 2006, the Company began using FAS 123R for share-based compensation. Using these methods, we are required to recognize $910 million (net of forfeitures) in compensation expense relating to the Eligible Options, of which $769 million has already been recognized. The remaining $141 million would have to be recognized even if those outstanding awards are never exercised because they are underwater.

Benefits to Employees

The Program would benefit our employees by providing a renewed stake in the future success of Motorola. The Replacement Options would have a new exercise price that reflects Motorola’s stock price at the time the Program is completed. However, because the Program is structured as a value-for-value exchange, eligible employees who participate in the Program would receive a smaller number of Replacement Awards than those that are surrendered. The Replacement Awards also would carry a new vesting schedule, which will foster retention by requiring employees to continue employment in order to realize the value of the new awards.

If our stockholders do not approve the amendments to the Equity Plans authorizing the Program, Eligible Options will remain outstanding and in effect in accordance with their existing terms. We will continue to recognize compensation expense for these Eligible Options, even though the Eligible Options may have little or no retention or incentive value.

Overview of the Option Exchange Program

If stockholders approve the requisite amendments to our Equity Plans, the Compensation and Leadership Committee (the “Compensation Committee”) of the Company’s Board of Directors will determine the date upon which the Program will begin. At that time, Motorola will file written materials relating to the Program with the United States Securities and Exchange Commission (the “SEC”) as part of a tender offer statement on Schedule TO. Should Motorola’s stock price increase significantly, the Company will reassess the advisability of implementing the Program. After we file materials with the SEC, we will send to eligible employees written materials explaining the precise terms and timing of the Program. Documents filed relating to the Program will be available to the public, including eligible employees, at www.sec.gov.

Under the terms of the Program, eligible employees who elect to participate would surrender Eligible Options they currently hold, and in return would receive new Replacement Awards under the 2006 Plan. Motorola is not taking advantage of very recent declines in stock price. Therefore, Motorola is not including any recent stock option grants in its option exchange program. Specifically, Motorola will not include any stock option grants made on or after June 1, 2007. In some non-U.S. jurisdictions, Eligible Options may be exchanged for a lesser number of Replacement RSUs granted under the 2006 Plan, based on local regulatory, tax, accounting or administrative considerations. The number of Replacement Awards that would be received will be determined by an exchange ratio approved by the Compensation Committee after stockholder approval of the Program, based on the price of Motorola stock at the time the Program is initiated, and the exercise price and remaining term of the Eligible Options. Avoiding significant incremental expense will be a significant factor in determining the exchange ratio. In all cases, the number of Replacement Awards received will be fewer than the number of Eligible Options surrendered.

Based on a $3.678 stock price at the time of the exchange (using the 10-day average stock price close as of February 27, 2009), the exchange ratio for the Replacement Options would vary from 2-to-1 to 77-to-1 and the exchange ratio for the Replacement RSUs would vary from 4.5-to-1 to 165.5-to-1, depending on the exercise price and remaining term

PROXY STATEMENT

of the eligible options. The actual exchange ratios will be established at the time the Program is initiated and will not include outstanding options that have an exercise price below the 52-week stock price high.

As of December 31, 2008, there were approximately 228,145,000 options and 32,230,000 shares underlying other types of stock awards outstanding under the Equity Plans. Dividend equivalents are not permitted on stock options or SARs. Of the outstanding options, up to 120,193,022 (or 52.7%) would be eligible for exchange under the proposed Program. If all of the Eligible Options were exchanged for Replacement Options at the estimated exchange ratios described below, the number of Replacement Options granted would be 34,131,051. If all of the Eligible Options that have currently been deemed eligible for Replacement RSUs were exchanged at the estimated exchange ratios described below, the number of Replacement RSUs granted would be 28,779.

Up to 52 million of the shares underlying Eligible Options that are surrendered under the Program would be returned to the 2006 Plan and would be eligible for future awards under the 2006 Plan.

The actual number of Eligible Options will depend on the number of countries where we determine it to be practical and desirable to offer the Program.

For example purposes, after the exchange (assuming all Eligible Options are tendered and without including any grants after December 31, 2008), there will be 124,200,000 shares available for grant (72,200,000 shares available for grant as of December 31, 2008 plus 52,000,000 shares returned to the plan), 142,083,029 options and SARs outstanding (228,145,000 as of December 31, 2008 less 120,193,022 tendered options plus 34,131,051 options granted as part of the exchange) and 32,258,779 full value awards outstanding (32,230,000 as of December 31, 2008 plus 28,779 granted as part of the exchange). These outstanding options and SARs would have a weighted average exercise price of $12.53 and a weighted average remaining term of 6 years. Please see the table below for a side-by-side comparison of before and after the exchange:

	As of
	December 31,	After the
	2008 (rounded)	Exchange

Shares Available For Grant	72,200,000	124,200,000

Stock Options and SARs Outstanding	228,145,000	142,083,029

Weighted Average Exercise Price	$17.00	$12.53

Weighted Average Remaining Term	6 years	6 years

Full Value Awards Outstanding	32,230,000	32,258,779

Total Outstanding	260,375,000	174,341,808

Detailed Description of the Option Exchange Program

Timing

If the proposed amendments to the Equity Plans are approved by the stockholders, upon approval of the specific terms of the Program by the Compensation Committee, we will file an Offer of Exchange with the SEC. We will then distribute the Offer of Exchange to eligible employees and initiate the exchange period. Eligible employees will be given at least 20 business days from the date the Program is initiated to elect to exchange any or all of their Eligible Options for Replacement Awards. We expect to implement the Option Exchange Program as soon as administratively possible after stockholder approval on May 4, 2009, but in any event it will be implemented no later than 12 months following the date stockholders approve the proposed amendments to the Equity Plans.

Eligible Employees

The Program would be open to all of our employees worldwide who are employed at the beginning and the end of the exchange period and on the new option grant date, and who hold Eligible Options, except for the following:

(1)	Members of our Board of Directors;

(2)	Executive Officers and members of our Senior Leadership Team; and

(3)	Employees located in countries where we determine that it is neither practical nor desirable to offer the Program.

We intend to make the Program available to our employees who are located outside of the United States, where permitted by local law and where we determine it would be practicable to do so. It is possible that we would need to make modifications to the terms of the Program offered to employees in countries outside the United States either to comply with local requirements, or for tax or accounting reasons. In addition, we may exclude employees in certain non-U.S. jurisdictions from the Program if local law, expense, complexity, administrative burden or similar considerations would make their participation illegal, infeasible or impractical. The tax consequences for participating non-U.S. employees may differ from the U.S. federal income tax consequences.

Up to 30,000 employees would be eligible for the Program. The Program will not be made available to former employees or retirees.

Replacement Awards

Replacement Options would be used for eligible employees located in the United States and are

PROXY STATEMENT

anticipated to be used in most of the countries with eligible employees covered by the Program. It is possible that certain terms of the Program may need to be modified in countries outside the United States in order to comply with local requirements, or for tax, accounting or administrative reasons. This could include, in some countries, the offering of Replacement RSUs (instead of Replacement Options) in exchange for Eligible Options.

Exchange Ratios

The number of Eligible Options that an eligible employee must surrender to obtain Replacement Awards is called the Exchange Ratio. The Exchange Ratio will, in all cases, require an employee to exchange a larger number of Eligible Options for a smaller number of Replacement Awards. The Exchange Ratio will be determined by the Compensation Committee prior to the commencement of the Program, and will be based on the exercise price and the remaining term of the Eligible Option. The options subject to the Program will be valued using the Black-Scholes option pricing model. The model uses the following variables: stock price volatility, risk free interest rates, option term, option exercise price, dividend yield and stock price on the date of grant.

Based on a $3.678 stock price at the time of the exchange (using the 10-day average stock price close as of February 27, 2009), the exchange ratios of surrendered Eligible Options to new Replacement Options would vary from 2-to-1 to 77-to-1 and the exchange ratio for the Replacement RSUs would vary from 4.5-to-1 to 165.5-to-1.

STOCK OPTION EXCHANGE RATIOS

The table below displays the Replacement Option exchange ratios for our estimated number of outstanding eligible options. The actual number of Eligible Options may vary based on the determination of eligibility for employees who are located outside of the United States.

The Program is structured as a value-for-value exchange. The Replacement Options would be targeted at providing value that is, in the aggregate, not greater than the fair value of the exchanged options. The majority of the Eligible Options have a remaining term that is greater than the 5-year term of the Replacement Options and have a weighted average remaining term of approximately 5.72 years.

					Weighted	Exchange
				Weighted	Average	Ratio
			Number	Average	Remaining	(Eligible
	Remaining		of	Exercise Price	Life	Options
	Term	Exercise	Outstanding	of	of	to
	Range	Price	Eligible	Eligible	Eligible	Replacement
Tier	(As of June 1, 2009)	Range	Awards	Options	Awards	Options)

Tier 1	Less than 2 years	$12.00 to $14.99

	2.00 to 3.99 years	$12.00 to $19.99	29,247,694	$22.78	3.75	9-to-1

	5.00 to 5.99 years	$35.00 and above

Tier 2	4.00 to 4.99 years	$12.00 to $19.99

	5.00 to 5.99 years	$12.00 to $19.99	63,782,502	$17.76	5.87	3.5-to-1

	6.00 to 7.99 years	$20.00 to $29.99

Tier 3	6.00 to 7.99 years	$15.00 to $19.99	25,271,506	$17.74	7.92	2-to-1

	8.00 to 10.00 years	$15.00 to $19.99

Tier 4	Less than 2 years	$15.00 and above	1,692,635	$29.55	1.12	77-to-1

	2.00 to 3.99 years	$35.00 and above

For purposes of example only, if a participant exchanged two grants of Eligible Options, one grant of 500 options falling in the Tier 1 category and one grant of 500 options falling in the Tier 3 category, the Replacement Option grant would be a total of 305 new stock options. The new options would have an exercise price equal to the closing price of Motorola Common Stock on the grant date, vest 50% per year at the first and second anniversary of the grant, and would have a term of 5 years. Below is an example of the calculation:

	Tier 1		Tier 3
Existing Eligible Options	500		500
Exchange Ratio Based On Tier	9-to-1		2-to-1
New, Exchanged Options	55		250	divide Eligible Options by exchange ratio, rounded down
Replacement Option Grant		305		55 + 250

The same methodology used to determine the exchange ratios in the above example will be used to determine the actual exchange ratios under the Program.

RESTRICTED STOCK UNIT EXCHANGE RATIOS

The table below displays the Replacement RSU exchange ratios for our estimated number of outstanding eligible options that have been deemed eligible for Replacement RSUs. The actual number of Eligible Options eligible for Replacement RSUs may vary based on the determination of eligibility for employees who are located outside of the United States.

The Program is structured as a value-for-value exchange. The Replacement RSUs would be targeted at providing value that is, in the aggregate, not greater than the fair value of the exchanged options.

PROXY STATEMENT

				Weighted	Weighted	Exchange
				Average	Average	Ratio
			Number	Exercise	Remaining	(Eligible
	Remaining		of	Price	Life	Options
	Term	Exercise	Outstanding	of	of	to
	Range	Price	Eligible	Eligible	Eligible	Replacement
Tier	(As of June 1, 2009)	Range	Awards	Options	Awards	Options)

Tier 1	Less than 2 years	$12.00 to $14.99

	2.00 to 3.99 years	$12.00 to $19.99	34,816	$21.35	3.66	20-to-1

	5.00 to 5.99 years	$35.00 and above

Tier 2	4.00 to 5.99 years	$15.00 to $19.99	112,981	$17.98	5.96	7-to-1

	6.00 to 7.99 years	$20.00 to $24.99

Tier 3	6.00 to 7.99 years	$15.00 to $19.99	48,990	$17.70	7.94	4.5-to-1

Tier 4	Less than 2 years	$15.00 and above	1,898	$33.37	0.86	165.5-to-1

For purposes of example only, if a participant exchanged two grants of Eligible Options, one grant of 500 options falling in the Tier 1 category and one grant of 500 options falling in the Tier 3 category, the Replacement RSU grant would be a total of 136 new RSUs that vest 50% per year at the first and second anniversary of the grant. Below is an example of the calculation:

	Tier 1		Tier 3
Existing Eligible Options	500		500
Exchange Ratio Based On Tier	20-to-1		4.5-to-1
New, Exchanged RSUs	25		111	divide Eligible Options by exchange ratio, rounded down
Replacement RSU Grant		136		25 + 111

The same methodology used to determine the exchange ratios in the above example will be used to determine the actual exchange ratios under the Program.

Participation

Participation in the Program is voluntary. Under the Program, eligible employees will have the choice, on a grant by grant basis, to exchange any or all of their Eligible Options. However, eligible employees would not be permitted to exchange a portion of a single option grant for Replacement Awards; but rather would be required to exchange all or none of the Eligible Options within a single grant.

Vesting, Term and Other Provisions of Replacement Awards

The Replacement Awards would be subject to a new vesting schedule and would be unvested at the time of grant, regardless of whether the Eligible Options exchanged were partly or wholly vested. The Replacement Awards would vest 50% per year on the first and second anniversary of the grant, and Replacement Options would have a term of 5 years. At the time the Program is initiated, the Eligible Options that are expected to be eligible for Replacement Awards will have a weighted average remaining vesting period of approximately 6.81 months and a weighted average remaining term of approximately 5.72 years.

The 5-year term of the Replacement Options is shorter than the weighted average remaining term of the Eligible Options that are expected to be eligible for Replacement Awards. Additionally, the vesting period of the Replacement Awards is longer than the weighted average remaining vesting period of the Eligible Options that are expected to be eligible for Replacement Awards.

The other terms and conditions of the Replacement Awards would be governed by the 2006 Plan and would be outlined in an award agreement to be entered into as of the grant date.

Cancellation of Surrendered Eligible Options

All surrendered options would be cancelled at the time of the proposed exchange. Up to 52 million of the shares underlying Eligible Options that are surrendered under the Program would be returned to the 2006 Plan and would be eligible for future awards under the 2006 Plan. Eligible Options that are not surrendered will not be affected and will remain exercisable according to their original terms.

Accounting Treatment

The Program will be accounted for under Statement of Financial Accounting Standards No. 123 (revised), Share-Based Payment (FAS 123R). Under these rules, the exchange of options will be characterized as a modification of the exchanged options. Any difference between the fair value of the new Replacement Awards over the fair value of the exchanged options at the time of the exchange will result in a modest additional compensation expense. The actual amount of the compensation expense will depend on participation levels and on the exchange ratios, Black-Scholes values, and vesting schedules established at the time of the exchange. We do not expect the additional compensation expense, if any, to be material to Motorola.

U.S. Federal Income Tax Consequences

The exchange of Eligible Options should be treated as a non-taxable exchange and neither Motorola nor our employees should recognize any income for U.S. federal income tax purposes upon the grant of the Replacement Options. However, the tax consequences for participating non-U.S. employees may differ from U.S. federal income tax consequences.

Potential Modification to Terms to Comply with Governmental Requirements

If the Company commences the Program, the terms of the Program will be described in a

PROXY STATEMENT

Schedule TO that will be filed with the SEC before or concurrent with the initiation of the exchange period. Although we do not expect the SEC to require any modifications, it is possible that we would need to alter the terms of the Program to comply with comments from the SEC. In addition, we intend to make the Program available to certain employees located outside the United States, where permitted by local law and where we determine it would be practical and desirable to do so. It is possible that we would need to make modifications to the terms offered to employees in countries outside the United States either to comply with local requirements, or for tax or accounting reasons. Motorola also reserves the right to not implement the Program in any country where it would be impractical or inadvisable to do so.

Effect on Stockholders

Although we are unable to predict the precise impact of the Program on our stockholders because we are unable to predict how many or which employees will exchange their eligible awards, we have designed the Program in a manner intended to ensure that the value of the equity granted in the Program is no greater than the value of the eligible awards surrendered. The Program is intended to restore competitive and appropriate equity incentives for our employees, reduce our existing overhang and recapture value for compensation expense already being incurred.

Text of Amendment of Existing Plans

In order to permit the Company to implement the Program in compliance with its Equity Plans and applicable New York Stock Exchange listing rules, the Compensation Committee recommended and the Board approved amendments to the Company’s Equity Plans, subject to approval of the amendments by the Company’s stockholders. The Company is seeking stockholder approval to amend each of the Company’s Equity Plans to allow for the Program. The amendments permitting the exchange of Stock Options (as defined below) would replace the last sentence of Section 6 of the 2006 Plan, the 2003 Plan, the 2002 Plan, the 2000 Plan and the C/A Plan and Section 5 of the Restated 1998 Plan, respectively. By amending the Restated 1998 Plan, the amendment will be inserted as a new sentence in place of the last clause of Section 13.3 of the Company’s 1998 Incentive Plan (the Restated 1998 Plan prior to its amendment and restatement) (“1998 Plan”), and will become a term of the stock options which remain outstanding under the 1998 Plan. The amendment will read as follows:

Notwithstanding any other provision of the Plan to the contrary, upon approval of the Company’s stockholders, the Committee may provide for, and the Company may implement, a one time only option exchange offer, pursuant to which certain outstanding Stock Options could, at the election of the person holding such Stock Option, be tendered to the Company for cancellation in exchange for the issuance of a lesser amount of Stock Options with a lower exercise price, or other equity benefit as approved by the Committee, provided that such one time only option exchange offer is implemented within twelve months of the date of such stockholder approval.

Summary of the 2006 Plan

The following is a summary of the material terms of the 2006 Plan as proposed to be amended and is qualified in its entirety by reference to the 2006 Plan that was filed electronically with this Proxy Statement with the Securities and Exchange Commission. Such text is not included in the printed version of this proxy statement. A copy of the 2006 Plan is available from the Company’s Secretary at the address on the cover of this document.

The 2006 Plan permits awards of Stock Options, Stock Appreciation Rights (“SARs”), Restricted Stock and Restricted Stock Units, Deferred Stock Units, Performance Shares, Performance Cash Awards, Annual Management Incentive Awards, and other Stock Awards and Cash Awards as defined and described below.

Awards and grants under the 2006 Plan are referred to as “Benefits.” Those eligible for Benefits under the 2006 Plan are referred to as “Participants.” Participants include all employees and non-employee directors of the Company and employees of any subsidiary in which the Company owns a 50% or greater interest which the Company consolidates for financial reporting purposes.

Shares Available for Issuance

The total number of shares reserved for issuance under the 2006 Plan after the merger of the Prior Plans was approximately 140.5 million shares (based upon 80 million shares reserved for issuance under the 2006 Plan and approximately 60.5 million shares available under the Prior Plans as of April 30, 2006), plus any shares that became available for issuance pursuant to the reusage provisions discussed below.

PROXY STATEMENT

Administration and Eligibility

The 2006 Plan is administered by the Compensation Committee. The Compensation Committee approves the aggregate Benefits and the individual Benefits for most senior elected officers and non-employee directors. The Compensation Committee delegates some of its authority under the 2006 Plan in accordance with the terms of the 2006 Plan.

No Participant may receive in any calendar year: (i) Stock Options relating to more than 3 million shares, (ii) Restricted Stock or Restricted Stock Units relating to more than 1.5 million shares, (iii) SARs relating to more than 3 million shares, (iv) Performance Shares relating to more than 1.5 million shares, or (v) Deferred Stock Units relating to more than 50,000 shares. No non-employee director may receive in any calendar year: (i) Stock Options relating to more than 50,000 shares, or (ii) Deferred Stock Units relating to more than 50,000 shares. (Each of the above limits is subject to the adjustment provisions discussed below).

Benefits

Stock Options

Grants of Options

The Compensation Committee is authorized to grant Stock Options to Participants (“Optionees”), which may be either Incentive Stock Options (“ISOs”) or Nonqualified Stock Options (“NSOs”). NSOs and ISOs are collectively referred to as “Stock Options”. The exercise price of any Stock Option must be at least equal to the fair market value of the shares on the date of the grant. At the time of grant, the Compensation Committee in its sole discretion will determine when Options are exercisable and when they expire, provided the term cannot exceed 10 years.

For purposes of the 2006 Plan, fair market value shall be determined in such manner as the Compensation Committee may deem equitable, or as required by applicable law or regulation.

Payment of Option Price

Payment for shares purchased upon exercise of a Stock Option must be made in full at the time of purchase. Payment may be made: (a) in cash, (b) by the transfer to the Company of shares owned by the Participant having a fair market value on the date of exercise equal to the option exercise price (or certification of ownership of such shares), (c) to the extent permitted by applicable law, by delivery of a properly executed exercise notice, together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale proceeds from the option shares or loan proceeds to pay the exercise price and any withholding taxes due to the Company, or (d) in such other manner as may be authorized by the Compensation Committee.

SARs

The Compensation Committee has the authority to grant SARs to Participants and to determine the number of shares subject to each SAR, the term of the SAR, the time or times at which the SAR may be exercised, and all other terms and conditions of the SAR. A SAR is a right, denominated in shares, to receive, upon exercise of the right, in whole or in part, without payment to the Company, an amount, payable in shares, in cash or a combination thereof, that is equal to: (i) the fair market value of Common Stock on the date of exercise of the right, minus (ii) the fair market value of Common Stock on the date of grant of the right, multiplied by the number of shares for which the right is exercised. Except with respect to SARs issued in substitution for Stock Options (see the following paragraph), the exercise price of any SAR must be at least equal to the fair market value of the shares on the date of the grant.

The Compensation Committee also may, in its discretion, substitute SARs which can be settled only in Common Stock for outstanding Stock Options. The grant price of the substituted SAR shall be equal to the exercise price of the related Stock Option. Additionally, the other terms and conditions of any substitute SAR shall be substantially the same as those applicable to the Stock Option that it replaces and the term of the substitute SAR shall not exceed the term of the Stock Option that it replaces.

Prohibition on Repricing of Stock Options and SARs

The Compensation Committee is prohibited from cancelling any outstanding Stock Option or SAR for the purpose of reissuing the option or SAR to the participant at a lower option exercise price or SAR grant price or reducing the exercise price of an outstanding option or grant price of an outstanding SAR. However, upon approval of the Company’s stockholders of this proposal to amend the Equity Plans, the Compensation Committee may provide for, and the Company may implement, a one time only exchange offer, pursuant to which certain outstanding options could, at the election of the person holding such option, be tendered to the Company for cancellation in exchange for the issuance of a lesser amount of options with a lower exercise price, provided that such one time only exchange offer is implemented within twelve months of the date of such stockholder approval.

PROXY STATEMENT

Restricted Stock and Restricted Stock Units

Restricted Stock consists of shares which are transferred or sold by the Company to a Participant, but are subject to substantial risk of forfeiture and to restrictions on their sale or other transfer by the Participant. Restricted Stock Units are the right to receive shares at a future date after vesting upon the attainment of certain conditions and satisfaction of certain restrictions. The Compensation Committee determines the eligible Participants to whom, and the time or times at which, grants of Restricted Stock or Restricted Stock Units will be made, the number of shares or units to be granted, the price to be paid, if any, the time or times within which the shares covered by such grants will be subject to forfeiture, the time or times at which the restrictions will terminate, and all other terms and conditions of the grants. Restrictions or conditions could include, but are not limited to, the attainment of performance goals (as described below), continuous service with the Company, the passage of time or other restrictions or conditions. Awards of Restricted Stock and Restricted Stock Units may include the right to be credited with dividends or dividend equivalents.

Deferred Stock Units

Deferred Stock Units provide a Participant a vested right to receive shares in lieu of other compensation at termination of employment or service or at a specific future designated date. Deferred Stock Units may include the right to be credited with dividend equivalents in accordance with the terms and conditions of the units.

Performance Shares

A Participant who is granted Performance Shares has the right to receive shares or cash or a combination of shares and cash equal to the fair market value of such shares at a future date in accordance with the terms of such grant and upon the attainment of performance goals specified by the Compensation Committee for a performance period of at least 12 months. The Compensation Committee may, in its discretion, make a cash payment equal to the fair market value of shares of Common Stock otherwise required to be issued to a Participant pursuant to a Performance Share award.

Performance Cash Awards

A Participant who is granted a Performance Cash Award has the right to receive a payment in cash upon the attainment of performance goals specified by the Compensation Committee for a performance period of at least 12 months. The Compensation Committee may substitute actual shares of Common Stock for the cash payment otherwise required to be made pursuant to a Performance Cash Award.

Performance Goals

Awards of Restricted Stock, Restricted Stock Units, Performance Shares, Performance Cash Awards and other incentives under the 2006 Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code, including, but not limited to: cash flow; cost; ratio of debt to debt plus equity; profit before tax; economic profit; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share; operating earnings; economic value added; ratio of operating earnings to capital spending; free cash flow; net profit; net sales; sales growth; price of the Common Stock; return on net assets, equity or stockholders’ equity; market share; or total return to stockholders (“Performance Criteria”).

Any Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company and may be measured relative to a peer group or index. Performance Criteria shall be calculated in accordance with (a) the Company’s financial statements (including without limitation the Company’s “consolidated earnings before income taxes” as defined in the following section), (b) Generally Accepted Accounting Principles, or (c) under an objective methodology established by the Compensation Committee prior to the issuance of an award which is consistently applied.

Annual Management Incentive Awards

The Compensation Committee has the authority to grant Management Incentive Awards to designated executive officers of the Company or any subsidiary.

Management Incentive Awards will be paid out of an incentive pool equal to five percent of the Company’s “consolidated earnings before income taxes” for each calendar year.

The Compensation Committee will allocate an incentive pool percentage to each designated executive officer for each calendar year. In no event, may the incentive pool percentage for any one executive officer exceed 30% of the total pool. For purposes of the 2006 Plan, “consolidated earnings before income taxes” will mean the consolidated earnings before income taxes of the Company, computed in accordance with Generally Accepted Accounting Principles, but shall exclude the effects of the following items, if and only if, such items are separately identified in the Company’s quarterly

PROXY STATEMENT

earnings releases: (i) extraordinary, unusual, and/or nonrecurring items of gain or loss, (ii) gains or losses on the disposition of a business or investment, (iii) changes in tax or accounting regulations or laws, or (iv) the effect of a merger or acquisition. The executive officer’s incentive award then will be determined by the Compensation Committee based on the executive officer’s allocated portion of the incentive pool subject to adjustment in the sole discretion of the Compensation Committee. In no event may the portion of the incentive pool allocated to an executive officer who is subject to Section 162(m) of the Code be increased in any way, including as a result of the reduction of any other executive officer’s allocated portion.

Stock Awards

The Compensation Committee may award shares of Common Stock to Participants without payment therefore as additional compensation for service to the Company or a subsidiary. Stock Awards may be subject to other terms and conditions, which may vary from time to time and among employees, as the Compensation Committee determines to be appropriate.

Cash Awards

A Cash Award consists of a monetary payment made by the Company to an employee as additional compensation for his or her services to the Company or a subsidiary. Cash Awards may be subject to other terms and conditions, which may vary from time to time and among employees, as the Compensation Committee determines to be appropriate.

Amendment of the 2006 Plan

The Board or the Compensation Committee has the right and power to amend the 2006 Plan, provided, however, that neither the Board nor the Compensation Committee may amend the 2006 Plan in a manner which would impair or adversely affect the rights of the holder of a Benefit without the holder’s consent, except that the Compensation Committee may, in its discretion, substitute SARs which can be settled only in stock for outstanding Stock Options without a Participant’s consent, as described above. The Company shall obtain stockholder approval of any amendment of the 2006 Plan to the extent necessary to comply with applicable laws, regulations or stock exchange rules.

Termination of the 2006 Plan

The Board may terminate the 2006 Plan at any time. The Plan is scheduled to terminate on February 23, 2016, the tenth anniversary of its adoption by the Board. Termination will not in any manner impair or adversely affect any Benefit outstanding at the time of termination.

Change in Control

Upon the occurrence of a Change in Control (as defined in the 2006 Plan), all outstanding Stock Options and SARs shall become vested and exercisable, all restrictions on Restricted Stock and Restricted Stock Units shall lapse, all performance goals shall be deemed achieved at target levels and all other terms and conditions met, all Performance Shares shall be delivered, all Performance Cash Awards, Deferred Stock Units and Restricted Stock Units shall be paid out as promptly as practicable, all Annual Management Incentive Awards shall be paid out at target levels (or earned levels, if greater) and all other terms and conditions deemed met, and all Other Stock or Cash Awards shall be delivered or paid. The treatment of outstanding Benefits set forth above is referred to herein as “Accelerated Treatment”. Accelerated Treatment shall not apply if and to the extent that such Benefits are assumed by the successor corporation (or parent thereof) or are replaced with an award that preserves the value of the award existing at the time of the Change in Control and provides for subsequent payout in accordance with the same vesting schedule applicable to the original Benefit; provided, however, that with respect to any awards that are assumed or replaced, such assumed or replaced awards must provide for the Accelerated Treatment with respect to any Participant that is involuntarily terminated (for a reason other than Cause (as defined in the 2006 Plan)) or quits for Good Reason (as defined in the 2006 Plan) within 24 months of the Change in Control. The Change in Control provision under the 2006 Plan is commonly known as a “double trigger change in control provision”.

Adjustments

If there is any change in the number, class, market price or terms of the Common Stock by reason of any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, spin-off, disaffiliation of a subsidiary, combination of shares, exchange of shares, stock rights offering or other similar event or any distribution to the holders of shares of Common Stock other than a regular cash dividend, the Compensation Committee shall make such substitution or adjustment in the number of or class of shares which may be issued under the 2006 Plan in the aggregate or to any one Participant in any calendar year and in the number, class, price or terms of shares subject to outstanding awards granted under the 2006 Plan as it deems appropriate.

PROXY STATEMENT

In direct connection with the sale, lease, distribution to stockholders, outsourcing arrangement or any other type of asset transfer or transfer of any portion of a facility or any portion of a discrete organizational unit of the Company or a subsidiary, the Compensation Committee may authorize the assumption or replacement of affected Participants’ awards by the spun-off facility or organization or by the entity that controls the spun-off facility or organizational unit following disaffiliation.

In the event of any merger, consolidation, or reorganization of the Company with or into another corporation which results in the Company’s outstanding Common Stock being converted into or exchanged for different securities, cash, or other property, there shall be substituted on an equitable basis as determined by the Compensation Committee, for each share of Common Stock subject to a Benefit, the number and kind of shares of stock, other securities, cash, or other property to which holders of Common Stock of the Company are entitled pursuant to the transaction.

Substitution and Assumption of Benefits

Either the Board or the Compensation Committee may authorize the issuance of Benefits in connection with the assumption of, or substitution for, outstanding benefits previously granted to individuals who become employees of the Company or any subsidiary as the result of any merger, consolidation, acquisition of property or stock, or reorganization other than a Change in Control, upon such terms and conditions as it deems appropriate. To the extent permitted by Section 303A.08 of the Corporate Governance Standards of the New York Stock Exchange, any substitute awards granted under the 2006 Plan shall not count against the share limitations set forth herein.

Reusage

If a Stock Option granted under the 2006 Plan or the Prior Plans expires or is terminated, surrendered or canceled without having been fully exercised or if Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Shares or SARs granted under the 2006 Plan or the Prior Plans are forfeited or terminated without the issuance of all of the shares subject thereto, the shares covered by such Benefits will again be available for use under the 2006 Plan (to the extent permitted under the terms of the Prior Plans if the original award occurred under such a Plan). Shares covered by a Benefit granted under the 2006 Plan or the Prior Plans will not be counted as used unless and until they are actually issued and delivered to a Participant. Any shares of Common Stock covered by a SAR shall be counted as used only to the extent shares are actually issued to the Participant upon exercise of the SAR. Shares exchanged by an optionee as full or partial payment of the exercise price under any Stock Option exercised under the 2006 Plan, shares withheld to pay withholding taxes in connection with the exercise or payment of a Benefit will not be counted as used. Shares covered by a Benefit that is settled in cash will not be counted as used.

U.S. Federal Income Tax Consequences

The Company has been advised by counsel that the federal income tax consequences as they relate to Benefits are as follows:

ISOs

An Optionee does not generally recognize taxable income upon the grant or upon the exercise of an ISO. Upon the sale of ISO shares, the Optionee recognizes income in an amount equal to the difference, if any, between the exercise price of the ISO shares and the fair market value of those shares on the date of sale. The income is taxed at long-term capital gains rates if the Optionee has not disposed of the stock within two years after the date of the grant of the ISO and has held the shares for at least one year after the date of exercise and the Company is not entitled to a federal income tax deduction. The holding period requirements are waived when an Optionee dies.

The exercise of an ISO may in some cases trigger liability for the alternative minimum tax.

If an Optionee sells ISO shares before having held them for at least one year after the date of exercise and two years after the date of grant (a “disqualifying disposition”), the Optionee recognizes ordinary income to the extent of the lesser of: (i) the gain realized upon the sale; or (ii) the difference between the exercise price and the fair market value of the shares on the date of exercise. Any additional gain is treated as long-term or short-term capital gain depending upon how long the Optionee has held the ISO shares prior to disposition. In the year of a disqualifying disposition, the Company receives a federal income tax deduction in an amount equal to the ordinary income that the Optionee recognizes as a result of the disposition.

NSOs

An Optionee does not recognize taxable income upon the grant of an NSO. Upon the exercise of such a Stock Option, the Optionee recognizes ordinary income to the extent the fair market value of the shares received upon exercise of the NSO on the date of exercise exceeds the exercise price. The Company receives an income tax deduction in an amount equal to the ordinary

PROXY STATEMENT

income that the Optionee recognizes upon the exercise of the Stock Option.

Restricted Stock

A Participant who receives an award of Restricted Stock does not generally recognize taxable income at the time of the award. Instead, the Participant recognizes ordinary income in the first taxable year in which his or her interest in the shares becomes either: (i) freely transferable; or (ii) no longer subject to substantial risk of forfeiture. The amount of taxable income is equal to the fair market value of the shares less the cash, if any, paid for the shares.

A Participant may elect to recognize income at the time he or she receives Restricted Stock in an amount equal to the fair market value of the Restricted Stock (less any cash paid for the shares) on the date of the award.

The Company receives a compensation expense deduction in an amount equal to the ordinary income recognized by the Participant in the taxable year in which restrictions lapse (or in the taxable year of the award if, at that time, the Participant had filed a timely election to accelerate recognition of income).

Other Benefits

In the case of an exercise of a SAR or an award of Restricted Stock Units or Deferred Stock Units, Performance Shares, Common Stock or a Cash Award, the Participant will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery. In that taxable year, the Company will receive a federal income tax deduction in an amount equal to the ordinary income which the Participant has recognized.

Summary of the Prior Plans

The material terms of the 2003 Plan, the 2002 Plan, the 2000 Plan, the C/A Plan and the Restated 1998 Plan are substantially similar to the material terms of the 2006 Plan described above, except with respect to available shares under the plans, numerical limitations on individual awards, Change in Control, Eligibility and Benefits that may be granted under the Plan. With respect to the C/A Plan, Motorola directors and officers are not eligible to participate. In addition, the only benefits that may be granted under the Restated 1998 Plan are Stock Options and SARs. As noted above, the Replacement Awards under the Program would be granted under the 2006 Plan and not under any of the Prior Plans or the C/A Plan.

In the event of a Change in Control (as defined under the 2003 Plan, the 2002 Plan, the 2000 Plan, the C/A Plan and the Restated 1998 Plan which is substantially the same as defined under the 2006 Plan), all outstanding Benefits will receive Accelerated Treatment as described above under the description of Change in Control under the 2006 Plan. Such Accelerated Treatment is not subject to forfeiture. This Change in Control provision is commonly known as a “single trigger change in control provision.”

In the event of Change in Control as defined under the 1998 Plan, each Stock Option outstanding on the date on which the Change in Control occurs will immediately become exercisable in full for the remainder of its term and each participant holding such Stock Options will have the right, upon his or her election made during a period of 60 days following the date on which the Change in Control occurs, to have the Company purchase any or all such Stock Options for an immediate lump-sum cash payment equal to the product of the (1) the excess, if any, of the higher of (i) the fair market value on the date immediately prior to the date of payment, or if the shares of the Company’s Common Stock did not trade on such date, on the last previous day on which the shares of the Company’s Common Stock traded prior to such date, or (ii) the highest per share price for the Company’s Common Stock actually paid in connection with the Change in Control, over the per share exercise price of each such Stock Option held, and (2) the number of shares covered by each such stock option. For purposes of the 1998 Plan, a Change of Control is defined as (i) any change in the person or group that possesses, directly or indirectly, the power to direct or cause the direction of the management and the policies of the Company, whether through the ownership of voting securities, by contract or otherwise; (ii) the acquisition, directly or indirectly, of securities of the Company representing at least 20 percent of the combined voting power of the outstanding securities of the Company (other than by the Company, or any employee benefit plan of the Company); (iii) certain mergers and consolidations involving the Company; (iv) the sale or other disposition of all or substantially all of the Company’s assets; (v) a liquidation or dissolution of the Company approved by its stockholders; and (vi) a change in the majority of the board in existence prior to the first public announcement relating to any cash tender offer, exchange offer, merger or other business combination, sale of assets, proxy or consent solicitation (other than by the Board of the Company), contested election or substantial stock accumulation. Fair Market Value for purposes of the 1998 Plan is defined as the

PROXY STATEMENT

average of the high and low sale prices of shares of the Company’s common stock as reported for the New York Stock Exchange—Composite Transactions on a given date or in the absence of sales on a given date, the average of the high and low sale prices (as so reported) for the New York Stock Exchange—Composite Transactions on the previous day on which a sale occurred prior to such date.

New Plan Benefits

All Benefits made under the 2006 Plan are made at the discretion of the Compensation Committee. Awards made under the 2006 Plan in connection with the Program will be determined by the extent to which eligible employees participate in the Program. Therefore, the benefits and amounts that will be received or allocated under the 2006 Plan in connection with the Program are not determinable at this time. In addition, directors, executive officers and members of the Motorola senior leadership team are not eligible to participate in the Program.

Approval by Stockholders

This proposal to amend the Equity Plans must be approved by the affirmative vote of a majority of the outstanding shares represented at the meeting and entitled to vote. If stockholders approve this proposal, the Board and the Compensation Committee intend to commence the Program as soon as practicable after the Annual Meeting. If stockholders do not approve this proposal, the Program will not take place.

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO EXISTING EQUITY PLANS TO PERMIT A ONE-TIME STOCK OPTION EXCHANGE PROGRAM. UNLESS OTHERWISE INDICATED ON YOUR PROXY, YOUR SHARES WILL BE VOTED FOR THE AMENDMENT TO EXISTING EQUITY PLANS TO PERMIT A ONE-TIME STOCK OPTION EXCHANGE PROGRAM.

PROPOSAL NO. 4

AMENDMENT TO THE MOTOROLA EMPLOYEE STOCK PURCHASE PLAN OF 1999

The Board of Directors believes it is in the best interests of the Company to encourage stock ownership by employees of the Company. The Board of Directors has approved, subject to stockholder approval, amending the Motorola Employee Stock Purchase Plan of 1999 (the “MOTshare Plan” or the “Plan”) to increase the aggregate number of shares of Common Stock available for sale to employees by an additional 75 million shares. The Plan was initially adopted in 1999 and authorized the sale to employees of up to an aggregate of 54.3 million shares of Common Stock issued under the Plan. Both the Board of Directors and the stockholders in 2002 and 2007 approved amending the Plan to increase the aggregate number of shares of Common Stock available for sale to employees by 50 million shares each time.

As of March 1, 2009, the Company had issued and employees had purchased approximately 123.7 million shares of the 154.3 million total shares authorized to date under the Plan. The Company estimates that an additional 28.4 million shares will be issued and purchased for the six-month purchase period ending March 31, 2009. Accordingly, there is the possibility that, without this amendment, there would be insufficient authorized shares for all issuances before the 2010 Annual Meeting. The Company believes that with the approval of the additional authorized shares, there will be sufficient shares for purchases under the Plan until 2010, or beyond, depending on the participation rates and the price of our Common Stock.

If the Plan is approved by stockholders, this approval will satisfy the stockholder approval requirements of Section 423 of the Internal Revenue Code, as amended (“Section 423”), and so permit certain participants to receive special tax treatment under Section 423 with respect to the purchase and sale of the shares purchased under the Plan as described below.

A summary of the principal features of the Plan as administered in the U.S. is provided below, but is qualified in its entirety by reference to the full text of the Plan that was filed electronically with this Proxy Statement with the Securities and Exchange Commission. Such text is not included in the printed version of this proxy statement. A copy of the Plan is available from the Company’s Secretary at the address on the cover of this document.

Administration and Eligibility

The Plan is administered by the Compensation and Leadership Committee of the Board of Directors (the “Committee”). The Committee has the authority to make rules and regulations governing the administration of the Plan. The Committee may delegate the administration of the Plan in accordance with the terms of the Plan.

The Committee may, in its discretion: (i) deviate from the provisions of the Plan in administering the Plan in jurisdictions other than the United States, or (ii) adopt sub-plans of the Plan applicable to particular countries or qualifying subsidiaries outside of the United States, that are not intended to comply with the requirements of Section 423 (“non-Section

PROXY STATEMENT

423 subplan”); provided however, that the aggregate number of shares of Common Stock subject to the Plan does not exceed the aggregate number of shares of Common Stock available for sale under the Plan. The specific terms of any non-Section 423 subplan such as eligibility requirements or method of contribution are not known at this time and may vary from the terms of the Plan described below.

Substantially all regular employees of the Company and designated subsidiaries are eligible to participate in the MOTshare Plan, except that the following may be excluded at the discretion of the Committee: (i) employees whose customary employment is 20 hours or less per week; and (ii) employees whose customary employment is for not more than 5 months per year.

As of December 31, 2008, approximately 50,000 employees were eligible to participate in the Plan and approximately 17,300 employees actually participated in the MOTshare Plan.

Participation and Terms

An eligible employee may elect to participate in the Plan as of any Enrollment Date. “Enrollment Dates” occur on the first day of the offering period which is currently set at six-month intervals beginning on approximately April 1 and October 1. To participate in the Plan, an employee must complete an enrollment and payroll deduction authorization form which indicates the amounts to be deducted from his or her salary and applied to the purchase of the shares on the Share Purchase Date (as hereinafter defined). The payroll deduction must be within limits set by the Committee.

A payroll deduction account is established for each participating employee by the Company and all payroll deductions made on behalf of each employee (on an after-tax basis) are credited to each such employee’s respective payroll deduction account. On the last trading day of each offering period (the “Share Purchase Date”), the amount credited to each participating employee’s payroll deduction account is applied to purchase as many shares as may be purchased with such amount at the applicable purchase price.

The purchase price for the Shares will not be less than the lesser of 85% of the closing price of shares of Common Stock as reported on the New York Stock Exchange on: (i) the first trading day of the applicable offering period, or (ii) the Share Purchase Date. Employees may purchase shares through the MOTshare Plan only by payroll deductions.

Amendment and Termination

The Board of Directors of the Company may amend the Plan at any time, provided that if stockholder approval is required for the Plan to continue to comply with the requirements of Securities and Exchange Commission Regulation Section 240.16b-3 or Section 423 of the Internal Revenue Code (the “Code”), such amendment shall not be effective unless approved by the Company’s stockholders within twelve months after the date of the adoption by the Board of Directors.

The MOTshare Plan may be terminated by the Board of Directors at any time.

U.S. Federal Income Tax Consequences

The MOTshare Plan is intended to be an “employee stock purchase plan” as defined in Section 423, as from time to time amended, with the exception of non-Section 423 subplans. As a result, an employee participant will pay no federal income tax upon enrolling in the Plan or upon purchase of the shares. A participant may recognize gain or loss upon the sale or other disposition of shares purchased under the Plan, the amount and character of which will depend on whether the shares are held for two years from the first day of the offering period.

•	If the participant sells or otherwise disposes of the shares within that two-year period, the participant will recognize ordinary income at the time of disposition in an amount equal to the excess of the market price of the shares on the date of purchase over the purchase price. The Company will be entitled to a tax deduction for the same amount.

•	If the participant sells or otherwise disposes of the shares after holding the shares for the two-year period, the participant will recognize ordinary income at the time in an amount equal to the lesser of (i) the excess of the market price of the shares on the first day of the offering period over the purchase price, or (ii) the excess of the market price of the shares at the time of disposition over the purchase price. The Company will not be entitled to any tax deduction with respect to shares purchased under the Plan if the shares are held for the requisite two-year period.

•	In addition, at the time of disposition of the shares, the employee may also recognize capital gain or loss, either short-term or long-term, depending on how long the employee held the shares.

PROXY STATEMENT

Other Information

On March 9, 2009, the closing price of the Common Stock was $3.12.

The design of the MOTshare Plan does result in a financial statement expense under applicable accounting guidance (FAS 123R). However, the MOTshare Plan allows the Company to provide an efficient and cost-effective vehicle for all eligible employees to acquire Motorola shares on a regular basis.

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR AMENDING THE MOTOROLA EMPLOYEE STOCK PURCHASE PLAN OF 1999 (THE “MOTSHARE PLAN”). UNLESS OTHERWISE INDICATED ON YOUR PROXY, THE SHARES WILL BE VOTED FOR AMENDING THE MOTSHARE PLAN.

PROPOSAL NO. 5

STOCKHOLDER ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board of Directors has adopted a Corporate Governance Guideline, commonly known as a “Say-on-Pay” proposal, to annually provide stockholders with the opportunity to endorse or not endorse the Company’s executive compensation policies and procedures through consideration of the following non-binding advisory resolution:

“Resolved, that the stockholders approve the overall executive compensation policies and procedures employed by the Company, as described in the Compensation Discussion and Analysis regarding named executive officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement.”

Motorola’s executive compensation policies and procedures are designed to attract, retain and motivate key individuals with competitive compensation differentiated for superior performers to correlate with such individuals’ contributions to Company success. Motorola uses meaningful equity awards to provide compensation that is dependent on the Company’s performance (or “at-risk”) to align the interests of our executives and stockholders.

Because your vote is advisory, it will not be binding upon the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE EXECUTIVE COMPENSATION POLICIES AND PROCEDURES. UNLESS OTHERWISE INDICATED ON YOUR PROXY, YOUR SHARES WILL BE VOTED FOR THE APPROVAL OF THE EXECUTIVE COMPENSATION POLICIES AND PROCEDURES.

PROPOSAL NO. 6

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit and Legal Committee of the Board has appointed KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009. Services provided to the Company and its subsidiaries by KPMG LLP in fiscal year 2008 are described under “Audit and Legal Committee Matters—Independent Registered Public Accounting Firm Fees”.

We are asking our stockholders to ratify the selection of KPMG LLP as our independent registered public accounting firm. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of KPMG LLP to our stockholders for ratification as a matter of good corporate practice.

Representatives of KPMG LLP will be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

The affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of KPMG LLP. Abstentions will have the same effect as a vote “Against” the proposal.

In the event stockholders do not ratify the appointment, the appointment will be reconsidered by the Audit and Legal Committee and the Board. Even if the selection is ratified, the Audit and Legal Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

PROXY STATEMENT

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTING FIRM FOR 2009. UNLESS OTHERWISE INDICATED ON YOUR PROXY, YOUR SHARES WILL BE VOTED FOR THE RATIFICATION OF KPMG LLP.

PROPOSAL NO. 7

SHAREHOLDER PROPOSAL RE: CUMULATIVE VOTING

The Company has been advised that Kenneth Steiner, the beneficial owner of 5,000 shares, intends to submit the following proposal for consideration at the 2009 Annual Meeting.

7—Cumulative Voting

RESOLVED:  Cumulative Voting. Shareholders recommend that our Board take the steps necessary to adopt cumulative voting. Cumulative voting means that each shareholder may cast as many votes as equal to the number of shares held, multiplied by the number of directors to be elected. A shareholder may cast all such cumulated votes for a single candidate or split votes between multiple candidates. Under cumulative voting shareholders can withhold votes from certain poor-performing nominees in order to cast multiple votes for others.

Statement of Kenneth Steiner
Cumulative voting won 54%-support of Aetna and greater than 51%-support at Alaska Air in 2005 and in 2008. It also received greater than 53%-support at General Motors (GM) in 2006 and in 2008. The Council of Institutional Investors www.cii.org recommended adoption of this proposal topic. CalPERS also recommend a yes-vote for proposals on this topic.

Cumulative voting allows a significant group of shareholders to elect a director of its choice—safeguarding minority shareholder interests and bringing independent perspectives to Board decisions.

The merits of this Cumulative Voting proposal should also be considered in the context of the need for improvements in our company’s corporate governance and in individual director performance. For instance in 2008 the following governance and performance issues were identified:

•	Our directors also served on 8 board rated “D” by the Corporate Library:

David Dorman	Yum! Brands (YUM)
David Dorman	CVS Caremark (CVS)
Samuel Scott	Bank of New York Mellon (BK)
Samuel Scott	Abbott Laboratories (ABT)
Miles White	Abbott Laboratories (ABT)
Keith A. Meiste	Federal-Mogul (FDML)
Thomas Meredith	Motive (MOTV.PK)
Douglas Warner	Anheuser-Busch (BUD)

•	Five of the 10 seats on our most important board committees were held by directors who served on D-rated boards.
•	On the other hand 6 of our directors served on no other significant corporate boards—Experience concern.
•	Samuel Scott had 15-years director tenure (independence concern), had enhanced responsibilities as chairman of our executive pay committee and received our most withheld votes.
•	Two directors on our audit committee were designated as “Accelerated Vesting” directors by The Corporate Library due to their involvement in speeding up stock option vesting in order to avoid recognizing the related cost:
Judy Lament
Miles White (also on our nomination committee)

•	We had no shareholder right to:
Call a special shareholder meeting.
Act by written consent.
Cumulative voting.
Vote on executive pay.

•	Motorola had a policy that if management gets unearned bonuses management gets to keep unearned bonuses as long as any individual did not cause the unearned bonus.

The above concerns shows there is need for improvement. Please encourage our board to respond positively to this proposal:

Cumulative Voting
Yes on 7

PROXY STATEMENT

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ADOPTION OF THIS SHAREHOLDER PROPOSAL FOR THE REASONS SET FORTH BELOW. UNLESS OTHERWISE INDICATED ON YOUR PROXY, YOUR SHARES WILL BE VOTED AGAINST THE ADOPTION OF THIS PROPOSAL.

Cumulative voting would serve to disproportionately empower special interests. It allows a minority to usurp the will of the majority. Cumulative voting could enable individual shareholders or groups of shareholders with far less than a majority of the shares to pool their votes and elect directors concerned only with advancing the interests of the group responsible for their election, rather than the best interests of Motorola and of all of our shareholders.

The Board believes our current majority voting standard is the most fair with one vote per share per nominee and most likely to annually produce an effective board of directors that will represent the interests of all the stockholders. This is why the vast majority of S&P 500 companies do not have cumulative voting.

Importantly, the Board also believes that cumulative voting is inconsistent with our shareholder-approved majority voting standard adopted in early 2006 for the election of directors. In the case of an uncontested election, both Motorola’s Bylaws and Board Governance Guidelines provide that in order to be elected, directors must receive a majority of the votes cast. Whereas majority voting is a democratic approach to determinations; cumulative voting could allow a minority group of stockholders to block the will of the majority and frustrate the very purposes of majority voting. In adopting majority voting, at least one other company has simultaneously eliminated cumulative voting to avoid the incompatibility.

Further, when cumulative voting is combined with a majority voting standard, difficult technical and legal issues can arise. It is unclear if and how the proposal is intended to apply to both contested and uncontested elections. Further, it is unclear whether the corporation laws of Delaware, the state of Motorola’s incorporation, allow for cumulating “against” votes. As a result, groups such as the American Bar Association Committee on Corporate Laws, the Council of Institutional Investors and other commentators have recognized the incompatibility of cumulative and majority voting. For these reasons and the others stated above, the Board of Directors recommends that you vote AGAINST the adoption of this shareholder-submitted proposal.

PROPOSAL NO. 8

SHAREHOLDER PROPOSAL RE: SPECIAL SHAREOWNER MEETINGS

The Company has been advised that William Steiner, the beneficial owner of 3,000 shares, intends to submit the following proposal for consideration at the 2009 Annual Meeting.

8—Special Shareowner Meetings

RESOLVED, Shareowners ask our board to take the steps necessary to amend our bylaws and each appropriate governing document to give holders of 10% of our outstanding common stock (or the lowest percentage allowed by law above 10%) the power to call special shareowner meetings. This includes that such bylaw and/or charter text will not have any exception or exclusion conditions (to the fullest extent permitted by state law) that apply only to shareowners but not to management and/or the board.

Statement of William Steiner
Special meetings allow shareowners to vote on important matters, such as electing new directors, that can arise between annual meetings. If shareowners cannot call special meetings investor returns may suffer. Shareowners should have the ability to call a special meeting when a matter merits prompt consideration.

This proposal topic won impressive support at the following companies (based on 2008 yes and no votes):

Occidental Petroleum (OXY)	66%	Emil Rossi (Sponsor)
FirstEnergy Corp. (FE)	67%	Chris Rossi
Marathon Oil (MRO)	69%	Nick Rossi

Shareowners should have the ability to call a special meeting when a matter is sufficiently important to merit prompt consideration. Fidelity and Vanguard have supported a shareholder right to call a special meeting.

The proxy voting guidelines of many public employee pension funds also favor this right. Governance ratings services, such as The Corporate Library and Governance Metrics International, have taken special meeting rights into consideration when assigning company ratings.

Please encourage our board to respond positively to this proposal:

Special Shareowner Meetings -
Yes on 8

PROXY STATEMENT

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ADOPTION OF THIS SHAREHOLDER PROPOSAL FOR THE REASONS SET FORTH BELOW. UNLESS OTHERWISE INDICATED ON YOUR PROXY, YOUR SHARES WILL BE VOTED AGAINST THE ADOPTION OF THIS PROPOSAL.

Motorola’s stockholders already have the power to act by written consent at any time under Delaware law. The written consent may be on any issue that would be presented at a stockholder meeting. There is no minimum ownership threshold required for any stockholder or group of stockholders to commence a written consent solicitation. Furthermore, the written consent method does not require prior notice or a vote to commence.

At the same time, the burden on the Company for holding additional stockholder meetings would be significant in financial expense, time and management resources. For a company of Motorola’s size, special meetings require extensive planning, logistics, communications, staff support and security measures. We also respect our stockholders’ limited time with a thoughtfully designed process that does not subject them to special interests or agendas.

Permitting holders of 10% to call a special meeting that may serve their narrow purpose rather than those of our Company and the majority of our stockholders is neither good corporate governance, nor in the best interests of our Company and stockholders. Unlike a stockholder with a potential agenda or special interest, the Chairman of the Board and the Board of Directors have a legal fiduciary duty to represent the best interests of all shareholders. The Board believes the decision to call a special meeting should remain in the hands of our Chairman of the Board and Board of Directors in order to make sure all stockholders’ interests are taken into consideration and to enable our Company’s business to be conducted in an orderly fashion.

The annual stockholders meeting, annual director elections, shareholder proposal process, written communication methods with the Board, investor relations contacts and stockholder written consent process described above all provide mechanisms for dialogue between the Company and stockholders.

Therefore, the requested amendment does not provide much value because the right for any stockholder to commence a written consent already exists along with various other communication methods. However, it subjects both the Company and therefore its stockholders to potential unlimited costs for what may serve special interests or agendas and disserve the stockholders as a whole. For these reasons and the others stated above, the Board of Directors recommends that you vote AGAINST the adoption of this shareholder-submitted proposal.

PROPOSAL NO. 9

SHAREHOLDER PROPOSAL RE: “A GLOBAL SET OF CORPORATE STANDARDS” FOR HUMAN RIGHTS

The Company has been advised that the Presbyterian Church (U.S.A.), the beneficial owner of 750 shares intends to submit the following proposal for consideration at the 2009 Annual Meeting. The following proposal has also been co-filed by the General Board of Pension and Health Benefits of The United Methodist Church, the Domestic and Foreign Missionary Society of the Episcopal Church, and the Mercy Investment Program.

2009 Motorola Shareholder Resolution on Human Rights Policy

Whereas, Motorola, as a global corporation, faces increasingly complex problems as the international social, and cultural context within which Motorola operates changes.

Companies are faced with ethical and legal challenges arising from diverse cultures and political and economic contexts. Today, management must address issues that include human rights, workers’ right to organize and bargain collectively, non-discrimination in the workplace, protection of the environment and sustainable community development. Motorola itself does business in countries with human rights challenges including China, Malaysia, Russia, and Israel and the occupied Palestinian territories, for example.

Several international conventions, declarations and treaties set forth internationally recognized standards designed to protect human rights—civil, political, social environmental, cultural and economic—that should be reflected in Motorola’s policies. These include the Universal Declaration of Human Rights, the Fourth Geneva Convention, the Hague Conventions, International Covenant on Civil and Political Rights, the core labor standards of the International Labor Organization, and the International Covenant on Economic, Cultural and Social Rights. We believe that these documents will help inform Motorola’s revision of its human rights policy. In addition, United Nations resolutions and reports of special rapporteurs on countries where Motorola does business, and “Norms on the Responsibilities of Transnational Corporations and Other Business Enterprises with Regard to Human Rights,” adopted by the United Nations Sub-Commission on the Promotion and Protection of Human

PROXY STATEMENT

Rights in August 2003 are helpful, as are the comprehensive human rights policies developed for global companies found in “Principles for Global Corporate Responsibility: Bench Marks for Measuring Business Performance,” developed by an international group of religious investors.

As companies formulate comprehensive policies, we believe significant commercial advantages may accrue through enhanced corporate reputation, improved employee recruitment and retention, improved community and stakeholder relations and reduced risk of adverse publicity, consumer boycotts, divestment campaigns and lawsuits.

RESOLVED, shareholders request the Board to amend by October 2009 Motorola’s policies related to human rights that guide its international and U.S. operations to conform more fully with international human rights and humanitarian standards as reflected in the above-named documents.

Supporting Statement

We believe Motorola’s current human rights policies are limited in scope, and provide little or no guidance for determining business relationships where our products or services could entangle the company in human rights violations. We believe that our company’s policies should reflect a more comprehensive understanding of human rights.

Motorola should be able to assure shareholders that employees are treated fairly and with dignity wherever they work in the global economy. Going beyond internal practices, however, the company should be able to provide similar assurance that its products and services are not used in human rights violations. One element of ensuring compliance is utilization of independent monitors made up of respected local human rights, religious and non-governmental organizations that know local culture and conditions. We believe the adoption of a more comprehensive human rights policy, coupled with implementation, enforcement and independent monitoring, make assure shareholders of Motorola’s global leadership.

Please support this resolution.

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ADOPTION OF THIS SHAREHOLDER PROPOSAL FOR THE REASONS SET FORTH BELOW. UNLESS OTHERWISE INDICATED ON YOUR PROXY, YOUR SHARES WILL BE VOTED AGAINST THE ADOPTION OF THIS PROPOSAL.

The Company agrees with the principles on which this proposal is based and already addresses the concerns it raises, making this proposal unnecessary. In fact, the Company already has in place a comprehensive set of policies and procedures that address human rights, which are designed to ensure that its operations worldwide are conducted using the highest standards of integrity and ethical business conduct applied uniformly and consistently.

The Company’s policies include: the Motorola Code of Business Conduct, the Motorola Human Rights Policy, the Motorola Supplier Code of Conduct, and the Motorola Environment, Health & Safety Policy. These specific policies are based upon internationally recognized human rights standards, such as the Universal Declaration of Human Rights, the core labor standards of the International Labour Organization, the United Nation’s Global Compact, Social Accountability 8000 (SA 8000) standard, and the Organisation for Economic Co-operation and Development (OECD) Guidelines for Multinational Enterprises, to name a few.

The Company’s policies reflect a comprehensive understanding of human rights and support the following important areas:

•	Compliance

•	Anti-corruption

•	No unfair business practices

•	Anti-discrimination

•	No forced labor

•	No child labor

•	No harsh or inhumane treatment

•	Freedom of association and collective bargaining

•	Fair working hours and wages

•	Safe and healthy working conditions

•	Environmental sustainability

As part of the Company’s management practices, we periodically perform thorough reviews of the aforementioned policies and update them to keep them in alignment with internationally recognized human rights standards. Such a review was undertaken in 2008, and was informed by the international conventions, declarations and treaties cited in this proposal. The amended policies have been posted to our website.

The Board of Directors believes that the Company’s policies effectively articulate our long-standing support for, and continued commitment to, human rights rendering the proposal duplicative and unnecessary. For these reasons and the others stated above, the Board of Directors recommends that you vote AGAINST the adoption of this shareholder-submitted proposal.

PROXY STATEMENT

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes the Company’s equity compensation plan information as of December 31, 2008. The table does not include information with respect to shares subject to outstanding options granted under equity compensation plans assumed by the Company in connection with mergers or acquisitions where the plans governing the options will not be used for future awards, as described below.

					Number of securities
					remaining available for
	Number of				future issuance under
	securities to be		Weighted-average		equity compensation
	issued upon exercise		exercise price		plans (excluding
	of outstanding		of outstanding		securities reflected in
	options and rights		options and rights		column (a))
Plan Category	(a)		(b)		(c)

Equity compensation plans approved by Motorola stockholders	240,244,143	(1)(2)(3)	$17.64	(4)	102,802,577	(5)
Equity compensation plans not approved by Motorola stockholders(6)(7)	19,520,379	(8)	$11.12		0

Total	259,764,522		$17.15		102,802,577

(1)	This includes shares subject to outstanding options granted under the Motorola Omnibus Incentive Plan of 2006 (the “2006 Plan”) and prior stock incentive plans no longer in effect for new grants.

(2)	This also includes an aggregate of 30,328,321 restricted or deferred stock units that have been granted or accrued pursuant to dividend equivalent rights under the 2006 Plan and prior stock incentive plans which are no longer in effect for new grants. Each restricted or deferred stock unit is intended to be the economic equivalent of a share of Common Stock.

(3)	This does not include 880,100 stock appreciation rights (“SARs”) of which 564,064 were granted under the 2006 Plan and are currently not exercisable (“2006 Plan SARs”) and 316,036 are outstanding and exercisable under prior stock incentive plans that are no longer in effect for new grants (“Prior SARs”). These SARs enable the recipient to receive, for each SAR granted, a settlement amount equal to the excess of the fair market value of one share of Common Stock on the date the SAR is exercised over the fair market value of one share of Common Stock on the date the SAR was granted. The settlement amount for the Prior SARs may only be paid in cash. No security is issued upon the exercise of these Prior SARs. The settlement amount of the 2006 Plan SARs is payable in shares of Common Stock. Because the grant price of all 2006 Plan SARs is greater than the closing price of a share of Common Stock on December 31, 2008, these 2006 Plan SARs are not included in the above table.

(4)	This weighted exercise price does not include outstanding restricted or deferred stock units.

(5)	Of these shares: (1) 30,594,586 shares remain available for future issuance under the Company’s employee stock purchase plan, the Motorola Employee Stock Purchase Plan of 1999, as amended; and (2) an aggregate of 72,207,991 shares remain available for future issuance under the 2006 Plan. In addition to stock options, other equity benefits which may be granted under the 2006 Plan are SARs, restricted stock, restricted stock units, deferred stock units, performance shares and other stock awards. In addition, at the discretion of the Compensation and Leadership Committee, shares of Common Stock may be issued under the 2006 Plan in payment of awards under the Long-Range Incentive Plans.

(6)	The Company’s non-stockholder approved plans are: (i) the Motorola Compensation/Acquisition Plan of 2000 (the “C/A Plan”) and (ii) the inducement exception plan pursuant to NYSE rules for awards granted to Dr. Sanjay K. Jha, Co-Chief Executive Officer and Chief Executive Officer, Mobile Devices, pursuant to his employment agreement (“Jha Inducement Exception Awards”), under which no further grants may be made. Effective May 1, 2006, no further grants may be made under the C/A Plan. Since its inception, the major purposes of the C/A Plan were to grant awards: (1) to persons newly hired by the Company, and (2) in connection with the acquisition of businesses. Otherwise, grants were generally made by the Company under the Company’s stockholder approved incentive plans. Awards could not be made under the C/A Plan to directors or executive officers of the Company. The C/A Plan and the Jha Inducement Exception Awards are more fully described below.

(7)	As of December 31, 2008, there were 143,123 shares subject to outstanding stock options which had been assumed by the Company in connection with acquisition transactions, at a weighted average exercise price of $18.76. These options were issued under equity compensation plans of companies acquired by the Company. No additional options may be granted under these equity compensation plans. The table does not include information with respect to these assumed options.

(8)	This includes 2,167,422 restricted stock units granted to Dr. Jha as an Inducement Exception Award. Each restricted stock unit is intended to be the economic equivalent of a share of Common Stock.

PROXY STATEMENT

Compensation/Acquisition Plan of 2000

The Motorola Compensation/Acquisition Plan of 2000 (the “C/A Plan”) was initially adopted on November 7, 2000 by the Board of Directors. Upon the adoption of the 2006 Plan, no further grants may be made under the C/A Plan. The C/A Plan provided that awards could be granted to employees of the Company and its subsidiaries who were not executive officers or directors of the Company, in connection with its recruiting and retention efforts. From its inception, the major purposes of the C/A Plan were to grant awards: (1) to persons newly hired by the Company, and (2) in connection with the acquisition of businesses. The C/A Plan permitted the granting of stock options, stock appreciation rights, restricted stock and restricted stock units, performance stock, performance units and other stock awards.

Awards included options to acquire shares of Common Stock, shares of restricted Common Stock and restricted stock units. Each option granted has an exercise price of 100% of the market value of the Common Stock on the date of grant. Generally, options expire 10 years from the date of grant and vest and become exercisable at 25% increments over four years. Awards of restricted stock or restricted stock units consist of shares or rights to shares of Common Stock. The restrictions on individual grants vary, but are designed so that the awards are subject to substantial risk of forfeiture by the employee.

Upon the occurrence of a change in control, each stock option outstanding on the date on which the change in control occurs, will immediately become exercisable in full. In addition, the restrictions on all shares of restricted stock or restricted stock units outstanding on the date on which the change in control occurs will be automatically terminated.

Jha Inducement Exception Awards

The Jha Inducement Exception Awards were made pursuant to the inducement award exception under the New York Stock Exchange rules to induce an executive officer to join the Company. These awards were granted to Dr. Sanjay K. Jha pursuant to his employment agreement and were made in order to attract and retain an executive of his unique caliber and experience. In light of the desire to grant Dr. Jha a significant amount of make-whole and inducement equity awards, the plan limits of the Motorola Omnibus Incentive Plan of 2006 were exceeded with the remaining amounts granted under the Jha Inducement Exception Awards, consisting of: (i) restricted stock units corresponding to 2,167,422 shares of Common Stock vesting ratably on July 31, 2009, July 2, 2010 and July 31, 2011, subject to continued employment; and (ii) options to purchase 13,594,884 shares of Common Stock vesting ratably on July 31, 2009, July 31, 2010 and July 31, 2011.

PROXY STATEMENT

OWNERSHIP OF SECURITIES

Security Ownership of Management and Directors

The following table sets forth information as of February 28, 2009 (except where otherwise noted), regarding the beneficial ownership of shares of Common Stock by each director and nominee for director of the Company, by the persons named in the Summary Compensation Table (the “Named Executive Officers”), and by all current directors, nominees and executive officers of the Company as a group. Each director, nominee and Named Executive Officer owns less than 1% of the Common Stock. All current directors, nominees and current executive officers as a group own less than 1%.

		Shares Under			Total Shares
		Exercisable			Beneficially
Name	Shares Owned(1)	Options(2)	Stock Units(3)		Owned(4)(5)

Gregory Q. Brown	702,873	2,031,893	0		4,210,196	(6)
Sanjay K. Jha	200,000	0	0		4,212,037	(7)
Paul J. Liska	0	0	0		0	(8)
Thomas J. Meredith	4,223	327,507	517,990	(9)	849,720	(10)
Daniel M. Moloney	47,152	1,015,770	0		1,517,927	(11)
A. Peter Lawson	36,855	1,088,764	0		1,220,793	(12)
Gregory A. Lee	0	31,250	0		181,250	(13)
Stuart C. Reed*	0	0	0		0	(14)
Kenneth C. Keller, Jr.*	134	0	0		134	(15)
David W. Dorman	0	0	37,352		37,352
William R. Hambrecht	0	0	24,699		24,699
Judy C. Lewent	47,604	107,202	25,066		179,872	(16)
Keith A. Meister	0	0	13,037		13,037
Nicholas Negroponte	47,863	107,202	25,066		180,131
Samuel C. Scott	34,177	107,202	31,933		173,311	(17)
Ron Sommer	3,043	15,000	25,066		43,109
James R. Stengel	7,305	15,000	25,066		47,371
Anthony J. Vinciquerra	600	0	24,213		24,813
Douglas A. Warner III	24,552	65,292	31,082		120,926	(18)
John A. White	44,273	56,910	55,322		156,505	(19)
Miles D. White	2,000	0	52,438		54,438	(20)
All current directors, nominees and current executive officers as a group (21 persons)	1,237,793	5,834,607	888,331		14,496,848	(21)

*	Mr. Reed and Mr. Keller’s “Shares Owned” are as of February 1, 2008, the date on which each ceased to be an executive officer. Mr. Liska’s holdings are as of February 19, 2009, the date of his termination as an employee of the Company.

(1)	Includes shares over which the person currently holds or shares voting and/or investment power but excludes interests, if any, in shares held in the Motorola Stock Fund of the Company’s 401(k) Plan and the shares listed under “Shares Under Exercisable Options” and “Stock Units”.

(2)	Includes shares under options exercisable on February 28, 2009 and options which become exercisable within 60 days thereafter. Also includes unvested shares under market-based options that only vest if the market price of the Common Stock reaches defined levels.

(3)	Includes stock units which are deemed to be beneficially owned on February 28, 2009 or 60 days thereafter. Stock units are not deemed beneficially owned until the restrictions on the units have lapsed. Each stock unit is intended to be the economic equivalent of a share of Common Stock.

(4)	Unless otherwise indicated, each person has sole voting and investment power over the shares reported.

(5)	Includes interests, if any, in shares held in the Motorola Stock Fund of the Company’s 401(k) Plan, which is subject to certain investment restrictions, the shares listed under “Shares Under Exercisable Options” and units listed under “Stock Units”.

PROXY STATEMENT

(6)	Mr. Brown’s holdings under “Total Shares Beneficially Owned” include: 1,475,430 stock units that are subject to restrictions and 679,348 unvested market-based options that only vest if the market price of the Common Stock reaches defined levels as discussed in the “Mr. Brown’s 2008 Equity Grants” section of the “Compensation Discussion and Analysis”. The stock units are excluded from the computations of percentages of shares owned because the restrictions lapse more than 60 days after February 28, 2009.

(7)	Dr. Jha’s holdings under “Total Shares Beneficially Owned” include 4,012,037 stock units that are subject to restrictions. These units are excluded from the computations of percentages of shares owned because the restrictions lapse more than 60 days after February 28, 2009.

(8)	Mr. Liska forfeited all equity awards on February 19, 2009 in connection with his involuntary termination for cause. For further details, see “Employment Offer Agreement and Termination of Paul J. Liska”.

(9)	This amount for Mr. Meredith includes a grant of 500,000 market-based restricted stock units, the restrictions on which will lapse only if the market price of the Common Stock reaches defined levels as discussed in the “Mr. Meredith’s 2008 Equity Grants” section of the “Compensation Discussion and Analysis”.

(10)	Mr. Meredith’s holdings under “Total Shares Beneficially Owned” include 141,893 stock units that are subject to restrictions. These units are excluded from computation of percentages of shares owned because the restrictions lapse more than 60 days after February 28, 2009.

(11)	Mr. Moloney’s holdings under “Total Shares Beneficially Owned” include 444,817 stock units that are subject to restrictions. These units are excluded from computation of percentages of shares owned because the restrictions lapse more than 60 days after February 28, 2009.

(12)	Mr. Lawson’s holdings under “Total Shares Beneficially Owned” include 80,000 stock units that are subject to restrictions. These units are excluded from computation of percentages of shares owned because the restrictions lapse more than 60 days after February 28, 2009.

(13)	Mr. Lee’s holdings under “Total Shares Beneficially Owned” include 150,000 stock units that are subject to restrictions. These units are excluded from computation of percentages of shares owned because the restrictions lapse more than 60 days after February 28, 2009.

(14)	Mr. Reed forfeited unvested equity awards scheduled to vest after December 31, 2008.

(15)	Mr. Keller forfeited unvested equity awards scheduled to vest after October 31, 2008.

(16)	Ms. Lewent does not have investment power over 264 of these shares.

(17)	Mr. Scott does not have investment power over 12,177 of these shares.

(18)	Mr. Warner does not have investment power over 4,245 of these shares.

(19)	Dr. John White has shared voting and investment power over 30,551 of these shares and shared voting and no investment power over 540 of these shares.

(20)	Mr. Miles White has shared voting and investment power over 2,000 of these shares.

(21)	All directors, nominees and current executive officers as a group have: sole voting and investment power over 1,169,974 of these shares and shared voting and investment power over 50,593 of these shares. Included under “Total Shares Beneficially Owned” are 6,504,578 stock units that are subject to restrictions. Each stock unit is intended to be the economic equivalent of a share of Common Stock. These units are excluded from the computations of percentages of shares owned because the restrictions lapse more than 60 days after February 28, 2009.

No directors, nominees or current executive officers have pledged shares of Motorola Common Stock pursuant to any loan or arrangement where there is an expectation that the loan or arrangement may be repaid by foreclosure or other recourse to the shares of Motorola Common Stock.

PROXY STATEMENT

Security Ownership of Principal Shareholders

The following table sets forth information with respect to any person who is known to be the beneficial owner of more than 5% of the Company’s Common Stock.

	Number of Shares
	and Nature of	Percent of
Name and Address	Beneficial Ownership	Outstanding Shares

Dodge & Cox, 555 California Street, 40th Floor, San Francisco, CA 94104	328,704,673(1) shares of Common Stock	14.5%
AXA Financial, Inc. 1290 Avenue of the Americas New York, New York 10104(2)	178,967,465(3) shares of Common Stock	7.9%
Carl C. Icahn and related entities, 767 Fifth Avenue, 47th Flr., New York, NY 10153(4)	154,225,808(5) shares of Common Stock	6.8%

(1)	Solely based on information in a Schedule 13G/A dated February 11, 2009 filed with the Securities and Exchange Commission by Dodge & Cox. The Schedule 13G/A indicates that as of December 31, 2008, Dodge & Cox was the beneficial owner with sole dispositive power of 328,704,673 shares, with sole voting power as to 313,364,836 of such shares and shared voting power as to 646,200 of such shares.

(2)	Solely based on information in a Schedule 13G dated February 13, 2009 (the “AXA Schedule 13G”) filed with the Securities and Exchange Commission jointly by AXA Financial, Inc. and the following related entities: AXA Assurances I.A.R.D. Mutuelle and AXA Assurances Vie Mutuelle (together “AXA Mutuelle”), which controls AXA and whose address is 26, rue Drouot 75009 Paris, France, and AXA which owns AXA Financial, Inc. and whose address is 25, avenue Matignon 76008 Paris, France (collectively the “AXA Entities”). AXA also includes AXA Investment Managers Paris (France), AXA Konzern AG (Germany), and AXA Rosenberg Investment Management LLC. AXA Financial, Inc. subsidiaries include AllianceBernstein and AXA Equitable Life Insurance.

(3)	Solely based on information in the AXA Schedule 13G, the AXA Entities were the beneficial owner with sole dispositive power as to an aggregate of 178,967,465 shares and with sole voting power as to an aggregate of 141,966,932 shares of which: (i) AXA Financial, Inc. through its subsidiaries AllianceBernstein and AXA Equitable Insurance Company, which operate under independent management and make independent voting and investment decisions, was the beneficial owner with sole dispositive power as to an aggregate of 178,810,828 shares and with sole voting power with regards to aggregate of 141,842,645 shares and (ii) AXA through AXA Investment Managers Paris (France), AXA Konzern AG (Germany) and AXA Rosenberg Investment Management LLC was also the beneficial owner with sole dispositive power as to an aggregate of 156,747 shares and with sole voting power as to an aggregate of 124,287 shares. The AXA Entities disclaim beneficial ownership of all shares reported in the AXA Schedule 13G.

(4)	A Schedule 13D/A was filed with the Securities and Exchange Commission on May 7, 2008, amending a Schedule 13D previously filed on February 6, 2008 and amended on March 5, 2008 (as amended, the “Icahn Schedule 13D”), filed jointly by Carl C. Icahn and the following related entities (collectively, the “Reporting Persons”): (a) High River Limited Partnership, Hopper Investments LLC, Barberry Corp., Icahn Offshore LP, Icahn Partners LP, Icahn Onshore LP, Icahn Capital LP, IPH GP LLC, Icahn Enterprises Holdings L.P., Icahn Enterprises G.P. Inc. and Beckton Corp., each of whose address is White Plains Plaza, 445 Hamilton Avenue-Suite 1210, White Plains, NY 10601, and (b) Icahn Partners Master Fund LP (“Icahn Master”), Icahn Partners Master Fund II LP (“Icahn Master II”), and Icahn Partners Master Fund III LP (“Icahn Master III”), each of whose address is c/o Walkers SPV Limited, P.O. Box 908GT, 87 Mary Street, George Town, Grand Cayman, Cayman Islands.

(5)	Solely based on information in the Icahn Schedule 13D, as of the date of the Icahn Schedule 13D, information in Form 13F-HR filed by Icahn Capital on February 13, 2009 with the Securities and Exchange Commission for the period ending December 31, 2008, and information from the holder.

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COMPENSATION DISCUSSION AND ANALYSIS

Introduction

While our compensation philosophy, guiding principles, and components of compensation programs have not changed significantly in 2008, circumstances have. The global economic crisis, severe challenges in our Mobile Devices business, and our announced strategy to separate into two publicly-traded companies have impacted priorities in 2008. Motivating our employees remains an essential pillar of our philosophy and paying for performance remains a predominant guiding principle. Nonetheless, we have taken actions to attract and retain key leaders requiring us to provide guaranteed compensation.

Attracting Dr. Jha from his position at another public company required both guaranteeing certain elements of compensation and also providing inducements to take on the additional risk of leading a turnaround. We believe Dr. Jha is one of the very few industry leaders with the qualifications to lead our Mobile Devices business during its turnaround.

Mr. Brown was provided with some additional incentive opportunities related to his direct leadership role for part of the year in the Mobile Devices business and also an additional equity grant related to his employment contract.

Additionally, Mr. Brown and Dr. Jha have been provided with significant compensation opportunities related to equity grants, but the majority will be realized only if and when a successful separation of the Company occurs and/or the Company’s stock price increases significantly.

General Compensation Philosophy

Our general compensation philosophy is to provide world-class reward strategies and programs that attract, retain and motivate the right people, in the right places, at the right time. We strive to provide a total compensation package that is competitive with the prevailing practices for the industries and countries in which we operate, allowing for above average total compensation when justified by business results and individual performance.

Our compensation, including equity grants with typical vesting over four years, is not designed to encourage excessive risk taking, but is designed to align management’s incentives with those of shareholders.

Executive Compensation Guiding Principles

Our general compensation philosophy is further guided by the following principles specific to our executives:

•	a strong link between pay and performance—both at the Company and the individual level;

•	the opportunity to receive total compensation above the prevailing market median for outstanding Company performance and the correlation of total compensation with the level of success achieved;

•	strongly differentiated pay for superior performers that is proportional to their contributions to the Company’s success;

•	alignment of our executives’ and our stockholders’ interests to encourage management of the Company from the perspective of owners with a meaningful equity stake;

•	a competitive total rewards package that enables us to attract and motivate high-performing talent and that is competitive with other large-cap, high-tech companies;

•	retention of high performers through meaningful wealth creation opportunities; and

•	a simple and cost-efficient program design.

Components of Our Compensation Program

The compensation program for our Named Executive Officers consists of:

•	base salary;

•	short-term incentives through our annual Motorola Incentive Plan (the “MIP”);

•	long-term incentives through our Long Range Incentive Plans (the “LRIP”), and equity grants;

•	executive benefits and perquisites; and

•	broad-based employee benefits.

With each component of our compensation program, we strive to align the interests of our executives with the interests of our stockholders in different ways—by focusing on short-term and long-term performance goals, by requiring significant ownership in the Company, by linking individual performance to the Company’s performance, and by promoting healthy employees.

The Role of the Compensation and Leadership Committee and Executive Officers in Determining Compensation

Motorola’s senior leadership team, comprised of the Co-Chief Executive Officers (each a “Co-CEO” and, together, the “Co-CEOs”) and certain executives designated by the Co-CEOs, provides recommendations regarding the design of the Company’s compensation program to the Compensation and Leadership Committee (the “Committee”). Upon Committee approval, the senior leadership

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team is responsible for executing the objectives of the approved compensation program. Each member of Motorola’s senior leadership team approves all compensation actions for his or her respective part of the organization and is accountable for compliance with established governance procedures.

The Co-CEOs are responsible for recommending all compensation actions involving any member of the senior leadership team or Section 16 Officer to the Committee for its approval, including any modifications to their compensation. The Co-CEOs take an active role in Committee meetings at which compensation actions involving these officers are discussed. The Committee’s independent compensation consultant, Mercer, also participates in these Committee meetings.

The Global Rewards department in Motorola’s Human Resources organization, together with our Senior Vice President, Human Resources, prepares recommendations regarding CEO compensation for the Committee. Neither Co-CEO participates in the discussions regarding his compensation at Committee meetings. The Committee is responsible for bringing recommended compensation actions involving the Co-CEOs to the Board for its concurrence. The Committee cannot unilaterally approve compensation or compensation changes for the Co-CEOs.

Our Compensation Mix

We measure the competitiveness of our total direct compensation (base salary + target short-term incentive opportunity + target long-term incentive opportunity) against high-tech market practices. In 2008, total direct compensation levels for each executive position are targeted between the 50th percentile and the 65th percentile of similar positions in our comparator group, consisting of 16 large-cap, high-tech companies. We structure our compensation mix to be market competitive for each compensation element. Both base salary and incentives (including annual and long-term incentives) are generally targeted between the 50th percentile and 65th percentile of the comparator group, but the exact percentile may differ by individual. In 2009, total direct compensation levels, base salaries and incentives (both annual and long term incentives) will be generally targeted at the 50th percentile of the comparator group.

However, as described in more detail below, the Committee, primarily on the recommendation of management for positions other than CEO, has the discretion to set total compensation above or below the targeted percentile of similar positions in our comparator group when the value of the individual’s experience, performance and specific skill set justifies variation. As a result, competitively superior pay is awarded to those executives who earn it, and the greatest retention value is invested in our strongest performers.

The cost of our compensation program impacts our financial performance. As a result, we continue to remain focused on ensuring that our compensation program is optimized to motivate employees to improve our results on a cost-effective basis.

We also recognize the need to balance the components of our compensation program appropriately depending on an individual’s position and ability to impact the Company’s results. Accordingly, our compensation program is generally structured so that more than two-thirds of our Named Executive Officer’s targeted total compensation is “at risk” (in the form of equity grants and awards under LRIP and MIP) and is dependent upon the Company’s results and stock price.

Annually, at the beginning of each year when the Committee reviews salary increases for that year, the Committee reviews an outline of each element of compensation granted and total overall compensation for each member of the senior leadership team. In early 2009, the Committee reviewed the total compensation outline provided by Mercer.

The initial compensation package for Dr. Sanjay Jha is an exception to the Company’s general pay mix principle. Unique circumstances demanded the Company attract a top quality leader for our Mobile Devices business, particularly in light of the planned separation of Motorola into two publicly-traded companies. The Committee determined it was necessary to have a competitive and compelling compensation package involving a significant amount of “at-risk” equity awards. Attracting Dr. Jha to Motorola required both guaranteeing certain elements of compensation and also providing inducements to take on the additional risk of leading a turnaround. We believe Dr. Jha will successfully lead the Mobile Devices business during its transition and is one of very few industry leaders qualified to meet this challenge.

Compensation Benchmarking

The individual elements, as well as the total direct compensation, of our rewards program for Named Executive Officers are benchmarked against our comparator group. We strive to award both competitive forms of compensation (base salary, short-term incentive compensation and long-term incentive compensation) and to ensure that the individual elements comprising our compensation are competitively positioned in the marketplace.

Our comparator group consists of 16 large-cap, high-tech companies that, in the aggregate, both the Company and the Committee believe best

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represent our portfolio of businesses and our competition for executive talent. We believe using our comparator group for our Named Executive Officers in the United States is an appropriate method to understand the executive talent market in which we must compete to attract and retain top-quality talent. The Committee reviews the composition of the comparator group annually to determine if any changes are necessary. Since 2000, we and the Committee have sought to more closely align our compensation program with that of our large-cap, high-tech peers.

In 2008, our comparator group consisted of the following companies: Alcatel-Lucent, Apple, Inc., Cisco Systems, Inc., Dell Inc., Electronic Data Systems Corp. (which was acquired by Hewlett Packard Co. in 2008), EMC Corp., LM Ericsson Telephone Co., Hewlett Packard Co., International Business Machines Corp., Intel Corp., Microsoft Corp., Nokia Corp., Nortel Networks Corp., Oracle Corp., QUALCOMM Inc., Sun Microsystems, Inc. and Texas Instruments Inc. Based upon the markets in which we compete for executive talent within our industries, the Committee approved our comparator group, and Mercer, the Committee’s independent consultant, confirmed that the companies comprising the comparator group were appropriate. In 2009, we expect a very similar group of companies will again comprise our comparator group.

In addition to our comparator group data, for the broader executive group we also gather and analyze supplemental compensation market data from multiple survey sources in order to obtain a more complete picture of the overall compensation environment. We utilize supplemental data gathered from the following survey sources:

Cash Compensation and Long-Term Incentive Compensation Survey Sources

•	CHiPS Executive & Senior Management Total Compensation Survey, published by Pearl Meyer & Partners, a Clark Consulting Practice;
•	Towers Perrin Compensation Data Bank® (CDB) Executive Compensation Database;
•	Radford Executive Survey Custom Compensation Report, published by Radford, an Aon company; and
•	US Executive Pay and Performance Study, published by Mercer.

Additional Long-Term Incentive Compensation Survey Source

•	The Global Long Term Incentive Practices Survey, published by Buck Consultants, an ACS company.

Because these surveys contain competitive compensation market data on a number of companies spanning a number of different industries, our market analysis involves narrowing the available data to “cuts” that most accurately reflect our competitive labor market. We complete regression analyses using the appropriate “data cuts” to capture the most accurate market data possible.

In order of priority, the “data cuts” we employ include:

•	the 16 large-cap, high-tech companies that comprise our comparator company group;
•	an expanded comparator company group that includes other high-tech companies (e.g., Google Inc., Palm, Inc., Advanced Micro Devices Inc., etc.);
•	technology companies with annual revenue greater than $500 million; and
•	large-cap companies with annual revenue in the $20 billion to $80 billion range.

We strongly believe in engaging the best talent for critical functions, which may require negotiations with individual executives who have significant retention packages in place with other employers. In order to compensate these individuals for the compensation that they would forfeit by terminating their previous employment, the Committee, on the recommendation of management, may determine that it is in our best interest to offer compensation packages that deviate from our general compensation principles in order to recruit executive talent.

The Committee, on the recommendation of management, may determine it is appropriate to provide certain individuals with compensation outside of our normal cycles. The Committee makes such decisions based on:

•	increased responsibilities or job changes related to shifts in our strategic priorities,
•	retention of critical talent, and
•	strategic investment in individuals identified as candidates for our leadership succession plans.

Accordingly, for some Named Executive Officers, the individual compensation elements are above the target of the 50th percentile. In determining actual compensation for a Named Executive Officer, the Committee considers such Named Executive Officer’s role, responsibilities, experience, performance, and skill set in making its judgment of the Named Executive Officer’s value to our Company and in the marketplace. These determinations are generally subjective, and the Committee does not rely on formulaic weighting of these factors in making its compensation decisions. Rather, the Committee uses these factors to provide an overall

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context for its decisions on specific elements of compensation.

Independent Consultant Review of Executive Compensation

The Committee has the discretion, to the extent deemed necessary and appropriate, to retain and terminate compensation consultants, outside counsel or other advisors, including the sole authority to approve fees and other retention terms for any such consultant, counsel or advisor. The Committee’s practice is to engage an external independent consultant to complete an evaluation of our compensation program on a periodic basis, typically every one or two years, and to annually review the specific compensation of our Co-CEOs and our Co-CEOs’ senior leadership team.

The Committee’s current compensation consultant, Mercer, is independent from the Company and reports directly to the Chair of the Committee. The Committee believes that Mercer is presently the appropriate consultant to review and assist in the development of our compensation program. Mercer does not have any other significant business relationships with us other than the foreign engagements discussed below. The Company’s 2008 expenditures with Mercer were approximately $1.6 million, of which approximately 20% was for work with the Committee and 80% was for the foreign engagement work discussed below. The Company’s total expenditures with Mercer are not a significant portion of Mercer’s total revenue. When appropriate, the Committee has discussions with Mercer without management present to protect impartiality.

Due to our global reach and Mercer’s expertise, it may be in the Company’s best interest to retain Mercer for limited services that are unrelated to their role as advisor to the Committee. Accordingly, engagements of Mercer are sometimes made by local management of certain of Motorola’s non-U.S. subsidiaries. Management reports to the Committee regarding any fees for unrelated services and products purchased from Mercer. The most recent review took place in July 2008. At that time, the other work performed for the Company by Mercer involved: (1) pension consulting services in Ireland and the United Kingdom, and (2) the purchase of international compensation survey reports. Mercer has also performed the following international services: (1) medical insurance claims administration in Mexico, (2) group disability claims administration in Australia, and (3) consulting work in Ireland, Australia and New Zealand on benefits and/or reduction-in-force matters. The Committee reviews the services Mercer provides Motorola and other matters of judgment to ensure Mercer’s independence in advising the Committee.

2009 Executive Compensation Review

In January 2009, the Committee engaged Mercer as it has in the past to independently review our executive rewards program and the compensation of our senior leadership team, including the Named Executive Officers. Mercer’s 2009 executive compensation review studied: (1) the relationship between our actual 2007 senior executive compensation levels and the Company’s performance using available proxy data at that time, (2) the competitiveness of our target executive pay program in light of our executive compensation strategy, and (3) the competitiveness of our “pay mix”, long-term incentive compensation (“LTI”) mix, equity grants and LTI performance metrics compared to the market.

Mercer reviewed the following compensation components in its competitive assessment:

•	base salary;

•	annual bonus (target annual bonus opportunity);

•	total cash compensation (base salary + target annual bonus opportunity);

•	LTI (long-range incentive compensation target opportunity plus equity compensation); and

•	total direct compensation (total cash compensation + LTI).

Mercer relied on both published survey sources, including the surveys listed above under “Compensation Benchmarking,” and peer company proxy data, including data from our comparator group, to determine our competitive positioning relative to the market.

Each position reviewed was matched to the market based on position, responsibility and the scope of the business for which the position was responsible.

Pay and Performance Relationship

Mercer’s study found that our compensation structure is highly leveraged so that strong Company performance leads to above-market pay and weak Company performance results in below-market pay. Mercer found that, overall, Motorola’s business-based performance on select metrics was below the 25th percentile of our peers for 2007 and approximately at the 25th percentile for the three-year period from 2005 to 2007. The metrics were:

(1)	growth: revenue growth, EBITDA growth and EPS growth;
(2)	operating performance: EBITDA per employee, EBITDA margin and net profit margin;

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(3)	return: return on assets (ROA), return on equity (ROE) and return on capital (ROC); and
(4)	shareholder value: total shareholder return (TSR), market-to-book ratio, P/E ratio and market-to-sales ratio

Mercer also found that 2007 base salaries and MIP Awards for our named executive officers in the 2008 Proxy Statement were at the 25th percentile of the competitive market. Our total compensation on a present value basis (2007 base salary plus 2007 actual bonus and 2008 LTI value), was above the 25th percentile of the peer group.

2008 Target Pay Levels Relative to Market and Compensation Strategy

Mercer’s study found that:

•	Competitive benchmarking results show that our target total compensation program is generally positioned between the market median and the 65th percentile.

•	Base salaries and target annual cash compensation opportunities tend to approximate the 65th percentile.
•	Long-term incentives approximate the median for the named executive officers.

2008 Pay Mix and Program Provisions Compared to the Market

Mercer’s study found that:

•	Our total target pay mix continues to be aligned with the market, with appropriate emphasis on performance-based pay. Our LTI mix, based on actual awards granted in 2008, includes greater emphasis on the Long-Range Incentive Plan (“LRIP”) than our peers.
•	Our annual equity use (run rate) increased in 2008 and approximates the 75th percentile of our peer group. This is due in large part to a lower Motorola stock price and the issuance of special CEO equity awards.

The Committee agreed with the Mercer study’s conclusions and, as discussed below, relied on the study’s findings in setting the 2009 compensation levels for our senior leadership team.

Base Salary

Base salary levels for each Named Executive Officer are generally targeted at the 50th percentile of the comparator group, but the exact percentile may differ by individual. As such, the base salaries for our senior leadership team, including the Named Executive Officers, were established in accordance with an external market competitiveness analysis by Mercer. As previously described, the Committee, on the recommendation of management, has the discretion to deviate from the targeted percentile range when a Named Executive Officer’s experience, performance and specific skill set justifies variation.

Mr. Brown’s Base Salary

Effective January 1, 2008, the Committee decided, with the independent Board members concurrence, to increase Mr. Brown’s base salary from $950,000 to $1,200,000, in recognition of Mr. Brown’s election as CEO. The Committee determined that the base salary adjustment was appropriate in light of Mr. Brown’s expanded responsibilities and was necessary to pay a competitive base salary to Mr. Brown in his new role as CEO. Mr. Brown’s salary was memorialized as not less than $1,200,000 in his employment agreement as Co-CEO dated August 27, 2008.

In late 2008, Mr. Brown voluntarily agreed to reduce his base salary for 2009 by 25% to $900,000.

Dr. Jha’s Base Salary

Pursuant to the terms of the employment agreement the Company entered into with Dr. Jha on August 4, 2008, Dr. Jha’s annual base salary for the initial three-year term beginning in 2008 is not less than $1,200,000.

Dr. Jha’s employment agreement was approved by the Board, based in part on the recommendation of the Committee and other Board members involved in Dr. Jha’s hiring process. The Board members involved hired their own external CEO compensation advisor who, together with Mercer, the Committee’s consultant, and management developed the compensation package that is reflected in Dr. Jha’s employment agreement. Comparator data from similarly-sized companies and companies in our industries was gathered and analyzed in determining Dr. Jha’s initial compensation package. The agreement is further described under “Employment Contracts, Termination of Employment and Change in Control Arrangements”.

In late 2008, Dr. Jha voluntarily agreed to reduce his base salary for 2009 by 25% to $900,000.

Mr. Liska’s Base Salary

Mr. Liska’s annual base salary was $750,000 in 2008. On February 2, 2009, Mr. Liska was replaced as Chief Financial Officer and ceased to be an executive officer. On February 19, 2009, Mr. Liska was terminated from the Company. For a discussion of Mr. Liska’s termination, see “Employment Offer Agreement with and Termination of Paul J. Liska”.

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Mr. Meredith’s Base Salary

Mr. Meredith served as Acting Chief Financial Officer of the Company from April 1, 2007 to March 1, 2008. On March 27, 2007, in connection with becoming Acting Chief Financial Officer, Mr. Meredith entered into an employment agreement with a term of six months that provided him a base salary of $1 per year. On October 2, 2007, the Committee approved an amended and restated employment agreement with respect to Mr. Meredith’s continuing interim tenure with Motorola. Mr. Meredith’s interim tenure as Acting Chief Financial Officer and Executive Vice President was extended on a month-to-month basis through no later than April 1, 2008. Beginning October 1, 2007, Motorola began paying Mr. Meredith a gross monthly base salary of $75,000. Mr. Meredith’s term as Acting Chief Financial Officer and Executive Vice President ended on March 1, 2008 and, under the terms of his agreement, his employment ended on March 31, 2008.

Mr. Moloney’s Base Salary

Mr. Moloney’s annual base salary was $600,000 in 2007 and 2008. In January 2009, the Committee decided that Mr. Moloney’s base salary would not be increased at that time.

Mr. Lawson’s Base Salary

Mr. Lawson’s annual base salary was $540,000 in 2007 and 2008. In January 2009, the Committee decided that Mr. Lawson’s base salary would not be increased at that time.

Mr. Lee’s Base Salary

Mr. Lee’s annual base salary was $475,000 in 2008. In January 2009, the Committee decided that Mr. Lee’s base salary would not be increased at that time.

Mr. Reed’s Base Salary

Mr. Reed’s annual base salary was $600,000 in 2008. On March 7, 2008, the Company and Mr. Reed entered into a separation agreement with respect to Mr. Reed’s separation from the Company on December 31, 2008. This agreement is discussed under “Employment Contracts, Termination of Employment and Change in Control Arrangements”.

Mr. Keller’s Base Salary

Mr. Keller’s annual base salary was $475,000 in 2008. On February 29, 2008, Mr. Keller entered into a separation agreement with respect to Mr. Keller’s separation from the Company on October 31, 2008. This agreement is discussed under “Employment Contracts, Termination of Employment and Change in Control Arrangements”.

Short-Term Incentives

The Motorola Incentive Plan (“MIP”) is a cash-based, pay-for-performance annual incentive plan that was initiated in January 2002 and applies to all of our regular employees (excluding those employees participating in a sales incentive plan), including the Named Executive Officers. This discussion of MIP relates to MIP awards granted in 2008 under the 2008 MIP Plan approved by the Committee in March 2008 (the “2008 MIP”). For information regarding the impact of Section 162(m) of the Internal Revenue Code on awards granted under MIP, see the discussion set forth under “The Impact of Favorable Accounting and Tax Treatment on Compensation Program Design”.

Similar to many of our competitors, we use our annual incentive plan, MIP, to reward employees for their contributions to strong annual business performance. Through MIP, we strive to promote teamwork, strengthen our financial performance and improve customer satisfaction and quality. Moreover, MIP supports our goals of: attracting and retaining the talent we need to succeed; focusing employees’ attention on critical business goals; sharing the financial benefits of superior performance; and providing pay that is competitive with our comparator companies.

MIP Incentive Formula

The payout value of awards under MIP is based on the following incentive formula:

Performance Factors

Eligible Earnings	×	Individual Incentive Target	×	Business Performance Factor	×	Individual Performance	=	MIP Award

MIP Individual Incentive Target

The MIP Individual Incentive Targets are based on market-competitive data and are established as a percentage of eligible earnings (generally, base salary). At the beginning of each year, the Committee designates individual target levels for each of our Named Executive Officers. For 2008, Individual Incentive Targets for each Named Executive Officer were generally targeted between the 50th percentile and the 65th percentile of the comparator group, but the exact percentile may differ by individual. In 2009, and going forward, the Individual Incentive Targets for each Named Executive Officer will be generally targeted at the 50th percentile of the comparator group.

For 2008, the Individual Incentive Targets for our Named Executive Officers ranged from 75% to 220% of base salary, depending on the

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responsibilities of each individual’s position, as set forth below:

Named	Individual MIP Target
Executive Officer	as % of Base Salary

Mr. Brown	220%(1)
Dr. Jha	200%
Mr. Liska	95%(2)
Mr. Meredith	n/a(3)
Mr. Moloney	95%
Mr. Lawson	95%
Mr. Lee	75%
Mr. Reed	95%(4)
Mr. Keller	n/a(5)

(1)	A separate Special 2008 MIP Award, with a target of 130% of his base salary, was also established for Mr. Brown based on the performance of the Mobile Devices business, as discussed below in “Mr. Brown’s 2008 MIP Individual Incentive Targets”.

(2)	On February 24, 2009, the Committee determined that Mr. Liska will not receive a 2008 MIP.

(3)	Pursuant to the terms of his employment agreement, Mr. Meredith was not eligible to participate in the 2008 MIP.

(4)	Pursuant to the terms of his separation agreement, Mr. Reed was eligible for a pro-rata 2008 MIP.
(5)	Pursuant to the terms of his separa tion agreement, Mr. Keller did not participate in the 2008 MIP.

The Individual Incentive Targets for our Named Executive Officers were established by the Committee based on Mercer’s market competitiveness analysis.

MIP Business Performance Factor

At the beginning of each year, the Committee establishes Business Performance Factor targets for the Company as a whole and for specified business units. Most employees receive rewards based, in part, on the performance of their particular business unit (and such unit’s corresponding Business Performance Factor). 100% of the award for each of our Named Executive Officers in 2008 is based on the overall Motorola Business Performance Factor, except Dr. Jha’s award is pursuant to his employment agreement in 2008.

In 2008, the MIP Business Performance Factor measures and their relative weights for the NEOs were:

•	Company-wide Operating Earnings (75% weight): calculated as consolidated earnings before income taxes, according to GAAP, excluding the effects of one-time events separately identified in the Company’s quarterly earnings releases.

•	Company-wide Operating Cash Flow (25% weight): calculated as net cash provided by operating activities according to GAAP.

The following table sets forth the minimum, maximum and target levels for each of the 2008 corporate MIP Business Performance measures, as well as the actual 2008 performance levels and the calculation of the total MIP Business Performance Factor for the Company as a whole. Company-wide award payouts range from 25% of the established target award level (at the minimum level of performance) to 200% of the established target award level (at the maximum level of performance). No award payments are made for performance below the minimum level of performance.

	Minimum	Performance						Adjusted
MIP	Threshold	Level for		Actual Fiscal	Resulting		Weighted	Weighted
Business	for Any	Maximum		Year 2008	Performance		Contributing	Contributing
Performance Measure	Payout	Payout	Target	Performance	Factor	Weight	Result	Result

Operating earnings	-$250 million	$1.3 billion	$650 million	$243 million	66%	75%	49%	40%
Operating cash flow	$400 million	$2.0 billion	$1 billion	$242 million	0%	25%	0%	0%
Total Corporate MIP Business Performance Factor								40%

On January 28, 2009, the Committee used its discretion to lower the 2008 corporate MIP business performance weighted contributing result from 49% to 40%.

The Company’s actual 2008 performance with relation to the Operating Earnings measure fell below the target performance threshold but above the minimum performance threshold and, accordingly, contributed to a below target payout. The Company’s actual 2008 perfor mance with relation to the Operating Cash Flow measure fell below the minimum performance threshold and, accordingly, did not contribute to an incentive payout under MIP.

Based on our 2008 performance, the corporate MIP Business Performance Factor (“MIP BPF”) was 49% of the established target award level and in light of the overall performance of the Company, the Committee used its discretion to lower the MIP BPF to 40%.

MIP Individual Performance Factor

The MIP Individual Performance Factor gives the Committee the ability to adjust the awards, which are formula-driven based on business results, according to an individual’s contribution to our success. We believe that the most effective performance management process establishes a tight and

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clear link between individual and organizational goals and performance. We strive to establish a clear line of sight between our performance management process and our business strategy. Individual performance is measured by both what an individual accomplishes (goal achievement) and how the individual accomplishes those goals (behaviors).

Since not all Named Executive Officers perform at the same level, nor contribute equally to the metrics used to determine the MIP Business Performance Factors, the Committee has the discretion to adjust awards to account for these differences in individual contribution and performance. We believe that this discretion results in a stronger pay-for-performance culture. Individual Performance adjustments are made by the Committee based on its determination of how much to differentiate among individual participants. The use of Individual Performance multipliers demonstrates our commitment to strongly differentiate rewards to the senior leadership team based on individual performance. Individual Performance multipliers for our Named Executive Officers range from 0% (no award paid) for poor performance to 130% (130% of the formula-driven award) for exceptional performance, demonstrating our commitment to strongly differentiate rewards for superior performers.

Due to poor overall Company performance in 2008, the Committee determined that no individual Named Executive Officer should receive an incentive payout under the 2008 MIP that was greater than what was generated by the Business Performance Factor formula. As a result, the 2008 Individual Performance multiplier for each Named Executive Officer was limited to 1.0, but could be lower.

Based on the 2008 Business Performance Factor (40%) and the 2008 Individual Performance multiplier (1.0 or below), the 2008 MIP award for each of our Named Executive Officers was 40% of the established target award level. On February 24, 2009, the Committee determined that Mr. Liska will not receive a 2008 MIP award.

The following table sets forth the 2008 MIP awards for each of our Named Executive Officers:

Named Executive
Officer	Target MIP Award		Actual MIP Award

Mr. Brown	$2,640,000	(1)	$0	(2)
Dr. Jha	$2,400,000		$0	(3)
Mr. Liska	$593,750	(4)	$0	(4)
Mr. Meredith	n/a	(5)	n/a	(5)
Mr. Moloney	$570,000		$228,000
Mr. Lawson	$513,000		$205,200
Mr. Lee	$326,563		$130,625
Mr. Reed	$142,500	(6)	$57,000	(6)
Mr. Keller	n/a	(7)	n/a	(7)

(1)	A separate Special 2008 MIP Award, with a target of $1,560,000, was also established for Mr. Brown based on the performance of the Mobile Devices business, as discussed below in “Mr. Brown’s 2008 MIP Individual Incentive Targets”.

(2)	As previously disclosed on December 17, 2008, Mr. Brown voluntarily decided to forego any 2008 bonuses under MIP.

(3)	Pursuant to the terms of his employment agreement, Dr. Jha was entitled to a 2008 MIP award of $2,400,000. As previously disclosed on December 17, 2008, Dr. Jha voluntarily decided to forego any 2008 bonus under MIP. For a discussion of the February 11, 2009 RSU grant to Dr. Jha, see the footnotes to the “Summary Compensation Table”.

(4)	On February 24, 2009, the Committee determined that Mr. Liska will not receive a 2008 MIP award.

(5)	Pursuant to the terms of his employment agreement, Mr. Meredith was not eligible to participate in the 2008 MIP.

(6)	Pursuant to the terms of his separation agreement, Mr. Reed was eligible for a pro-rata 2008 MIP award.

(7)	Pursuant to the terms of his separation agreement, Mr. Keller did not participate in the 2008 MIP.

PROXY STATEMENT

Mr. Brown’s 2008 MIP Individual Incentive Targets

For 2008, in light of Mr. Brown’s expanded role and responsibilities as CEO and acting head of the Mobile Devices business for part of the year, the Committee took actions to strongly incent Mr. Brown in his efforts to rapidly improve the Company’s performance. In order to incentivize actions to improve performance on both a Company-wide basis and specifically in the Mobile Devices business, the Committee structured Mr. Brown’s incentive pay for 2008 as two separate awards.

Mr. Brown’s Individual Incentive Target with respect to his 2008 MIP award based on company-wide performance was set at 220% of his eligible earnings. For 2008, the target for a separate cash-based pay-for-performance award was set at 130% of his base salary (the “Special 2008 MIP Award”). The Special 2008 MIP Award was based on Mobile Devices performance as measured by gross margin earned from new product introductions in the Company’s Mobile Devices business and operating earnings of the Mobile Devices business. The Special 2008 MIP Award was subject to the terms and conditions of the 2008 MIP and could be paid separately or together with any other award that Mr. Brown could earn under the 2008 MIP.

In December 2008, Mr. Brown voluntarily decided to forego any 2008 bonuses under MIP.

Dr. Jha’s 2008 and 2009 MIP Individual Incentive Targets

Pursuant to Dr. Jha’s employment agreement, his annual bonus target is 200% of base salary with a 2008 minimum bonus of $2,400,000 agreed upon.

However, in December 2008, Dr. Jha voluntarily decided to forego any 2008 bonus under MIP. At that time, the Committee agreed to make a grant of RSUs to Dr. Jha in the first quarter of 2009 as further discussed in the footnotes to the Summary Compensation Table.

Pursuant to his employment agreement, Dr. Jha’s 2009 minimum bonus is $1,200,000. The formula for the business performance factor for Dr. Jha’s 2009 MIP is as determined by the Committee.

Long-Term Incentives (“LTI”)

Our LTI programs are designed to encourage creation of long-term value for our stockholders, promote employee retention and encourage stock ownership. These programs include: (1) the LRIP, and (2) grants of stock options, restricted stock units or other equity.

Many of our employees participate in one or more of our LTI programs, which we believe promote a focus on long-term results and align employee and stockholder interests. In designing and refining our programs, we carefully consider the impact of equity expensing, actions taken by our comparator group to reduce the use of stock options, and our dilution and overhang levels. As a result, during 2008 we made certain changes to our equity programs in the interest of achieving the appropriate balance between cost competitiveness and maintaining employee incentive, such as additional use of Restricted Stock Units for those below the vice president level.

For 2008, LTI levels for our Named Executive Officers were generally targeted between the 50th percentile and the 65th percentile of the comparator group, but the exact percentile may differ by individual. In 2009, and going forward, LTI levels for each Named Executive Officer will be generally targeted at the 50th percentile of the comparator group.

Our Named Executive Officers receive a large proportion of their overall targeted compensation (approximately two-thirds) in the form of LTI in order to align their interests with those of stockholders and to promote a focus on long-term results. The LRIP accounts for roughly one-third of the total targeted LTI value, and the balance comes in the form of equity grants.

Targeted LTI value for each of our Named Executive Officers was established based on a market competitiveness analysis by Mercer.

Long-Range Incentive Plan

The LRIP is a pay-for-performance, multi-year incentive plan. A three-year cycle started on January 1, 2008 and will conclude on December 31, 2010. On April 21, 2008, the Compensation and Leadership Committee of the Board of Directors of Motorola, Inc. approved the cancellation of the January 1, 2006 to December 31, 2008 (2006-2008) performance cycle and the January 1, 2007 to December 31, 2009 (2007-2009) performance cycle under the Company’s Long-Range Incentive Plan of 2006 without the payment of awards for such performance cycles. These cycles were cancelled due to the poor performance versus the established plan goals and metrics and there were no new awards granted in their place. As a result, there will be no LRIP payouts in 2008 or 2009.

Participation in the LRIP is limited to our elected officers—including all Named Executive Officers and corporate, senior and executive vice presidents (approximately 90 participants in total).

PROXY STATEMENT

The 2008-2010 LRIP program was redesigned to focus even more on creating shareowner value and does not retain many elements of prior plans.

LRIP Incentive Formula

The payout value of awards under the LRIP is based on the following incentive formula:

Base Salary at Cycle Start	×	Individual Incentive Target	×	LRIP Business Performance Factor	=	LRIP Award

LRIP Individual Incentive Targets

The LRIP Individual Incentive Targets are based on market-competitive data and are established as a percentage of base salary at the start of a performance cycle. The Committee designates target levels for all LRIP participants. For the LRIP cycle beginning in 2008 the Individual Incentive Targets for our Named Executive Officers ranged from 150% to 350% of base salary at the start of the performance cycle, depending on the responsibilities of each individual’s position, as set forth below:

Individual LRIP Target
Named	as % of Base Salary
Executive Officer	2008-2010(1)

Mr. Brown	350%(2)
Dr. Jha	n/a(3)
Mr. Liska	180%(4)
Mr. Meredith	n/a(3)
Mr. Moloney	180%
Mr. Lawson	180%
Mr. Lee	150%
Mr. Reed	n/a(5)
Mr. Keller	n/a(5)

(1)	On April 21, 2008, the Compensation and Leadership Committee approved the cancellation of the 2006-2008 performance cycle and the 2007-2009 performance cycle without the payment of awards for such performance cycles.
(2)	Pursuant to Mr. Brown’s employment agreement, his 2008 LRIP target is 350% of base salary and his target for subsequent years shall not be less than 250%.
(3)	Pursuant to the terms of their respective employment agreements, neither Dr. Jha nor Mr. Meredith are eligible to participate in the LRIP.
(4)	On February 24, 2009, the Committee determined that Mr. Liska was not eligible for any incentive award under the 2008-2010 LRIP cycle as a result of his involuntary termination on February 19, 2009.
(5)	In connection with their departures from the Company, Mr. Reed and Mr. Keller forfeited their rights to any payouts under the LRIP for cycles ending after December 31, 2007.

LRIP Business Performance Factor

The LRIP Business Performance Factor is calculated in a two-step process.

Step 1: Calculate Motorola’s 20-day average stock price at the end of the 2008-2010 LRIP cycle.

Motorola’s 20-day average stock price at the end of the 2008-2010 LRIP cycle will determine the potential size of the 2008-2010 cycle award, as illustrated in the following performance table.

December 31, 2010
20-day Average Stock Price	Performance Factor

$27.00	2.00x
$18.00	1.00x
$16.00	0.25x
<$16.00	0.00x

If Motorola’s 20-day average stock price at the end of the cycle is less than $16.00, then no payout shall be made for the 2008-2010 LRIP cycle.

Step 2: Measure our three-year total shareholder return (“TSR”) compared with our comparator group to determine the final Business Performance Factor to be used for the LRIP cycle.

For LRIP purposes, TSR is calculated as follows:

Ending share price
(20-day average through last day of cycle, e.g. December 31, 2010)
+	Value of reinvested dividends

=	Total ending value

Beginning share price
–	(20-day average through day preceding first day of cycle, e.g. December 31, 2007)

=	Total value created

÷	Beginning share price
=	Total shareholder return

For the 2008-2010 LRIP cycle, in order for a full LRIP award to be paid: (1) our three-year TSR must exceed the 55th percentile of our comparator group, and (2) our “absolute” three-year TSR must be positive (i.e., greater than 0%).

If our three-year TSR is equal to or above the 55th percentile of our comparator group, then the full LRIP Business Performance Factor is applied. If our three-year TSR is below the 55th percentile but above the 25th percentile of our comparator group, then a “haircut” reduction is applied to the LRIP Business Performance Factor. The “haircut” is linear between performance at the 55th percentile (no reduction) and the 25th percentile (50% reduction). If our three-year TSR is below the 25th percentile of our comparator group, then the Committee will use its discretion to determine if any 2008-2010 LRIP awards are paid. In addition, our “absolute” three-year TSR must be

PROXY STATEMENT

positive (i.e., greater than 0%) to ensure that any 2008-2010 LRIP award will be paid. In the event that our three-year TSR is at or above the 75th percentile, the Committee could use its discretion to determine an increase in an award under the 2008-2010 LRIP cycles above the formula-driven award is warranted. The Committee has not previously exercised such discretion.

Impact of Individual Performance on LRIP Awards

Our Co-CEOs may recommend adjustment to the amount of the LRIP award to any participant at any time prior to payment as a result of the participant’s performance during the performance cycle; provided, however, that any such adjustment may not result in a payment to the participant in excess of the participant’s maximum award under the LRIP. Any such adjustment to a payment to a member of the senior leadership team, including any Named Executive Officer, is subject to the approval of the Committee.

Likewise, the Committee (with or without counsel from the Co-CEOs) may reduce the amount of the LRIP award to any member of the senior leadership team, including any Named Executive Officer, at any time prior to payment as a result of the participant’s performance during the performance cycle.

Mr. Brown’s LRIP Target

As a result of Mr. Brown’s election as CEO, the Committee decided, with the independent Board members concurrence, that Mr. Brown’s target award for the performance cycle under the 2008-2010 LRIP cycle is a target payout equal to 350% of his base pay rate in effect at the commencement of the performance cycle. Under Mr. Brown’s employment agreement, each fiscal year after 2008 is targeted as not less than 250% of his base pay rate at the commencement of the performance cycle.

Equity Awards

Equity awards are the other component of our long-term incentive program. To reward, retain and motivate employees in 2008, the Committee, on the recommendation of management, awarded stock options and restricted stock units (“RSUs”). Stock options and stock appreciation rights provide economic value to the holder if the price of our Common Stock increases from the grant date to the time the option or right is exercised. In contrast, RSUs convert to shares of our Common Stock when they vest, so they have a gross value at the time of vesting equal to the then-current market value of our Common Stock. While stock options motivate employees by providing more potential upside, RSUs assist us in retaining employees because RSUs have value even if our stock price does not increase.

Only the Committee may grant equity awards to a Co-CEO, member of the senior leadership team or a Section 16 Officer. We do not structure the timing of equity award grants to precede or coincide with the disclosure of material non-public information. Since 2002, the grant date for the annual equity award has always been within a few days of the annual stockholders meeting. This practice is expected to continue in 2009.

A wide range of employees participate in our equity plans. On May 6, 2008, the Committee granted equity to approximately 29,000 employees, including Named Executive Officers, as part of our annual award of equity. The annual equity grants generally vest and become exercisable in four equal annual installments, with the first installment vesting on May 6, 2009. The per share exercise price for the stock options is $10.26, the Fair Market Value of our Common Stock on the date of the grant. The stock options expire on May 6, 2018. Approximately 96% of the RSUs and stock options covered by the May 6, 2008 general grant were granted to employees other than the Named Executive Officers.

We also grant stock options and/or RSUs: (1) to help make new employees “whole” for the compensation that they forfeit by terminating their previous employment; (2) to attract new critical talent; (3) to encourage retention of critical talent; (4) as a strategic investment in individuals deemed critical to our leadership succession plans; and (5) to reward strong performance. In 2008, approximately 1,000 of our approximately 64,000 employees received a grant of stock options or restricted stock units outside of the May annual award of equity.

Fair Market Value Definition

Until March 1, 2007, “Grant Date Fair Market Value” was defined as the closing price for a share of our Common Stock on the last trading day before the date of grant for equity awards. For equity award grants on or after March 1, 2007, “Grant Date Fair Market Value” (also termed “Fair Market Value”) is defined as the closing price for a share of our Common Stock on the date of grant. The official source for the closing price is the New York Stock Exchange Composite Transactions in the Wall Street Journal at www.online.wsj.com.

Mr. Brown’s 2008 Equity Grants

In January 2008, the Committee decided, with the independent Board members concurrence, to grant Mr. Brown, in connection with his election to

PROXY STATEMENT

CEO, market-based, premium-priced options to acquire 679,348 shares of Motorola Common Stock that vest only if the market price of the Common Stock reaches defined levels as described below (“Performance Options”). The Performance Options, if vested, expire on the tenth anniversary of the date of grant.

The exercise price for the Performance Options is $13.31, which was equal to 115.7% of the Fair Market Value of a share of Motorola Common Stock on the date of grant, as defined above in “Fair Market Value Definition”.

The Performance Options vest as follows:

•	226,449 Performance Options vest if the closing price for a share of Motorola’s Common Stock meets or exceeds $16.00 for 10 trading days out of any 30 consecutive trading days from February 1, 2008 until January 31, 2011;

•	226,449 Performance Options vest if the closing price for a share of Motorola’s Common Stock meets or exceeds $20.00 for 10 trading days out of any 30 consecutive trading days from February 1, 2008 until January 31, 2013; and

•	226,450 Performance Options vest if the closing price for a share of Motorola’s Common Stock meets or exceeds $23.00 for 10 trading days out of any 30 consecutive trading days from February 1, 2008 until January 31, 2015.

The Committee granted the Performance Options to provide Mr. Brown added incentive to make the Company performance improvements necessary to stimulate stock price growth.

Additionally, the Committee decided, with the independent Board members concurrence, to grant Mr. Brown, in connection with his election to CEO, 304,348 RSUs, 50% of which vest on July 31, 2010 and the remaining 50% of which vest on January 31, 2013. The Committee granted the RSUs to Mr. Brown in light of his expanded role and responsibilities as CEO.

In connection with Mr. Brown’s employment agreement, on August 27, 2008, he was granted 583,123 restricted stock units, 2,320,652 stock options and 564,064 stock appreciation rights. The employment agreement and grants were approved by the Committee with the independent Board members concurrence upon the recommendation of Mercer. The value of the restricted stock units, stock options and stock appreciation rights awarded under the new employment agreement depends entirely upon the value of our Common Stock. The stock options and stock appreciation rights (which together represent approximately 66% of the contract awards) will have no spread value (i.e., the difference between the strike price and the fair market value of Common Stock) unless the price of Common Stock increases from the grant date price of $9.60.

As an incentive to work toward the separation of Motorola into two publicly-traded companies, an agreement to make a post-separation equity award was also entered into with Mr. Brown. In the event the Mobile Devices business (“MDB”) becomes a separate, publicly-traded company and MDB has a market capitalization of at least $2.0 billion, Motorola will grant to Mr. Brown: (1) an option to purchase shares of Motorola Common Stock having an aggregate Black-Scholes value of $3,333,333 as of the grant date, and (2) restricted Motorola Common Stock having a grant date value of $1,666,667. The option and restricted stock will vest, subject to continued employment, in three installments, each vesting date to be the later of: (a) the date on which the average closing price of Motorola Common Stock over a fifteen day trading period is 10% greater than the average closing price of Motorola Common Stock over the fifteen day trading period immediately following the date that MDB becomes a separate, publicly-traded company, and (b) the first, second and third anniversary of the grant date, as applicable. The agreement is further described under “Employment Contracts, Termination of Employment and Change in Control Arrangements”.

Dr. Jha’s 2008 Equity Grants

In connection with Dr. Jha’s employment agreement, on August 4, 2008, he was granted 2,304,653 “make-whole” restricted stock units and 10,211,226 “make-whole” options to replace awards of equivalent current value that Dr. Jha forfeited upon joining the Company. The employment agreement and grants were approved by the Committee with the independent Board members concurrence upon the recommendation of Mercer. Approximately 60% of the value of the make-whole awards is in the form of stock options which will result in no payment unless the price of the Company’s stock increases from the grant date price of $9.82. Thus, Dr. Jha has effectively reinvested his forfeited compensation in Motorola equity.

Also in connection with Dr. Jha’s employment agreement, he was granted 1,362,769 “inducement” restricted stock units and 6,383,658 “inducement” options. These grants were made to Dr. Jha in order to attract and retain an executive of his unique caliber and experience. Each of the “make-whole” and “inducement” equity awards vests ratably on

PROXY STATEMENT

July 31, 2009, July 31, 2010 and July 31, 2011, subject to continued employment.

As an incentive to work toward the separation of Motorola into two publicly-traded companies, Dr. Jha’s employment agreement provides for a post-separation MDB equity award. This equity award would be granted only if and when the Mobile Devices business becomes a separate publicly-traded company and there is a post-separation increase in the price of the MDB stock. In the event MDB becomes a separate, publicly-traded company, MDB will grant a post-separation equity award to Dr. Jha in an amount that, together with the existing inducement awards, represents 3% of the total MDB equity immediately following the separation. 90% of the award will be in the form of stock options and the remaining 10% will be in the form of restricted stock. The options and restricted stock will vest, subject to continued employment, in three installments, each vesting date to be the later of: (a) the date on which the average closing price of MDB common stock over a fifteen day trading period is 10% greater than the average closing price of MDB common stock over the fifteen day trading period immediately following the date that MDB becomes a separate, publicly-traded company, and (b) the first, second and third anniversary of the grant date, as applicable. The above equity grants are intended to align Dr. Jha’s interests with those of the shareholders to improve the performance of the business.

Pursuant to Dr. Jha’s employment agreement, in the event that the Mobile Devices business does not become a separate publicly-traded company by October 31, 2010, the post-separation MDB equity award would not be received and a contingent payment of cash equal to $30 million would be payable to Dr. Jha.

In the event MDB becomes a separate, publicly-traded company, all of Dr. Jha’s outstanding equity awards that relate to Motorola Common Stock would convert into equity awards that relate to MDB common stock. The agreement is further described under “Employment Contracts, Termination of Employment and Change in Control Arrangements”.

In the first quarter of 2009, the Committee made a grant of restricted stock units to Dr. Jha with a value equal to $1,344,000, representing $2,400,000 less the amount of cash that would have been payable to Mr. Brown under MIP had Mr. Brown not foregone his 2008 bonus under MIP ($1,056,000). The restricted stock units will vest in two equal installments on the first anniversary of the grant and on October 31, 2010.

Mr. Liska’s 2008 Equity Grants

To align Mr. Liska’s incentives to improve the market valuation of Motorola, upon the commencement of his employment on March 1, 2008, he was granted 583,000 options that would have vested in four equal annual installments beginning on March 1, 2009. He was also granted 728,000 market-based options. Each tranche of market-based options would have vested only if the closing price of the Company’s Common Stock met or exceeded the dollar amounts set forth below for at least ten trading days during any thirty consecutive trading days within the time periods set forth below:

# of Options
Time Period/Dollar Amount	Vested

Through the third anniversary, $16.00 per share	242,666
Through the fifth anniversary, $20.00 per share	242,666
Through the seventh anniversary, $23.00 per share	242,668

On March 1, 2008, Mr. Liska was also granted: (1) 131,000 restricted stock units that would have fully vested on March 1, 2011, and (2) 131,000 restricted stock units that would have vested in two equal installments on September 1, 2010 and March 1, 2013.

In May 2008, as part of the annual award of equity grants, the Committee granted Mr. Liska options to acquire 120,000 shares of Motorola Common Stock that expire on the tenth anniversary of the date of grant. The stock options would have vested 25% per year annually starting with the first anniversary of the date of grant. Additionally, the Committee granted Mr. Liska 40,000 RSUs that would have vested 25% per year annually starting with the first anniversary of the date of grant.

In connection with Mr. Liska’s involuntary termination for cause on February 19, 2009, Mr. Liska forfeited (1) all vested and unvested options, and (2) all unvested RSUs. As of the date of his termination, no equity awards had vested.

Mr. Meredith’s 2007 and 2008 Equity Grants

In connection with becoming Acting Chief Financial Officer of the Company on April 1, 2007, Mr. Meredith entered into an employment agreement that provided him: (1) options to acquire 250,000 shares of Motorola Common Stock with a one-year vesting period and a ten-year term; and (2) 500,000 market-based RSUs that vest only if the closing price of the Company’s Common Stock meets or exceeds the dollar amounts set forth below

PROXY STATEMENT

for at least ten trading days during any thirty consecutive trading days prior to April 2, 2009:

Closing Price	RSUs Vested

$20.00	165,000
$22.00	165,000
$24.00	170,000

The Committee granted the market-based RSUs to provide Mr. Meredith added incentive to make the performance improvements necessary to stimulate stock price growth.

In October 2007, the Committee approved an amended and restated employment agreement with respect to Mr. Meredith’s continuing interim tenure with Motorola that provided for additional equity awards while Mr. Meredith is a Motorola employee. The agreement is described under “Employment Contracts, Termination of Employment and Change in Control Arrangements”.

Mr. Meredith’s term as Acting Chief Financial Officer and Executive Vice President ended on March 1, 2008 and, under the terms of this agreement, his employment ended on March 31, 2008.

Mr. Moloney’s 2008 Equity Grants

In May 2008, as part of the annual award of equity grants, the Committee granted Mr. Moloney options to acquire 200,000 shares of Motorola Common Stock that expire on the tenth anniversary of the date of grant. The stock options vest 25% per year annually starting with the first anniversary of the date of grant. Additionally, the Committee granted Mr. Moloney 75,000 RSUs that vest 25% per year annually starting with the first anniversary of the date of grant.

In August 2008, as an incentive to retain Mr. Moloney, the Committee granted Mr. Moloney options to acquire 349,000 shares of Motorola Common Stock that expire on the tenth anniversary of the date of grant. The stock options vest 50% on August 22, 2010 and the remaining 50% on August 22, 2011. Additionally, the Committee granted Mr. Moloney 117,000 RSUs, 50% of which vest on August 22, 2010 and the remaining 50% of which vest on August 22, 2011.

The Committee determined that the grants of stock options and RSUs appropriately rewarded Mr. Moloney for his strong leadership performance of the combined Home and Networks Mobility business and were necessary to provide a level of equity awards that were appropriate for the competitive market.

Mr. Lawson’s 2008 Equity Grants

In May 2008, as part of the annual award of equity grants, the Committee granted Mr. Lawson options to acquire 120,000 shares of Motorola Common Stock that expire on the tenth anniversary of the date of grant. The stock options vest 25% per year annually starting with the first anniversary of the date of grant. Additionally, the Committee granted Mr. Lawson 50,000 RSUs that vest 25% per year annually starting with the first anniversary of the date of grant.

The Committee determined that the grants of stock options and RSUs appropriately rewarded Mr. Lawson for his strong leadership of the legal organization and were necessary to provide a level of equity awards that was appropriate for the competitive market.

Mr. Lee’s 2008 Equity Grants

As an inducement to join Motorola, on January 28, 2008, Mr. Lee was granted options to acquire 125,000 shares of Motorola Common Stock that expire on the tenth anniversary of the date of grant. The stock options vest 25% per year annually starting with the first anniversary of the date of grant. Additionally, Mr. Lee was granted 100,000 RSUs, 100% of which vest on January 28, 2011.

In May 2008, as part of the annual award of equity grants, the Committee granted Mr. Lee options to acquire 145,000 shares of Motorola Common Stock that expire on the tenth anniversary of the date of grant. The stock options vest 25% per year annually starting with the first anniversary of the date of grant. Additionally, the Committee granted Mr. Lee 50,000 RSUs that vest 25% per year annually starting with the first anniversary of the date of grant.

The Committee determined that the grants of stock options and RSUs appropriately rewarded Mr. Lee for his strong leadership of the human resources organization and were necessary to provide a level of equity awards that was appropriate for the competitive market.

Recoupment of Incentive Compensation Awards Upon Restatement of Financial Results

Effective January 1, 2008, if, in the opinion of the independent directors of the Board, the Company’s financial results are restated due to intentional misconduct by one or more of the Company’s executive officers, then the independent directors have the discretion to use their best efforts to remedy the misconduct and prevent its recurrence. The independent directors may, based upon the facts and circumstances surrounding the restatement, direct that the Company recover all or a portion of any bonus or incentive compensation paid, or cancel the stock-based awards granted, to an executive officer

PROXY STATEMENT

on or after January 1, 2008. In addition, the independent directors may also seek to recoup any gains realized after January 1, 2008 in respect of equity-based awards, including stock options and restricted stock units, regardless of when issued.

The remedies that may be sought by the independent directors are subject to a number of conditions, including, that: (1) the bonus or incentive compensation to be recouped was calculated based upon the financial results that were restated, (2) the executive officer in question engaged in the intentional misconduct, and (3) the bonus or incentive compensation calculated under the restated financial results is less than the amount actually paid or awarded.

In addition, the independent directors may take other disciplinary action, including, without limitation: (1) adjustment of future compensation of the executive officer, (2) termination of the executive officer’s employment, (3) pursuit of any and all remedies available in law and/or equity in any country, and (4) pursuit of such other action as may fit the circumstances of the particular case. The independent directors may take into account penalties or punishments imposed by third parties, such as law enforcement agencies, regulators or other authorities. The independent directors’ power to determine the appropriate punishment for the wrongdoers is in addition to, and not in replacement of, remedies imposed by such entities and is in addition to any right of recoupment against the Co-CEOs or CFO under Section 304 of the Sarbanes-Oxley Act of 2002.

Executive Benefits and Perquisites

The Committee and management continue to seek to more closely align our total executive rewards programs with that of our comparator group. Our philosophy is to pay at the 50th percentile for total rewards for executive positions in our comparator group given average business performance. These rewards are supplemented by additional performance-based compensation that is substantially leveraged. As a result, we provide few executive-only benefits and perquisites. Our executive benefits and perquisites are described below.

•	Motorola Executive Financial Planning Program. The Motorola Executive Financial Planning Program provides our elected officers, including each of our Named Executive Officers, with comprehensive financial planning assistance, designed to help them achieve the highest value from their compensation package. Our benchmarking shows that financial planning assistance is one of the most common executive perquisites among our comparator group. The annual allowance is $10,000 for our senior executives, including our Named Executive Officers.

•	Change in Control Protection. The Board considers the maintenance of a sound management team to be essential to protecting and enhancing the Company’s best interests and the best interests of our stockholders. To that end, we recognize that the possibility of a change in control may exist from time to time, and that this possibility, and the uncertainty and questions it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and our stockholders. Accordingly, the Board has determined that appropriate steps should be taken to encourage the continued attention and dedication of members of our management to their assigned duties without the distraction that may arise from the possibility of a change in control. As a result, we have established the Senior Officer Change in Control Severance Plan. Our Senior Officer Change in Control Severance Plan uses a “double trigger”. In other words, in order for severance benefits to be “triggered” both: (1) a change in control must occur, and (2) an executive must be involuntarily terminated for a reason other than “cause” or must leave for “good reason” within 24 months of the change in control. For a description of benefits provided under our Senior Officer Change in Control Severance Plan, see the information under “Change in Control Arrangements”.

•	Personal Aircraft Use. Each Co-CEO is active in professional and civic communities, has significant amounts of private and personal information readily available about him on the Internet, has strong visibility and travels extensively as Co-CEO. As a result, while serving as Co-CEO, both Mr. Brown and Dr. Jha are required to use our aircraft for personal travel in connection with our overall security program.

As part of his employment agreement in connection with serving as Acting Chief Financial Officer until March 1, 2008, Mr. Meredith was entitled to use our aircraft for up to 165 hours of personal travel. From time to time and on a limited basis, we permit other executives to use our aircraft for personal travel.

•	Motorola Management Deferred Compensation Plan. The Motorola Management

PROXY STATEMENT

Deferred Compensation Plan is a non-qualified deferred compensation plan that is unfunded and unsecured and allows our eligible elected officers, including each of our Named Executive Officers, the opportunity to defer taxes on their base salary and cash incentive compensation. The Company does not contribute to this plan. The plan is not intended to provide above-market or preferential earnings (as these terms are defined under SEC regulations) on compensation deferred under the plan. Effective January 1, 2008, because of low participation in the plan, we temporarily closed the Motorola Deferred Compensation Plan to new deferrals.

Broad-based Employee Benefits

As U.S. employees, our Named Executive Officers have the opportunity to participate in a number of benefits programs that are generally available to all regular U.S. employees. These benefits include: (1) healthcare plans (medical and dental benefits, behavioral health program, vision and hearing care program, health coaching, and onsite wellness programs and wellness centers/fitness centers); (2) life and disability plans (group life insurance, business travel accident insurance and short-term and long-term disability income plans); (3) investment plans (the 401(k) plan, the MOTshare Plan (Employee Stock Purchase Plan) and previously existing pension plans that were available to employees who began employment prior to January 1, 2005); and (4) work/life plans (programs that assist with daily needs such as childcare, adoption assistance, dependent care account and long-term care insurance).

Pension Plans

Our Pension Plans are offered to pension-eligible employees hired before January 1, 2005. We offer two different qualified pension plans, the Portable Pension Plan and the Traditional Pension Plan. We also offer a non-qualified plan, the Motorola Supplemental Pension Plan (the “MSPP”), to highly-compensated employees whose qualified pension plan benefits are reduced by annual salary limits imposed by the IRS.

On December 15, 2008, the Board of Directors of the Company authorized amendments to both the Motorola Pension Plan (the “Pension Plan”) and the MSPP. On this date, the Board determined that effective March 1, 2009, all future benefit accruals and compensation increases under the Pension Plan would automatically cease for all individuals who were participants under the Pension Plan and/or MSPP, respectively, as of February 28, 2009, but further allowing such participants to continue to earn vesting credit towards their benefits under these two plans on and after March 1, 2009, if not already fully vested. Additionally, the MSPP was further amended to freeze any future participation in the MSPP after January 1, 2009 unless such participation was due to a prior contractual entitlement.

Both Pension Plan formulas use “average earnings” to calculate the relevant pension benefit. Prior to January 1, 2008, a participant’s “final average earnings” were used to calculate the relevant pension benefit, with final average earnings (base salary and lump-sum merit pay, excluding incentive plan awards) being the five years of highest pay during the last 10 calendar years ending December 31, 2007. On and after January 1, 2008, a participant’s “modified average earnings” are used to calculate the relevant pension benefit, with modified average earnings starting with the participant’s final average earnings as of December 31, 2007 and additionally including in the numerator and denominator the earnings from each and every subsequent year of employment after January 1, 2008 and up to March 1, 2009 (unless earlier terminated). Further, when computing pension benefits, annual compensation used to calculate a participant’s benefit may not exceed certain limits set by the IRS ($230,000 in 2008) and hence is limited to this number if required. The benefit payable to plan participants eligible for MSPP is the amount by which their pension plan benefit is reduced by the applicable IRS limits or as a result of their participation in the Motorola Management Deferred Compensation Plan. A participant’s pension benefit and MSPP benefit together cannot exceed 70% of their modified average earnings at retirement.

The “Elected Officer Supplemental Retirement Plan”, which was closed to new participants as of January 1, 2000, uses the sum of (a) the participant’s base salary at retirement (or the base salary in place on June 30, 2005, whichever is earlier) and (b) the average of the five highest Motorola Incentive Plan awards received within the last eight years preceding retirement. This supplemental retirement plan caps the benefit at an annual income of up to 70% of the participant’s base salary at retirement or on June 30, 2005, whichever is earlier. Mr. Lawson is the only Named Executive Officer who is eligible for the Elected Officer Supplemental Retirement Plan.

The Impact of Compensation Amounts Realizable on the Other Elements of Compensation

We deliberately design our compensation program to attract, retain and motivate high-quality talent. In making compensation decisions, the Committee reviews and benchmarks total compensation against our comparator group. We follow a policy

PROXY STATEMENT

of ensuring that total compensation, as well as each element comprising total compensation, is competitive. As a result, we do not specifically limit one element of compensation in response to the amounts potentially realizable under other compensation elements. However, we place certain limits on benefits available under our life and disability plans and our investment plans, including our pension plans. Our “qualified” plans are also subject to IRS limits.

The Impact of Favorable Accounting and Tax Treatment on Compensation Program Design

Favorable accounting and tax treatment of the various elements of our compensation program is an important, but not the sole, consideration in its design. Section 162(m) of the Internal Revenue Code limits the deductibility of certain items of compensation paid to the Co-CEOs and certain other highly compensated executive officers (the “covered officers”) to $1,000,000 annually. Our short-term and long-term incentive programs have been designed to provide for the deductibility of compensation paid to the covered officers under our incentive plans. In particular, in order to satisfy the Section 162(m) qualification requirements, under our 2006 Omnibus Incentive Plan, each year the Committee allocates an incentive pool, equal to 5% of our consolidated operating earnings, among the covered officers under our MIP. Once the amount of the pool and the allocations are determined at the end of the year, the Committee retains “negative discretion” to reduce (but not increase) the amount of any award payable to the covered officers to the amounts payable based on the MIP performance criteria using the actual minimum, target and maximum awards by position. For 2008, the Committee exercised this discretion to reduce the value of the awards payable under the incentive pool to Mr. Moloney, Mr. Lawson and Mr. Lee to the value of each such officer’s 2008 MIP award. For a discussion of the covered officers’ 2008 MIP awards, see “Short-Term Incentives”. Notwithstanding the above, the Committee reserves the right to provide for compensation to executive officers that may not be deductible pursuant to Section 162(m).

In the first quarter of 2006, we began expensing equity awards in accordance with FAS 123R. This results in significantly higher accounting expenses for our stock option awards. Like many of the companies within our comparator group, we have taken measures to ensure our equity grant practices remain competitive but also cost-effective (e.g., by generally lowering grant guidelines and participation rates).

Stock Ownership Requirements

In order to align the interests of senior management with the interests of our stockholders, the Board requires our senior leadership team, including each of our Named Executive Officers, and all other senior and executive vice presidents (approximately 35 executives), to maintain prescribed ownership levels of our Stock (as defined below). The stock ownership guidelines set minimum levels of ownership, as follows: for each Co-CEO, Stock with a value equal to four times base salary; for executive vice presidents, Stock with a value equal to the lesser of three times base salary or the value of 50,000 shares; and for senior vice presidents, Stock with a value equal to the lesser of two times base salary or the value of 25,000 shares. For purposes of these stock ownership requirements, Stock means shares of Common Stock owned outright, restricted stock, restricted stock units and stock owned in benefit plans such as the 401(k) Plan and the MOTshare Plan, each of which count toward fulfilling the ownership guidelines. New senior executives are given a reasonable amount of time to meet the ownership requirements.

Securities Trading Policy

Executives and other employees, including our Named Executive Officers, may not engage in any transaction in which they may profit from short-term speculative swings in the value of our securities. This includes “short sales” (selling borrowed securities that the seller hopes can be purchased at a lower price in the future) or “short sales against the box” (selling owned, but not delivered securities), “put” and “call” options (publicly available rights to sell or buy securities within a certain period of time at a specified price) and hedging transactions, such as zero-cost collars and forward sale contracts. Our securities trading policy is designed to ensure compliance with applicable insider trading rules.

PROXY STATEMENT

The following “Report of Compensation and Leadership Committee on Executive Compensation” and related disclosure shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933 (the “Securities Act”) or under the Securities Exchange Act of 1934 (the “Exchange Act”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

REPORT OF COMPENSATION AND LEADERSHIP COMMITTEE ON EXECUTIVE COMPENSATION

Throughout 2008, Director Samuel C. Scott III was the Chair and Director James R. Stengel served on the Compensation and Leadership Committee (the “Committee”) of Motorola, Inc. Director Dr. Ron Sommer served on the Committee until the 2008 Annual Meeting at which time William R. Hambrecht and Judy C. Lewent joined the Committee.

During 2008, the Committee was comprised solely of non-employee directors who were each: (i) independent as defined under the NYSE listing standards for independence and the Motorola, Inc. Director Independence Guidelines, (ii) a non-employee director for purposes of Rule 16b-3 of the Exchange Act, and (iii) an outside director for purposes of Section 162(m) of the Code. During 2009, the Committee will be comprised of directors who meet these same standards.

The Committee has reviewed and discussed the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K with Motorola management. Based on such review and discussions, the Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement on Schedule 14A and incorporated by reference into Motorola’s 2008 Annual Report on Form 10-K.

Respectfully submitted,

Samuel C. Scott III, Chairman
William R. Hambrecht
Judy C. Lewent
James R. Stengel

PROXY STATEMENT

NAMED EXECUTIVE OFFICER COMPENSATION

2008 Summary Compensation Table

											Change in
											Pension Value
											and
											Nonqualified
									Non-Equity		Deferred
						Stock		Option	Incentive Plan		Compensation		All Other
Name and Principal		Salary		Bonus		Awards		Awards	Compensation		Earnings		Compensation		Total
Position	Year	($)(1)		($)(2)		($)(3)		($)(3)	($)(4)		($)		($)		($)
(a)	(b)	(c)		(d)		(e)		(f)	(g)		(h)		(i)		(j)

Gregory Q. Brown	2008	$1,200,000		$0		$4,536,024		$5,204,639	$0	(5)	$25,090	(6)	$378,571	(7)	$11,344,324
Co-Chief Executive Officer and Chief	2007	857,500		0		2,843,141		2,838,459	486,214		9,356		88,525		7,123,195
Executive Officer, Broadband Mobility Solutions	2006	726,923		0		2,002,835		2,847,391	500,000		24,820		6,600		6,108,569
Dr. Sanjay K. Jha	2008	484,615		0		6,985,718	(8)	9,389,248	0	(8)	0		412,096	(9)	17,271,677
Co-Chief Executive Officer and Chief Executive Officer, Mobile Devices
Paul J. Liska	2008	620,192		400,000	(10)	715,894		1,907,503	0	(11)	0		2,308	(12)	3,645,897
Executive Vice President and Chief Financial Officer (Former)
Thomas J. Meredith	2008	300,000	(13)	0		776,206		666,873	0		0		449,518	(14)	2,192,597
Acting Chief Financial Officer (Former)	2007	251,251		0		5,129,445		1,175,625	0		0		658,802		7,215,123
Daniel M. Moloney	2008	600,000		0		1,607,072		1,065,925	228,000		38,840	(15)	16,900	(16)	3,556,737
Executive Vice President, President, Home & Networks Mobility	2007	575,500		100,000		865,100		1,124,116	305,550		0		26,396		2,996,162
A. Peter Lawson	2008	540,000		0		189,123		1,240,454	205,200		0	(17)	16,900	(18)	2,191,677
Executive Vice President, General	2007	540,000		15,500	(19)	75,257		1,778,373	331,560		0		17,025		2,742,715
Counsel and Secretary	2006	540,000		0		0		2,005,086	280,000		0		17,950		2,843,036
Gregory A. Lee	2008	438,462		285,000	(20)	443,781		242,813	130,625		0		7,008	(21)	1,547,689
Senior Vice President, Human Resources
Stuart C. Reed	2008	108,610		0		960,824		1,287,000	57,000		0		471,963	(22)	2,885,397
Executive Vice President, President, Mobile Devices (Former)	2007	533,654		115,000		949,055		1,159,313	258,082		0		23,330		3,038,434
Kenneth C. Keller, Jr.	2008	85,711		0		290,699		424,407	0		0		909,200	(23)	1,710,017
Executive Vice President, Chief Marketing Officer (Former)

(1)	Includes amounts deferred pursuant to salary reduction arrangements under the 401(k) Plan and the Motorola Management Deferred Compensation Plan.

(2)	In April 2007, Mr. Reed and Mr. Moloney received a one-time discretionary cash bonus in recognition of their efforts and to promote retention of these officers.

(3)	The amounts in columns (e) and (f) reflect the dollar amounts recognized for financial statement reporting purposes in accordance with FAS 123R for the fiscal years ended December 31, 2008, December 31, 2007 and December 31, 2006, respectively, for awards pursuant to the Motorola Omnibus Incentive Plan of 2006, Dr. Jha Inducement Exception Awards and prior stock incentive plans and, thus, may include amounts from awards granted both in and prior to 2008, 2007 and 2006, respectively. Assumptions used in the calculation of these amounts are included in Note 8, “Share-Based Compensation Plans and Other Incentive Plans” in the Company’s Forms 10-K for the fiscal years ended December 31, 2008, December 31, 2007 and December 31, 2006. The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The dollar amounts recognized in 2008 as expense of equity awards calculated under FAS 123R (for the purpose of these footnotes, termed “2008 Expenses”) are as follows:

	FY 2004 GRANT		FY 2005 GRANT		FY 2006 GRANT		FY 2007 GRANT		FY 2008 GRANT
	Stock($)	Option($)	Stock($)	Option($)	Stock($)	Option($)	Stock($)	Option($)	Stock($)		Option($)

Mr. Brown	—	$239,143	$309,400	$566,000	$1,538,600	$811,125	$1,172,020	$607,000	$1,516,004		$2,981,371
Dr. Jha	—	—	—	—	—	—	—	—	6,985,718	(8)	9,389,248
Mr. Liska	—	—	—	—	—	—	—	—	715,894		1,907,503
Mr. Meredith	—	—	—	—	—	—	507,064	529,373	269,142		137,500
Mr. Moloney	—	150,212	—	318,375	439,600	—	851,000	288,000	316,472		309,338
Mr. Lawson	—	191,179	—	389,125	—	463,500	100,342	111,375	88,781		85,275
Mr. Lee	—	—	—	—	—	—	—	—	443,781		242,813
Mr. Reed	—	—	79,650	340,875	212,500	579,375	668,674	366,750	—		—
Mr. Keller	—	—	—	—	265,613	396,563	25,086	27,844	—		—

For Mr. Keller, actual forfeitures are factored into the above 2008 Expenses. Mr. Keller forfeited unvested equity awards scheduled to vest after October 31, 2008 and, accordingly, a total of $379,515 of option and RSU expense was not taken as scheduled or credited due to such forfeiture. For Mr. Liska, actual forfeitures on February 19, 2009 are not included in the above 2008 Expenses.

(4)	In 2008, the amounts in column (g) are the awards earned under the Motorola Incentive Plan (“MIP”). There were no payments under any Motorola long-range incentive plan in 2008 or 2006. In 2007, the amounts in column

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PROXY STATEMENT

(g) consist of awards earned under the 2006 Motorola Incentive Plan and the Motorola Long-Range Incentive Plan (the “LRIP”) 2005—2007 cycle as follows:

	Mr. Brown	Mr. Meredith	Mr. Moloney	Mr. Lawson	Mr. Reed

MIP	$125,242	n/a*	$65,550	$61,560	$57,388
LRIP	$360,972	n/a*	$240,000	$270,000	$200,694

*	Pursuant to the terms of his employment agreement, Mr. Meredith was not eligible to participate in MIP and LRIP.

(5)	As previously disclosed on December 17, 2008, Mr. Brown voluntarily decided to forego any 2008 bonuses under MIP.

(6)	In 2008, this is the aggregate change in present value from December 31, 2007 to December 31, 2008 of Mr. Brown’s benefits under the Motorola Pension Plan (the “Motorola Pension Plan”) of $7,030 and under the Motorola Supplemental Pension Plan (“MSPP”) of $18,060. In 2007, this amount is the aggregate change in present value from December 31, 2006 to December 31, 2007 of Mr. Brown’s benefits under the Motorola Pension Plan of $1,889 and under the MSPP of $7,467. In 2006, this amount is the aggregate change in present value from December 31, 2005 to December 31, 2006 of Mr. Brown’s benefits under the Motorola Pension Plan of $6,956 and under the MSPP of $17,864.

(7)	This amount consists of: (i) Company perquisite costs for Mr. Brown of $371,902, including $222,200 for personal use of Company aircraft, $102,202 for personal use of car and driver, $40,000 for security system installation and monitoring, and costs for financial planning, and (ii) contributions made by the Company to the 401(k) Plan in the amount of $6,669. The incremental cost to the Company for Mr. Brown’s personal use of Company aircraft is calculated by multiplying the number of hours Mr. Brown travels in a particular plane by the direct cost per flight hour per plane. Direct costs include fuel, maintenance, labor, parts, loading and parking fees, catering and crew. The incremental cost to the Company for Mr. Brown’s personal use of a car and driver is calculated by adding the costs for the driver, including salary and benefits, on a pro-rata basis to the cost of fuel for driving to and from work and Company events.

(8)	As previously disclosed on December 17, 2008, Dr. Jha voluntarily decided to forego his 2008 contractually guaranteed cash bonus of $2,400,000. The amount in column (e) includes $1,344,000 of FAS 123R expense from the RSU grant made to Dr. Jha on February 11, 2009. At that time, the Compensation and Leadership Committee agreed to make a grant of restricted stock units (“RSUs”) to Dr. Jha in the first quarter of 2009 with a value equal to: $2,400,000 less the amount of cash that would have been payable to Mr. Brown under MIP had he also not foregone his 2008 bonus under MIP. The total cash value of the award was determined on February 11, 2009 to be $1,334,000. This amount is reflected in column (e) in full. Based on the closing price of Motorola’s Common Stock on February 11, 2009, 344,615 RSUs were granted to Dr. Jha on February 11, 2009. The RSUs will vest in two equal installments on February 11, 2010 and on October 31, 2010.

(9)	This amount consists of: (i) Company perquisite costs for Dr. Jha of $392,220, including $336,106 for personal use of Company aircraft, and costs for relocation benefits and personal use of car and driver, (ii) a tax gross-up of $13,444 for income imputed to Dr. Jha, and (iii) contributions made by the Company to the 401(k) Plan in the amount of $6,431. The incremental cost to the Company for Dr. Jha’s personal use of Company aircraft and car and driver are calculated in the same manner as set forth for Mr. Brown.

(10)	In March 2008, Mr. Liska joined the Company as Executive Vice President and Chief Financial Officer. At that time, pursuant to Mr. Liska’s employment offer agreement dated February 15, 2008 (the “Liska Employment Offer Agreement”), the Company provided a sign-on bonus to Mr. Liska of $400,000 that was paid to Mr. Liska in two installments during 2008. On February 19, 2009, Mr. Liska was terminated for cause. Therefore, pursuant to the Liska Employment Offer Agreement, Mr. Liska must repay the $400,000 sign-on bonus to the Company.

(11)	On February 24, 2009, the Committee determined that Mr. Liska will not receive a 2008 MIP.

(12)	This amount is the Company contribution to the 401(k) Plan in the amount of $2,308.

(13)	This amount consists of: (i) Mr. Meredith’s salary in connection with his services as Acting Chief Financial Officer of the Company from January 1, 2008 until March 31, 2008 of $225,000, and (ii) director fees from April 1, 2008 through December 31, 2008 of $75,000.

(14)	This amount consists of: (i) Company perquisite costs for Mr. Meredith of $440,518, including $423,303 for personal use of Company aircraft, costs for relocation benefits and income imputed for guest attendance at a Company event, and (ii) Company contributions to the 401(k) Plan in the amount of $9,000.

(15)	In 2008, this is the aggregate change in present value from December 31, 2007 to December 31, 2008 of Mr. Moloney’s benefits under the Motorola Pension Plan of $8,763, the MSPP of $13,953, the General Instrument Pension Plan of $11,145 and the General Instrument SERP plan (“GI SERP”) of $4,979. In 2007, the aggregate change in present value from December 31, 2006 to December 31, 2007 of Mr. Moloney’s benefits under all pension plans, including benefits under the General Instrument Pension Plan and the (“GI SERP”) was negative and therefore is reflected as $0. During 2007, the change in the present value of his benefit under the Motorola Pension Plan and the

63

PROXY STATEMENT

MSPP was $410 and $2,069, respectively. In 2007, there was a negative change in present value of his benefit under the General Instrument Pension Plan and the GI SERP of ($14,055) and ($6,279), respectively. In connection with the Company’s acquisition of General Instrument Corporation in January of 2000, the value of Mr. Moloney’s benefits under the General Instrument Pension Plan and the GI SERP were frozen as of December 31, 2000.

(16)	This amount consists of: (i) Company perquisite costs for Mr. Moloney of $10,000 for financial planning, and (ii) Company contributions to the 401(k) Plan in the amount of $6,900.

(17)	The aggregate change in present value from December 31, 2007 to December 31, 2008 of Mr. Lawson’s benefits under all pension plans was negative and is therefore reflected as $0. During that period, there was a negative change in present value of his benefit under the Motorola Pension Plan of ($20,250) and a negative change in the present value of his benefit under the Motorola Elected Officers Supplementary Plan of ($61,413). The aggregate change in present value from December 31, 2006 to December 31, 2007 of Mr. Lawson’s benefits under all pension plans was negative and therefore is reflected as $0. During that period, there was a negative change in present value of his benefit under the Motorola Pension Plan of ($21,368) and there was a negative change in the present value of his benefit under the Motorola Elected Officers Supplementary Plan of ($431,650). The aggregate change in present value from December 31, 2005 to December 31, 2006 of Mr. Lawson’s benefits under all pension plans was negative and therefore is reflected as $0. During that period, the change in present value of his benefit under the Motorola Pension Plan was $46,894 and there was a negative change in the present value of his benefit under the Motorola Elected Officers Supplementary Plan of ($135,976).

(18)	This amount consists of: (i) Company perquisite costs for Mr. Lawson of $10,000 for financial planning, and (ii) Company contributions to the 401(k) Plan in the amount of $6,900.

(19)	This amount reflects a one-time, discretionary, cash “Merit Award” granted to Mr. Lawson in 2007.

(20)	In March 2008, Mr. Lee joined the Company as Senior Vice President, Human Resources. At that time, as an incentive for him to join the Company, the Company entered into certain compensation arrangements with Mr. Lee, which included a guaranteed signing bonus of $285,000 that was paid to Mr. Lee in 2008.

(21)	This amount is the Company’s contribution to the 401(k) Plan in the amount of $7,008.

(22)	This amount consists of: (i) a severance allowance of $445,479 in connection with Mr. Reed’s departure from the Company in 2008, (ii) Company perquisite costs for Mr. Reed of $17,245, including costs for financial planning and income imputed for guest attendance at a Company event, and (iii) Company contributions to the 401(k) Plan in the amount of $9,239.

(23)	This amount consists of: (i) a severance allowance of $900,000 in connection with Mr. Keller’s departure from the Company in 2008, and (ii) Company contributions to the 401(k) Plan in the amount of $9,200.

Compensation Proportion

Our executive compensation program is structured so that more than two-thirds of our senior executives’ targeted total compensation is “at risk” (in the form of equity grants, awards under LRIP and awards under MIP) and is therefore dependent upon Motorola’s results. In determining the “at risk” proportion between cash and equity among our total mix of compensation, we consider the employee’s position and responsibilities, the employee’s ability to impact Motorola’s results, and the competitive market for executive talent in our industry. We strive to balance the components of our compensation program appropriately in light of these factors. For a further discussion of our compensation methodology, see the “Compensation Discussion and Analysis”. For a discussion of the material terms of employment agreements with our Named Executive Officers, see “Employment Contracts, Termination of Employment and Change in Control Arrangements”. For a discussion of the material terms of the 2008 grants of plan based awards, see the footnotes to the “Grants of Plan-Based Awards in 2008” table and the “Compensation Discussion and Analysis”.

PROXY STATEMENT

Grants of Plan-Based Awards in 2008

											All Other		All Other
											Stock		Option
											Awards:		Awards:		Exercise	Grant Date
											Number of		Number of		or Base	Fair Value
			Estimated Future Payouts Under				Estimated Future Payouts Under				Shares of		Securities		Price of	of Stock
			Non-Equity Incentive Plan Award				Equity Incentive Plan Awards(1)				Stock or		Underlying		Option	and
			Threshold		Target	Maximum	Threshold	Target	Maximum		Units		Options		Awards	Option
Name	Grant Date		($)		($)	($)	(#)	(#)	(#)		(#)(2)		(#)(3)		($/Sh)(4)	Awards($)
(a)	(b)		(c)		(d)	(e)	(f)	(g)	(h)		(i)		(j)		(k)	(l)
Gregory Q. Brown	01/01/2008	(5)	$0		$4,200,000 (6)	$5,460,000 (6)	—	—	—		—		—		—	—
	01/01/2008	(7)	2,100,000		4,200,000	8,400,000	—	—	—		—		—		—	—
	01/31/2008		—		—	—	—	—	—		304,348	(8)	—		—	$3,201,741
	08/27/2008		—		—	—	—	—	—		583,123	(9)	564,064	(10)	$9.60	7,504,553
	01/31/2008		—		—	—	0	679,348	679,348	(11)	—		—		13.31	2,667,574
	08/27/2008		—		—	—	—	—	—		—		2,320,652	(12)	9.60	9,259,401
Sanjay K. Jha	08/04/2008	(5)	2,400,000	(6)	2,400,000 (6)	3,120,000 (6)	—	—	—		—		—		—	—
	08/04/2008		—		—	—	—	—	—		2,304,653	(13)	10,211,226	(14)	9.82	64,159,096
	08/04/2008		—		—	—	—	—	—		1,362,769	(15)	6,383,658	(16)	9.82	39,389,722
Paul J. Liska	03/01/2008	(5)	296,875	(17)	593,750	771,875	—	—	—		—		—		—	—
	03/01/2008	(7)	675,000		1,350,000	2,700,000	—	—	—		—		—
	03/01/2008		—		—	—	—	—	—		131,000	(18)	583,000	(19)	9.97	4,044,670
	03/01/2008		—		—	—	—	—	—		131,000	(20)	—		—	1,176,380
	05/06/2008		—		—	—	—	—	—		40,000	(21)	120,000	(22)	10.26	833,600
	03/01/2008		—		—	—	0	728,000	728,000	(23)	—		—		9.97	2,649,921
Thomas J. Meredith	01/31/2008		—		—	—	—	—	—		26,087	(24)	44,944	(25)	11.50	474,436
	02/29/2008		—		—	—	—	—	—		30,091	(24)	48,780	(25)	9.97	470,215
	03/31/2008		—		—	—	—	—	—		32,259	(24)	54,054	(25)	9.30	468,072
	05/06/2008		—		—	—	—	—	—		11,696	(26)	—		—	120,001
Daniel M. Moloney	01/01/2008	(5)	0		570,000	741,000	—	—	—		—		—		—	—
	01/01/2008	(7)	540,000		1,080,000	2,160,000	—	—	—		—		—		—	—
	05/06/2008		—		—	—	—	—	—		75,000	(27)	200,000	(22)	10.26	1,468,250
	08/22/2008		—		—	—	—	—	—		117,000	(28)	349,000	(29)	9.99	2,478,350
A. Peter Lawson	01/01/2008	(5)	0		513,000	666,900	—	—	—		—		—		—	—
	01/01/2008	(7)	486,000		972,000	1,944,000	—	—	—		—		—		—	—
	05/06/2008		—		—	—	—	—	—		50,000	(30)	120,000	(22)	10.26	928,300
Gregory A. Lee	01/28/2008	(5)	0		326,523	424,480	—	—	—		—		—		—	—
	01/28/2008	(7)	356,250		712,500	1,425,000	—	—	—		—		—		—	—
	05/06/2008		—		—	—	—	—	—		50,000	(31)	145,000	(22)	10.26	1,023,050
	01/28/2008		—		—	—	—	—	—		100,000	(32)	125,000	(33)	11.24	1,668,750
Stuart C. Reed	01/01/2008	(5)	0		142,500	185,250	—	—	—		—		—		—	—
Kenneth C. Keller, Jr.	—		—		—	—	—	—	—		—		—		—	—

(1)	These columns represent the number of shares of Motorola Common Stock or the number of shares of Common Stock underlying options to be paid out or vested upon the satisfaction of certain conditions under equity incentive plan awards granted in 2008.

(2)	In the aggregate, the restricted stock units (“RSUs”) described in this table represent approximately 0.235% of the total shares of Common Stock outstanding on January 31, 2009. RSUs granted on or after May 1, 2006 are not eligible for dividend equivalent rights. Other than the Jha Inducement Exception Awards, these RSUs were granted under the Motorola Omnibus Incentive Plan of 2006. All RSUs entitle the holder to acquire shares of Common Stock and were valued at the fair market value at the time of the grant, as defined in the “Fair Market Value Definition” section of the “Compensation Discussion and Analysis”.

(3)	In the aggregate, the options described in this table are exercisable for approximately 0.934% of the total shares of Common Stock outstanding on January 31, 2009. Other than the Jha Inducement Exception Awards, these options were granted under the Motorola Omnibus Incentive Plan of 2006. All RSUs entitle the holder to acquire shares of Common Stock and were granted at the fair market value at the time of grant as defined in the “Fair Market Value Definition” section of the “Compensation Discussion and Analysis”. The options carry with them the right to elect to have shares withheld upon exercise and/or to deliver previously-acquired shares of Common Stock to satisfy tax-withholding requirements. Options may be transferred to family members or certain entities in which family members have an interest. Unvested options are generally forfeited upon retirement. These options could expire earlier in certain situations.

(4)	The exercise price of option awards is based on the fair market value of Motorola Common Stock at the time of grant. See the “Fair Market Value Definition” section of the “Compensation Discussion and Analysis” for further details.

(5)	These 2008 grants are made pursuant to the 2006 Motorola Incentive Plan, as amended (“MIP”), and are payable in cash. MIP is Motorola’s annual pay-for-performance bonus plan that is based upon a formula that combines Company performance and individual performance. Awards may be $0 under the formula. Targets assume individual and

65

PROXY STATEMENT

business performance factors of 1.0. Awards under MIP for 2008 are determined using a participant’s “eligible earnings” (generally, base salary) for the plan year. Maximum assumes individual performance factors of 1.3.

(6)	Pursuant to Dr. Jha’s employment agreement, he was entitled to a 2008 cash bonus of not less than $2,400,000. As previously disclosed on December 17, 2008, Mr. Brown and Dr. Jha each decided to forego 2008 bonuses under MIP. Therefore, no 2008 MIP payments were made to Mr. Brown and Dr. Jha. For a discussion of the February 11, 2009 RSU grant to Dr. Jha, see the footnotes to the “Summary Compensation Table”.

(7)	These grants are for the 2008-2010 LRIP cycle under the Motorola Long-Range Incentive Plan of 2006 (the “LRIP”). Awards under the 2008-2010 LRIP cycle are determined in dollars but, at the discretion of the Compensation and Leadership Committee, may be paid in cash or Common Stock and are not within the scope of FAS 123R. The values accrue on a dollar basis throughout the three-year cycle. LRIP has a three-year cycle that has financial targets set annually. The measures/metrics used are: (a) stock price hurdles, and (b) relative total shareholder return. For a discussion of the LRIP, including the targets and plan mechanics, see the “Compensation Discussion and Analysis”. The amounts in the table represent 2008 performance which may be reduced to $0 at the end of the three-year cycle based upon total cycle performance. The amounts under “Threshold” assume the performance level necessary to generate an award was achieved. The amounts under “Target” assume performance factors of 1.0. The amounts under “Maximum” would be an extraordinary event for both the Company and the individual, the probability of which is remote.

(8)	Mr. Brown was granted 304,348 RSUs on January 31, 2008. The restrictions on 152,174 of the RSUs lapse on July 31, 2010 and the restrictions on the other 152,174 RSUs lapse on January 31, 2013.

(9)	Mr. Brown was granted 583,123 RSUs on August 27, 2008. The restrictions on 194,374 of the RSUs lapse each on July 31, 2009, July 31, 2010 and July 31, 2011.

(10)	Mr. Brown was granted 564,064 stock appreciation rights (“SARs”) on August 27, 2008. The SARs vest and become exercisable in three equal annual installments with the first installment vesting on July 31, 2009. The SARs expire on August 27, 2008, 10 years from the date of grant.

(11)	679,348 market-based options were granted to Mr. Brown on January 31, 2008. These options vest and become exercisable as follows: (1) 226,449 options vest if the closing price for a share of the Company’s Common Stock meets or exceeds $16.00 for 10 trading days out of any 30 consecutive trading days from February 1, 2008 until January 31, 2011, (2) an additional 226,449 options vest if the closing price for a share of the Company’s Common Stock meets or exceeds $20.00 for 10 trading days out of any 30 consecutive trading days from February 1, 2008 until January 31, 2013, and (2) an additional 226,450 options vest if the closing price for a share of the Company’s Common Stock meets or exceeds $23.00 for 10 trading days out of any 30 consecutive trading days from February 1, 2008 until January 31, 2015. These options have an exercise price of $13.31 and any vested options expire on January 31, 2018.

(12)	Mr. Brown was granted 2,320,652 options on August 27, 2008. The options vest and become exercisable in three equal annual installments with the first installment vesting on July 31, 2009. The options expire on August 27, 2018, 10 years from the date of grant.

(13)	Dr. Jha was granted 2,304,653 RSUs on August 4, 2008 in connection with the make-whole provision of his employment agreement. The restrictions on 768,217 of the RSUs lapse on July 31 of each of 2009, 2010 and 2011.

(14)	Dr. Jha was granted 10,211,226 options on August 4, 2008 in connection with the make-whole provision of his employment agreement. The options vest and become exercisable in three equal annual installments with the first installment vesting on July 31, 2009. The options expire on August 4, 2018, 10 years from the date of grant.

(15)	Dr. Jha was granted 1,362,769 RSUs on August 4, 2008 in connection with the inducement provision of his employment agreement. The restrictions on 454,256 of the RSUs lapse on July 31 of each of 2009, 2010 and 2011.

(16)	Dr. Jha was granted 6,383,658 options on August 4, 2008 in connection with the inducement provision of his employment agreement. The options vest and become exercisable in three equal annual installments with the first installment vesting on July 31, 2009. The options expire on August 4, 2018, 10 years from the date of grant.

(17)	Pursuant to the terms of Mr. Liska’s employment offer agreement dated February 15, 2008, Mr. Liska’s 2008 MIP award was to be 50% of his target award. However, the Compensation and Leadership Committee determined that Mr. Liska will not receive a 2008 MIP.

(18)	Mr. Liska was granted 131,000 RSUs on March 1, 2008. The restrictions on all of these RSUs were to lapse on March 1, 2011. On February 19, 2009, Mr. Liska forfeited all unvested equity awards in connection with his involuntary termination for cause.

(19)	Mr. Liska was granted 583,000 options on March 1, 2008. The options were to vest and become exercisable in four equal annual installments with the first installment vesting on March 1, 2009. The options expire on March 1,

66

PROXY STATEMENT

2018, 10 years from the date of grant. On February 19, 2009, Mr. Liska forfeited all unvested equity awards in connection with his involuntary termination for cause.

(20)	Mr. Liska was granted 131,000 RSUs on March 1, 2008. The restrictions on 65,500 of the RSUs were to lapse on each of August 1, 2010 and March 1, 2013. On February 19, 2009, Mr. Liska forfeited all unvested equity awards in connection with his involuntary termination for cause.

(21)	Mr. Liska was granted 40,000 RSUs on May 6, 2008 as part of the Company’s annual broad-based employee equity grant. The restrictions on 10,000 of these RSUs were to vest on May 6 of each of 2009, 2010, 2011 and 2012. On February 19, 2009, Mr. Liska forfeited all unvested equity awards in connection with his involuntary termination for cause.

(22)	Mr. Liska was granted 120,000 options, Mr. Moloney was granted 200,000 options, Mr. Lawson was granted 120,000 options, and Mr. Lee was granted 145,000 options, each on May 6, 2008 as part of the Company’s annual broad-based employee equity grant. The options vest and become exercisable in four equal annual installments with the first installment vesting on May 6, 2009. The options expire on May 6, 2018, 10 years from the date of grant. On February 19, 2009, Mr. Liska forfeited all unvested equity awards in connection with his involuntary termination for cause.

(23)	Mr. Liska was granted 728,000 market-based options on March 1, 2008. These options were to vest and become exercisable as follows: (1) 242,666 options vest if the closing price for a share of the Company’s Common Stock meets or exceeds $16.00 for 10 trading days out of any 30 consecutive trading days from March 1, 2008 until March 1, 2011, (2) an additional 242,666 options vest if the closing price for a share of the Company’s Common Stock meets or exceeds $20.00 for 10 trading days out of any 30 consecutive trading days from March 1, 2008 until March 1, 2013, and (3) an additional 242,666 options vest if the closing price for a share of the Company’s Common Stock meets or exceeds $23.00 for 10 trading days out of any 30 consecutive trading days from March 1, 2008 until March 1, 2015. On February 19, 2009, Mr. Liska forfeited all unvested equity awards in connection with his involuntary termination for cause.

(24)	Mr. Meredith was granted these RSUs on January 31, 2008, February 29, 2008 and March 31, 2008, respectively, under the terms of Mr. Meredith’s amended employment agreement as discussed in “Employment Contracts, Termination of Employment and Change in Control Arrangements”. For each grant, the restrictions on half of the RSUs lapse 30 months from the date of grant and the restrictions on the other half of the RSUs lapse 60 months from the date of grant. The restrictions on these awards can continue to lapse as long as Mr. Meredith continues his service as a member of the Board.

(25)	Mr. Meredith was granted these options on January 31, 2008, February 29, 2008 and March 31, 2008, respectively, under the terms of Mr. Meredith’s amended employment agreement as discussed in “Employment Contracts, Termination of Employment and Change in Control Arrangements”. These options vest and become exercisable in four equal annual installments with the first installments vesting on January 31, 2009, February 28, 2009 and March 31, 2009, respectively by grant. The options expire 10 years from the date of grant. These awards continue to vest as long as Mr. Meredith continues his service as a member of the Board.

(26)	Mr. Meredith was granted 11,696 deferred stock units (“DSUs”) as part of the Company’s annual grant to directors. The restriction on these DSUs lapse at the termination of Mr. Meredith’s service on the Board.

(27)	Mr. Moloney was granted 75,000 RSUs on May 6, 2008. The restrictions on 18,750 of these RSUs lapse on May 6 of each of 2009, 2010, 2011 and 2012.

(28)	Mr. Moloney was granted 117,000 RSUs on August 22, 2008. The restriction on 58,500 of these RSUs lapse on August 22, 2010 and August 22, 2011.

(29)	Mr. Moloney was granted 349,000 options on August 22, 2008. The options vest and become exercisable equally on August 22, 2010 and August 22, 2011. The options expire on August 22, 2018, 10 years from the date of grant.

(30)	Mr. Lawson was granted 50,000 RSUs on May 6, 2008. The restrictions on 12,500 of these RSUs lapse on May 6 of each of 2009, 2010, 2011 and 2012.

(31)	Mr. Lee was granted 50,000 RSUs on May 6, 2008. The restrictions on 12,500 of these RSUs lapse on May 6 of each of 2009, 2010, 2011 and 2012.

(32)	Mr. Lee was granted 100,000 RSUs on January 28, 2008. The restrictions on all of these RSUs lapse on January 28, 2011.

(33)	Mr. Lee was granted 125,000 options on January 28, 2008. The options vest and become exercisable in four equal annual installments with the first installment vesting on January 28, 2009. The options expire on January 28, 2018, 10 years from the date of grant.

PROXY STATEMENT

Outstanding Equity Awards at 2008 Fiscal Year-End

	Option Awards								Stock Awards
														Equity
														Incentive
					Equity									Plan
					Incentive							Equity		Awards:
					Plan							Incentive Plan		Market or
	Number of		Number of		Awards:				Number of			Awards:		Payout Value
	Securities		Securities		Number of				Shares or			Number of		of Unearned
	Underlying		Underlying		Securities				Units of		Market Value	Unearned		Shares, Units
	Unexercised		Unexercised		Underlying		Option		Stock That		of Shares or	Shares, Units		or Other
	Options (#)		Options (#)		Unexercised		Exercise	Option	Have Not		Units of Stock	or Other Rights		Rights That
	Exercisable		Unexercisable		Unearned		Price	Expiration	Vested		That Have Not	That Have Not		Have Not
Name	(Vested)		(Unvested)		Options (#)		($)	Date	(#)(1)		Vested ($)(1)	Vested (#)		Vested ($)(1)
(a)	(b)		(c)		(d)		(e)	(f)	(g)		(h)	(i)		(j)
Gregory Q. Brown	223,520	(2)	0		—		$7.7398	01/01/2013	1,472,570	(3)	$6,523,485	—		—
	97,790	(4)	0		—		7.2745	05/06/2013	—		—	—		—
	356,235	(5)	0		—		16.3028	05/04/2014	—		—	—		—
	300,000	(6)	100,000	(6)	—		15.47	05/03/2015	—		—	—		—
	175,000	(7)	175,000	(7)	—		21.25	05/03/2016	—		—	—		—
	100,000	(8)	300,000	(8)	—		17.59	04/05/2017	—		—	—		—
	0		0		679,348	(9)	13.31	01/31/2018	—		—	—		—
	0		2,320,652	(10)	—		9.60	08/27/2018	—		—	—		—
	0		564,064	(11)	—		9.60	08/27/2018	—		—	—		—
Sanjay K. Jha	0		16,594,884	(12)	—		9.82	08/04/2018	3,667,422	(13)	16,246,679	—		—
Paul J. Liska	0		0		728,000	(14)	9.97	03/01/2018	302,000	(15)	1,337,860	—		—
	0		583,000	(16)	—		9.97	03/01/2018	—		—	—		—
	0		120,000	(17)	—		10.26	05/06/2018	—		—	—		—
Thomas J. Meredith	15,000	(18)	0		—		15.47	05/03/2015	159,666	(19)	707,320	500,000	(20)	$2,215,000
	250,000	(21)	0		—		17.56	04/02/2017	—		—	—		—
	7,610	(22)	22,831	(22)	—		18.79	10/31/2017	—		—	—		—
	8,605	(23)	25,818	(23)	—		15.97	11/30/2017	—		—	—		—
	9,345	(24)	28,038	(24)	—		16.04	12/31/2017	—		—	—		—
	0		44,944	(25)	—		11.50	01/31/2018	—		—	—		—
	0		48,780	(26)	—		9.97	02/28/2018	—		—	—		—
	0		54,054	(27)	—		9.30	03/31/2018	—		—	—		—
Daniel M. Moloney	335,280	(28)	0		—		40.5154	01/12/2015	444,182	(29)	1,967,726	—		—
	111,760	(30)	0		—		12.8937	03/16/2011	—		—	—		—
	26,760	(31)	0		—		11.99	02/14/2012	—		—	—		—
	15,880	(32)	0		—		13.1979	06/07/2012	—		—	—		—
	307,340	(5)	0		—		16.3028	05/04/2014	—		—	—		—
	168,750	(6)	56,250	(6)	—		15.47	05/03/2015	—		—	—		—
	50,000	(33)	150,000	(33)	—		17.80	07/05/2017	—		—	—		—
	0		200,000	(17)	—		10.26	05/06/2018	—		—	—		—
	0		349,000	(34)	—		9.99	08/22/2018	—		—	—		—
A. Peter Lawson	251,460	(35)	0		—		39.2299	01/31/2015	80,000	(36)	354,400	—		—
	32,340	(37)	0		—		12.9205	05/07/2012	—		—	—		—
	20,580	(4)	0		—		7.2745	05/06/2013	—		—	—		—
	391,160	(5)	0		—		16.3028	05/04/2014	—		—	—		—
	206,250	(6)	68,750	(6)	—		15.47	05/03/2015	—		—	—		—
	100,000	(7)	100,000	(7)	—		21.25	05/03/2016	—		—	—		—
	18,750	(38)	56,250	(38)	—		17.70	05/08/2017	—		—	—		—
	0		120,000	(17)	—		10.26	05/06/2018	—		—	—		—
Gregory A. Lee	0		125,000	(39)	—		11.24	01/28/2018	150,000	(40)	664,500	—		—
	0		145,000	(17)	—		10.26	05/06/2018	—		—	—		—
Stuart C. Reed	112,500	(41)	37,500	(41)	—		15.93	04/22/2015	225,000	(42)	996,750	—		—
	125,000	(7)	125,000	(7)	—		21.25	05/03/2016	—		—	—		—
	37,500	(38)	112,500	(38)	—		17.70	05/08/2017	—		—	—		—
	25,000	(43)	75,000	(43)	—		17.68	07/25/2017	—		—	—		—
Kenneth C. Keller, Jr.	125,000	(44)	0		—		23.61	10/23/2016	—		—	—		—
	18,750	(38)	0		—		17.70	05/08/2017	—		—	—		—

(1)	Awards of restricted stock units (“RSUs”) prior to May 1, 2006 are entitled to dividend equivalent rights. RSUs awarded grants on or after May 1, 2006 are not entitled to dividend equivalent rights. Dividend equivalent rights accrued until December 31, 2008 are included in the outstanding awards for the purposes of this table. Market value in column (h) is determined using the closing price of Motorola Common Stock on December 31, 2008 of $4.43. Expected equity award forfeitures for (i) Mr. Liska in connection with his involuntary termination for cause and (ii) Mr. Reed and Mr. Keller in connection with their respective separation agreement as discussed in “Employment Contracts, Termination of Employment and Change in Control Agreements” are not factored into the market values included in this column.

(2)	These stock options were granted to Mr. Brown on January 1, 2003. The original grant of options vested and became exercisable 10% on January 1, 2004, 20% on January 1, 2005, 30% on January 1, 2006 and 40% on January 1, 2007.

PROXY STATEMENT

(3)	Mr. Brown was granted 50,000 of these RSUs on May 3, 2005 and the restrictions lapse on May 3, 2010. 175,000 of these RSUs were granted on March 6, 2006 and the restrictions lapse on March 6, 2011. 350,000 of these RSUs were granted on April 5, 2007, with the restrictions on 175,000 RSUs lapsing on October 5, 2009 and the restrictions on the other 175,000 RSUs lapsing on April 5, 2012. 304,348 of these RSUs were granted on January 31, 2008, with the restrictions on 152,174 lapsing on July 31, 2010 and the restrictions on the other 152,174 lapsing on January 31, 2013. 583,123 of these RSUs were granted on August 27, 2008, with the restrictions lapsing in three equal annual installments on July 31 of 2009, 2010 and 2011. The other 10,099 RSUs represent accrued dividend equivalent rights.

(4)	These stock options were granted on May 6, 2003 as part of the Company’s annual broad-based employee equity grant. The original grant of options vested and became exercisable in four equal annual installments with the first installment having vested on May 6, 2004 and the final installment having vested on May 6, 2007.

(5)	These stock options were granted on May 4, 2004 as part of the Company’s annual broad-based employee equity grant. The original grant of options vested and became exercisable in four equal annual installments with the first installment having vested on May 4, 2005 and the final installment having vested on May 4, 2008.

(6)	These stock options were granted on May 3, 2005 as part of the Company’s annual broad-based employee equity grant. The original grant of options vests and becomes exercisable in four equal annual installments with the first installment having vested on May 3, 2006.

(7)	These stock options were granted on May 3, 2006 as part of the Company’s annual broad-based employee equity grant. The original grant of options vests and becomes exercisable in four equal annual installments with the first installment having vested on May 3, 2007.

(8)	These stock options were granted to Mr. Brown on April 5, 2007. The original grant of options vests and becomes exercisable in four equal annual installments with the first installment having vested on April 5, 2008.

(9)	679,348 market-based options were granted to Mr. Brown on January 31, 2008. These options vest and become exercisable as follows: (1) 226,449 options vest if the closing price for a share of the Company’s Common Stock meets or exceeds $16.00 for 10 trading days out of any 30 consecutive trading days from February 1, 2008 until January 31, 2011, (2) an additional 226,449 options vest if the closing price for a share of the Company’s Common Stock meets or exceeds $20.00 for 10 trading days out of any 30 consecutive trading days from February 1, 2008 until January 31, 2013, and (2) an additional 226,450 options vest if the closing price for a share of the Company’s Common Stock meets or exceeds $23.00 for 10 trading days out of any 30 consecutive trading days from February 1, 2008 until January 31, 2015. These options have an exercise price of $13.31 and any vested options expire on January 31, 2018.

(10)	These stock options were granted to Mr. Brown on August 27, 2008. The original grant of options vests and becomes exercisable in three equal annual installments with the first installment vesting on July 31, 2009.

(11)	These stock appreciation rights (“SARs”) were granted to Mr. Brown on August 27, 2008. The original grant of SARs vests and becomes exercisable in three equal annual installments with the first installment vesting on July 31, 2009.

(12)	These stock options were granted to Dr. Jha on August 4, 2008. 10,211,226 of these stock options were in connection with the make-whole provisions of Dr. Jha’s employment agreement. 6,383,658 of these stock options were in connection with the inducement provisions of Dr. Jha’s employment agreement. The original grants of options vest and become exercisable in three equal annual installments with the first installment vesting on July 31, 2009.

(13)	Dr. Jha was granted 2,304,653 RSUs on August 4, 2008 in connection with the make-whole provisions of his employment agreement. Dr. Jha was granted 1,362,769 RSUs on August 4, 2008 in connection with the inducement provision of his employment agreement. The restrictions lapse in three equal annual installments on July 31 of 2009, 2010 and 2011.

(14)	728,000 market-based options were granted to Mr. Liska on March 1, 2008. These options were to vest and become exercisable as follows: (1) 242,666 options vest if the closing price for a share of the Company’s Common Stock meets or exceeds $16.00 for 10 trading days out of any 30 consecutive trading days from March 1, 2008 until March 1, 2011, (2) an additional 242,666 options vest if the closing price for a share of the Company’s Common Stock meets or exceeds $20.00 for 10 trading days out of any 30 consecutive trading days from March 1, 2008 until March 1, 2013, and (3) an additional 242,666 options vest if the closing price for a share of the Company’s Common Stock meets or exceeds $23.00 for 10 trading days out of any 30 consecutive trading days from March 1, 2008 until March 1, 2015. These options have an exercise price of $9.97 and any vested options expire on March 1, 2018.

(15)	Mr. Liska was granted 131,000 RSUs on March 1, 2008. The restrictions on all of these RSUs were to lapse on March 1, 2011. Mr. Liska was granted 131,000 RSUs on March 1, 2008. The restrictions on 65,500 of the RSUs were to lapse on each of August 1, 2010 and March 1, 2013. Mr. Liska was granted 40,000 RSUs on May 6, 2008

PROXY STATEMENT

as part of the Company’s annual broad-based employee equity grant. The restrictions on 10,000 of these RSUs were to lapse on May 6 of each of 2009, 2010, 2011 and 2012 . For a discussion of Mr. Liska’s awards that will not vest, see “Employment Contracts, Terminations of Employment and Change in Control Arrangements”.

(16)	These stock options were granted to Mr. Liska on March 1, 2008. The original grant of options were to vest and become exercisable in four equal annual installments with the first installment vesting on March 1, 2009.

(17)	These stock options were granted on May 6, 2008 as part of the Company’s annual broad-based employee equity grant. The original grant of options vests and becomes exercisable in four equal annual installments with the first installments vesting on May 6, 2009.

(18)	These stock options were granted to Mr. Meredith in his capacity as a director on May 3, 2005 and vested on May 3, 2006.

(19)	Mr. Meredith was granted 5,648 DSUs on May 3, 2006 and 11,696 DSUs on May 6, 2008 as part of the 2006 and 2008 annual grants to directors. The restrictions on the DSUs lapse upon termination of his service as a director. In connection with his service as Acting Chief Financial Officer, monthly grants were made to Mr. Meredith as follows: 15,966 RSUs were granted on October 31, 2007, 18,786 RSUs were granted on November 30, 2007, 18,704 RSUs were granted on December 31, 2007, 26,087 RSUs were granted on January 31, 2008, 30,091 RSUs were granted on February 29, 2008, and 32,259 RSUs were granted on March 31, 2008. For each grant, the restrictions on half of the RSUs lapse 30 months from the date of grant and the restrictions on the other half of the RSUs lapse 60 months from the date of grant. The other 429 DSUs represent accrued dividend equivalent rights. The restrictions on these awards can continue to lapse as long as Mr. Meredith continues his service as a director.

(20)	500,000 market-based RSUs were granted to Mr. Meredith on April 2, 2007. The restrictions on the RSUs lapse only if the following conditions are met before expiration: (1) the restrictions on 165,000 lapse if the closing price of the Company’s Common Stock meets or exceeds $20.00 for 10 trading days out of any 30 consecutive trading days, (2) the restrictions on an additional 165,000 RSUs lapse if the closing price of the Company’s Common Stock meets or exceeds $22.00 for 10 trading days out of any 30 consecutive trading days, and (3) the restrictions on an additional 170,000 lapse if the closing price of the Company’s Common Stock meets or exceeds $24.00 for 10 trading days out of any 30 consecutive trading days. These market-based RSUs expire on April 2, 2009 and no dividends accrue. The restrictions on this award can continue to lapse as long as Mr. Meredith continues his service as a member of the Board.

(21)	These stock options were granted to Mr. Meredith in his capacity as Acting Chief Financial Officer on April 2, 2007 and vested on April 2, 2008.

(22)	These stock options were granted to Mr. Meredith in his capacity as Acting Chief Financial Officer on October 31, 2007. The original grant of options vests and becomes exercisable in four equal annual installments with the first installment having vested on October 31, 2008.

(23)	These stock options were granted to Mr. Meredith in his capacity as Acting Chief Financial Officer on November 30, 2007. The original grant of options vests and becomes exercisable in four equal annual installments with the first installment having vested on November 30, 2008.

(24)	These stock options were granted to Mr. Meredith in his capacity as Acting Chief Financial Officer on December 31, 2007. The original grant of options vests and becomes exercisable in four equal annual installments with the first installment having vested on December 31, 2008.

(25)	These stock options were granted to Mr. Meredith in his capacity as Acting Chief Financial Officer on January 31, 2008. The original grant of options vests and becomes exercisable in four equal annual installments with the first installment having vested on January 31, 2009.

(26)	These stock options were granted to Mr. Meredith in his capacity as Acting Chief Financial Officer on February 29, 2008. The original grant of options vests and becomes exercisable in four equal annual installments with the first installment having vested on February 28, 2009.

(27)	These stock options were granted to Mr. Meredith in his capacity as Acting Chief Financial Officer on March 31, 2008. The original grant of options vests and becomes exercisable in four equal annual installments with the first installment vesting on March 31, 2009.

(28)	These stock options were granted to Mr. Moloney on January 12, 2000. These options vested in four equal annual installments with the first installment having vested on January 12, 2001 and the final installment having vested on January 12, 2004.

(29)	Mr. Moloney was granted 50,000 of these RSUs on March 6, 2006 and the restrictions lapse on March 6, 2011. 200,000 of these RSUs were granted on July 5, 2007 with the restrictions on 100,000 RSUs lapsing on July 5, 2009 and the restrictions on the other 100,000 RSUs lapsing on July 5, 2011. 75,000 of these RSUs were granted on May 6, 2008, with the restrictions lapsing on 18,750 on May 6 of each of 2009, 2010, 2011 and 2012. 117,000 of

PROXY STATEMENT

these RSUs were granted on August 22, 2008, with the restrictions lapsing on 58,500 on August 22, 2010 and 2011. The other 2,182 RSUs represent accrued dividend equivalent rights.

(30)	These stock options were granted to Mr. Moloney on March 16, 2001. These options vested in four equal annual installments with the first installment having vested on March 16, 2002 and the final installment having vested on March 16, 2005.

(31)	These stock options were granted to Mr. Moloney on February 14, 2002. These options vested in four equal annual installments with the first installment having vested on February 14, 2003 and the final installment having vested on February 14, 2006.

(32)	These stock options were granted to Mr. Moloney on June 7, 2002. These options vested in four equal annual installments with the first installment having vested on June 7, 2003 and the final installment having vested on June 7, 2006.

(33)	These stock options were granted to Mr. Moloney on July 5, 2007. These options vest and become exercisable in four equal annual installments with the first installment having vested on July 5, 2008.

(34)	These stock options were granted to Mr. Moloney on August 22, 2008. These options vest and become exercisable in two equal annual installments on August 22, 2010 and 2011.

(35)	These stock options were granted to Mr. Lawson on January 31, 2000. The options vested in four equal annual installments with the first installment vesting on January 31, 2001 and the final installment having vested on January 31, 2004.

(36)	Mr. Lawson was granted 30,000 of these RSUs on May 8, 2007 and the restrictions lapse equally on November 8, 2009 and May 8, 2012. 50,000 of these RSUs were granted on May 6, 2008 and the restrictions lapse in four equal annual installments beginning on May 6, 2009.

(37)	These stock options were granted on May 7, 2002 as part of the Company’s annual broad-based employee equity grant. The original grant of options vested and became exercisable in four equal annual installments with the first installment having vested on May 7, 2003 and the final installment having vested on May 7, 2006.

(38)	These stock options were granted on May 8, 2007 as part of the annual broad-based employee equity grant. The original grant of options vests and becomes exercisable in four equal annual installments with the first installment having vested on May 8, 2008.

(39)	These stock options were granted to Mr. Lee on January 28, 2008. The original grant of options vests and becomes exercisable in four equal annual installments with the first installment having vested on January 28, 2009.

(40)	Mr. Lee was granted 50,000 of these RSUs on May 6, 2008 and the restrictions lapse equally on each of May 6, 2009, 2010, 2011 and 2012. 100,000 of these RSUs were granted on January 28, 2008 and the restrictions lapse in full on January 28, 2011.

(41)	These stock options were granted to Mr. Reed on July 25, 2007. The original grant of options vests and becomes exercisable in four equal annual installments with the first installment having vested on July 25, 2008.

(42)	Mr. Reed was granted 25,000 of these RSUs on May 3, 2006 and the restrictions would have lapsed on May 3, 2011. 100,000 of these RSUs were granted on May 8, 2007 and the restrictions on 50,000 RSUs would have lapsed on November 8, 2009 and the restrictions on the other 50,000 RSUs would have lapsed on May 8, 2012. 100,000 of these RSUs were granted on July 25, 2007 and the restrictions on 50,000 RSUs would have lapsed on December 25, 2009 and the restrictions on the other 50,000 RSUs would have lapsed on July 25, 2012. For a discussion of Mr. Reed’s awards that will not vest pursuant to his separation agreement, see “Employment Contracts, Termination of Employment and Change in Control Arrangements”.

(43)	These stock options were granted to Mr. Reed on July 25, 2007. The original grant of options vests and becomes exercisable in four equal annual installments with the first installment having vested on July 25, 2008.

(44)	These stock options were granted to Mr. Keller on October 23, 2006. The original grant of options vests and becomes exercisable in four equal annual installments with the first installment having vested on October 23, 2007. For a discussion of Mr. Keller’s awards that will not vest pursuant to his separation agreement, see “Employment Contracts, Termination of Employment and Change in Control Arrangements”.

PROXY STATEMENT

Option Exercises and Stock Vested in 2008

	Option Awards		Stock Awards(1)
	Number of		Number
	Shares		of Shares
	Acquired	Value Realized	Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	$	(#)	($)(3)
(a)	(b)	(c)(2)	(d)	(e)
Gregory Q. Brown	0	$0	207,431	$2,063,947
Sanjay K. Jha	0	0	0	0
Paul J. Liska	0	0	0	0
Thomas J. Meredith	0	0	0	0
Daniel M. Moloney	0	0	51,699	468,392
A. Peter Lawson	0	0	0	0
Gregory A. Lee	0	0	0	0
Stuart C. Reed	0	0	86,944	710,949
Kenneth C. Keller, Jr.	0	0	36,000	193,320

(1)	Restricted stock units accrued pursuant to dividend equivalent rights are included for the purpose of this table.

(2)	The “Value Realized on Exercise” represents the difference between the base (or exercise) price of the option shares and the market price of the option shares at exercise. The value realized was determined without considering any taxes that may have been owed.

(3)	The “Value Realized on Vesting” is computed by multiplying the number of shares of stock or units by the market value of the underlying shares on the vesting date. When an award vests on a non-trading day the most recent previous market closing price is used for the purpose of this calculation.

Nonqualified Deferred Compensation in 2008

The Motorola Management Deferred Compensation Plan allows eligible executive participants, including the Named Executive Officers, the opportunity to defer portions of their base salary and annual cash incentive compensation and thereby defer taxes. Motorola does not contribute to this plan. The Motorola Management Deferred Compensation Plan is not intended to provide for the payment of above-market or preferential earnings on compensation deferred under the plan, however, as described below and pursuant to SEC rules, all earnings on nonqualified deferred compensation in 2008 in excess of 5.23% would have been deemed “above-market earnings”. In 2008, there were no above-market earnings on nonqualified deferred compensation. Of the Named Executive Officers, only Mr. Moloney and Mr. Reed participate in the plan. Effective January 1, 2008, because of low participation, the Motorola Deferred Compensation Plan was temporarily closed to new deferrals.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings	Withdrawals/	Balance
	Last FY	Last FY	in Last FY	Distributions	at Last FYE
Name	($)	($)	($)(1)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)

Gregory Q. Brown	–	–	–	–	–
Sanjay K. Jha	–	–	–	–	–
Paul J. Liska	–	–	–	–	–
Thomas J. Meredith	–	–	–	–	–
Daniel M. Moloney	–	–	(62,974)	–	266,836
A. Peter Lawson	–	–	–	–	–
Gregory A. Lee	–	–	–	–	–
Stuart C. Reed	45,910	–	(170,134)	–	457,128
Kenneth C. Keller, Jr.	–	–	–	–	–

(1)	Pursuant to SEC rules, all earnings on nonqualified deferred compensation in 2008 in excess of 5.23% would be deemed “above-market earnings”. Based on the performance of the funds elected in advance by the participant (as described below), there were no “above-market earnings” on nonqualified deferred compensation to report in this year’s “Summary Compensation Table”. See the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the “Summary Compensation Table”.

PROXY STATEMENT

The Motorola Management Deferred Compensation Plan uses the following funds as the index for calculating investment returns on a participant’s deferrals. The participant’s deferrals are deemed to be invested in these funds as per the participant’s election. The participant does not actually own any share of the investment options he/she selects. The investment fund choices mirror the fund choices available in the Motorola 401(k) plan (with the exception of the Motorola stock fund). The funds are available only through variable universal life insurance products and are not publicly-traded mutual funds.

Fund Offering	Investment Classification	1-Year Annualized Average

* Short-Term Investment Fund	Money Market	2.34%
* Short-Term Bond Fund	Short-Term Bond	−0.33%
* Long-Term Bond Fund	Long-Term Bond	3.78%
* Balanced Fund I	Moderate Allocation	−23.02%
* Balanced Fund II	Moderate Allocation	−29.25%
* Large Company Equity Fund	Large Blend	−37.59%
* Mid-Sized Company Equity Fund	Mid-Cap Blend	−36.28%
* Small Company Equity Fund	Small Blend	−19.24%
* International Equity Fund	Foreign Large Blend	−20.53%

Deferral elections can be changed only during the open enrollment period prior to each plan (calendar) year. Changes to distribution elections must be filed at least 12 months in advance. Any change will require that the payment start date be at least five years later than the previous payment start date. A participant may postpone or change his/her termination payment distribution election once per plan (calendar) year. Hardship withdrawals are available, but no other nonscheduled withdrawals are available. Termination payments cannot be earlier than six months after separation from service, except in the event of disability, death or, possibly, a change in control of the Company. The amounts reported in the “Aggregate Earnings in Last FY” column represent all earnings/losses on nonqualified deferred compensation in 2008. The portion of earnings reported as “above-market earnings” in the Summary Compensation Table in the “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” column would have represented the amount in excess of the 5.23% threshold established for 2008 pursuant to SEC rules.

RETIREMENT PLANS

The Motorola Pension Plan (the “Pension Plan”) and the Motorola Supplemental Pension Plan (the “MSPP”) are intended to provide pension benefits to the Named Executive Officers in the future. Prior to January 1, 2005, most regular U.S. employees who had completed one year of employment with the Company or certain of its subsidiaries were eligible to participate in one or more of the Company’s pension plans. Those employees become vested after five years of service. Effective January 1, 2005, newly-hired employees were no longer eligible to participate in the Pension Plan or the MSPP. Effective January 1, 2008, employees in the Pension Plan not yet vested, become vested after three years of service. Normal retirement is at age 65. Effective January 1, 2000, no additional officers were eligible for participation in the Motorola Elected Officers Supplementary Retirement Plan.

As previously disclosed, effective March 1, 2009, all future benefit accruals and compensation increases under the Pension Plan and MSPP shall automatically cease for all individuals who are participants under the Pension Plan as of February 28, 2009. However, active participants will be able to continue to earn vesting credit towards their Pension Plan benefit on and after March 1, 2009 if not already fully vested.

Traditional and Portable Plan

The Pension Plan contains two benefit formulas, referred to as the Traditional Plan and the Portable Plan. The Traditional Plan provides an annual pension annuity benefit based on the participant’s average earnings and the participant’s benefit service, offset by the participant’s estimated Social Security benefit at age 65. The Traditional Plan formula consists of (1) for service from 1978 through 1987, (a) the sum of (i) 40% of the first $20,000 of final average earnings, plus (ii) 35% of final average earnings in excess of $20,000, multiplied by (b) a fraction whose numerator is the number of months of service during that period and whose denominator is 420, plus (2) for service after 1987, 75% of final average earnings, multiplied by a fraction whose numerator is the number of months of service after 1987 (not exceeding 420) and whose denominator is 420, minus (3) 50% of the participant’s projected primary annual Social Security benefit at age 65 (or the participant’s later retirement age (including any delayed retirement credits or similar adjustments))

PROXY STATEMENT

multiplied by a fraction whose numerator is the number of months of benefit service after 1977 (not exceeding 420) and whose denominator is 420.

The Portable Plan provides a lump-sum pension benefit based on the participant’s average earnings, and a “benefit percentage” determined by the participant’s vesting service and the participant’s benefit service. The Portable Plan formula consists of (1) average earnings multiplied by the participant’s cumulative benefit percentage, which cumulative benefit percentage is based on benefit service earned on or after July 1, 2000 and vesting service (where a participant’s benefit percentage is determined as follows: 4% for each year of benefit service earned while the participant has five or fewer years of vesting service, plus 5% for each year of benefit service earned while the participant has more than five but less than 10 years of vesting service, plus 6% for each year of benefit service earned while the participant has more than 10 but less than 15 years of vesting service, plus 7% for each year of benefit service earned while the participant has more than 15 years of vesting service), plus (2) the participant’s Traditional Plan benefit as of June 30, 2000 (if applicable) converted to a lump-sum based on the participant’s age and the interest rate in effect for the year of payment.

Both Pension Plan formulas use “average earnings” to calculate the relevant pension benefit. Prior to January 1, 2008, a participant’s “final average earnings” are used to calculate the relevant pension benefit, while the participant’s “modified average earnings” are used to calculate the relevant pension benefit beginning on and after January 1, 2008.

A participant’s “final average earnings” are his/her average earnings for the five (5) years of his/her highest pay during the last ten (10) calendar years (including years he/she did not work a complete year) of the participant’s Motorola employment. A participant’s “modified average earnings” are: (1) the sum of (a) his/her average earnings for the five (5) (or fewer if hired after 2002) years of his/her highest pay during the ten (10) calendar years before January 1, 2008, plus (b) his/her earnings during all years after 2007 in which he/she participated in the pension plan, divided by (2) the sum of (a) the number of years of the participant’s benefit service under the Pension Plan prior to January 1, 2008, up to a maximum of five (5) years (or fewer, if less than five); plus (b) the participant’s total years of participation in the Pension Plan for all years after 2007. Eligible earnings include regular earnings, commissions, overtime, lump-sum merit pay, participant contributions to the Motorola 401(k) Plan and other pre-tax plans and incentive pay with respect to the period January 1, 2000 to February 3, 2002. After February 3, 2002, incentive pay was excluded from the definition of eligible compensation.

401(k) Plan

As previously disclosed, on December 15, 2008, the Board of Directors of the Company authorized amendments to the Motorola 401(k) Plan. On this date, the Board determined that, effective January 1, 2009, the Company matching contributions provided under the 401(k) Plan shall be suspended until subsequent Board action in the future reactivates contributions, if any, made by the Company to the 401(k) Plan.

Motorola Supplemental Pension Plan

The Motorola Supplemental Pension Plan (the “MSPP”) provides benefits for highly compensated individuals whose tax qualified Pension Plan benefits are reduced by certain IRS limits or by participation in the Motorola Management Deferred Compensation Plan. The IRS annual salary limitation (Section 401(a)(17) of the Internal Revenue Code) and certain other IRS requirements reduce pension benefits from tax-qualified Pension Plans for certain highly compensated individuals. The MSPP is designed to offset these limitations. The MSPP is a non-qualified plan, which means benefits are not subject to certain nondiscrimination testing and reporting requirements of the Employment Retirement Income Security Act of 1974 (“ERISA”); however, these amounts are unsecured, leaving the participants in the status of a general creditor of the Company.

As previously disclosed, on December 15, 2008, the Board of Directors authorized amendments to the MSPP. On this date, commensurate with the Board of Director’s decision to freeze the Motorola Pension Plan, the Board of Directors also authorized the amendment of the MSPP (which is an excess benefit plan with respect to certain executive’s Motorola Pension Plan retirement benefits), effective March 1, 2009, to freeze all future benefit accruals and compensation increases under this plan for all individuals who are participants under this plan as of February 28, 2009. Additionally, the MSPP was further amended to freeze any future participation in the MSPP after January 1, 2009 unless such participation was due to a prior contractual entitlement.

Effective January 1, 2007, the MSPP began imposing a limitation on the amount of eligible compensation that will be considered when calculating any MSPP benefit. For purposes of determining whether an employee is eligible for an MSPP

PROXY STATEMENT

benefit, the amount of eligible compensation used for the benefit formula under the MSPP will be equal to the Section 401(a)(17) limit plus $175,000 (the “Earnings Cap”). Consequently, the Earnings Cap will only increase if the IRS statutorily increases the Section 401(a)(17) limit from year to year. Regardless of the Earnings Cap, a special transition rule is provided for those employees whose eligible compensation already exceeded the newly imposed Earnings Cap. If, as of January 1, 2007, an employee’s eligible compensation exceeds the Earnings Cap effective January 1, 2007, for MSPP purposes, that employee’s MSPP benefit will, from January 1, 2007 and forward, be computed assuming the employee’s eligible compensation is the greater of (1) the employee’s frozen January 1, 2007 eligible compensation amount, or (2) the Earnings Cap for the given year. Additionally, beginning in January 2008, the benefit computation was impacted by the Pension Plan change of migrating from final average earnings to modified average earnings for benefit computation purposes under the Pension Plan.

An individual is eligible to participate in MSPP if he or she is age 55 or older with at least five years of service, is eligible to receive a Pension Plan benefit, was currently eligible to accrue additional benefits under the Pension Plan at the time of termination of employment, and the individual’s pension benefit is reduced by Internal Revenue Code limitations. A participant’s pension benefit and MSPP benefit together cannot exceed 70% of his or her final average earnings at retirement.

Elected Officers Supplementary Retirement Plan

The Company also maintains the Motorola Elected Officers Supplementary Retirement Plan (the “SRP Plan”) for certain elected officers. Since January 1, 2000, no additional officers are eligible for participation in the SRP Plan. Mr. Lawson is the only Named Executive Officer who participates in the SRP Plan and no other Named Executive Officer is eligible to participate in the SRP Plan. The SRP Plan provides that if the benefit payable annually (computed on a single life annuity basis) to any participating officer under one of the Company’s pension plans (which is based on a percentage of final average earnings for each year of service) is less than the benefit calculated under the SRP Plan, that officer will receive supplementary payments upon retirement.

On December 15, 2008, the Board of Directors authorized amendment to the SRP Plan and the MSPP as discussed above. On this date, commensurate with the Board of Director’s decision to freeze the Motorola Pension Plan, the Board of Directors also authorized the amendment of the SRP Plan (which uses the Motorola Pension Plan retirement benefits as an offset), effective March 1, 2009, to freeze all future benefit accruals and compensation increases under those plans for all individuals who are participants under those plans as of February 28, 2009.

Generally, the total annual payments to an officer participating in the SRP Plan will equal a percentage of the sum of such officer’s rate of salary at retirement (or the base salary in place on June 30, 2005, whichever is earlier) plus an amount equal to the highest average of the annual bonus awards paid to such officer for any five years within the last eight years preceding retirement. Such percentage ranges from 40% to 45%, depending upon the officer’s years of service and other factors. Under an alternate formula, the total annual payments to such officer from both plans will equal the amount of the officer’s retirement benefit calculated under the terms of the pension plan in which he participates, without regard to the limitation on considered compensation under qualified retirement plans in Section 401(a)(17) of the Internal Revenue Code, as amended (the “Code”), or the technical benefits limitation in Section 415 of the Code. However, the total annual pension payable on the basis of a single life annuity to any Named Executive Officer from the applicable pension plan and SRP Plan is subject to a maximum of 70% of that officer’s base salary prior to retirement (or the base salary in place on June 30, 2005, whichever is earlier). If the officer is vested and retires at or after age 55 but prior to age 60, he or she may elect to receive a deferred unreduced benefit when he or she attains age 60, or an actuarially reduced benefit at or after age 57, contingent upon entering into an agreement not to compete with the Company. Officers may elect a lump sum payment in lieu of annuity payments. The amount of the lump sum is based on annuity quotes from annuity providers at the time of commencement. If a change in control (as defined in the SRP Plan) of the Company occurs, the right of each non-vested elected officer to receive supplementary payments will become vested on the date of such change in control and unreduced payments may begin or be made upon retirement at or after age 55.

Mr. Lawson is vested in his SRP Plan benefit. At the time of vesting, the Company makes a contribution to the trust for that plan. The purpose of that contribution is to enable the trust to make payments of the benefits under the SRP Plan due to the participant after retirement. Federal and state tax laws require that the participant include in income the amount of any contribution in the year it was made even though the participant receives no

PROXY STATEMENT

cash in connection with such contribution or any payments from the retirement plan. Because the participant receives no cash yet incurs a significant income tax liability, the Company believes that it is appropriate to reimburse the participant so that he or she is not paying additional taxes as a result of a contribution. Mr. Lawson was reimbursed for such a tax liability in 2001. This is the Company’s policy with respect to all participants in the SRP Plan.

Participants in the SRP Plan generally become vested in the plan at age 55 with 5 years of service, or at age 60 with two years of service, or at age 65 or upon becoming disabled (without regard to years of service).

A participant’s benefits derived solely under the Portable Plan and the MSPP are calculated based on an employee’s length of service and the average plan compensation (generally, base pay) for the five years of highest pay during the last ten years of employment with the Company. The estimated annual pension benefits payable at age 65 are computed as a single life annuity and are not offset by Social Security benefits.

General Instrument Corporation Pension Plan and Supplemental Executive Retirement Plan

The General Instrument Corporation Pension Plan (the “GI Pension”), frozen on December 31, 2000, provides a pension annuity benefit based on the participant’s benefit service, average monthly compensation and excess monthly compensation.

The General Instrument Corporation Supplemental Executive Retirement Plan (“GI SERP”), frozen on December 31, 2000, provides benefits for highly compensated individuals whose tax qualified pension plan benefits are reduced by certain IRS limits, similar to the MSPP. Mr. Moloney is the only Named Executive Officer who participated in the GI Pension or GI SERP.

Pension Benefits in 2008

Assumptions described in Note 7, “Retirement Benefits” in the Company’s Form 10-K for the fiscal year ended December 31, 2008 are also used below and incorporated by reference.

		Number of	Present Value	Payments
		Years Credited	of Accumulated	During Last
Name	Plan Name	Service(#)(1)	Benefit($)	Fiscal Year($)
(a)	(b)	(c)	(d)	(e)

Gregory Q. Brown	Pension Plan	6 Yrs	$38,355	$0
	Supplemental Pension Plan	6 Yrs	32,475	0
Sanjay K. Jha	Pension Plan(2)	0	—	0
	Supplemental Pension Plan(2)	0	—	0
Paul J. Liska	Pension Plan(2)	0	—	0
	Supplemental Pension Plan(2)	0	—	0
Thomas J. Meredith	Pension Plan(2)	0	—	0
	Supplemental Pension Plan(2)	0	—	0
Daniel M. Moloney	Pension Plan(3)	25 Yrs 6 Mths	215,324	0
	Supplemental Pension Plan(4)	25 Yrs 6 Mths	200,207	0
A. Peter Lawson	Pension Plan	28 Yrs 3 Mths	581,097	0
	Elected Officer Supplementary Retirement Plan(5)	28 Yrs 3 Mths	3,817,601	0
Gregory A. Lee	Pension Plan(2)	0	—	0
	Supplemental Pension Plan(2)	0	—	0
Stuart C. Reed	Pension Plan(2)	0	—	0
	Supplemental Pension Plan(2)	0	—	0
Kenneth C. Keller, Jr.	Pension Plan(2)	0	—	0
	Supplemental Pension Plan(2)	0	—	0

(1)	When Motorola acquires a company, it does not credit or negotiate crediting years of service for the purpose of benefit accruals or augmentation. In certain circumstances, prior service may count toward eligibility and vesting service.

(2)	Messrs. Jha, Liska, Meredith, Lee, Keller and Reed were hired after January 1, 2005 and therefore are not eligible to participate in either the Pension Plan or the MSPP.

(3)	In connection with the Company’s acquisition of General Instrument Corporation in January of 2000, Mr. Moloney’s benefit under the General Instrument Pension Plan was frozen as of December 31, 2000 at $35,413 and is included in the amount listed in column (d).

(4)	In connection with the Company’s acquisition of General Instrument Corporation in January of 2000, Mr. Moloney’s benefit under the GI SERP was frozen as of December 31, 2000 at $15,822 and is included in the amount listed in column (d).

(5)	Present value of accumulated benefit under the SRP Plan calculations are based on the age 60 unreduced retirement age (or current age if over 60) under the SRP Plan.

PROXY STATEMENT

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

Employment Agreement with Gregory Q. Brown

On August 27, 2008, the Company entered into an employment agreement with Gregory Q. Brown, Co-Chief Executive Officer of the Company and Chief Executive of Motorola’s Broadband Mobility Solutions business and a member of the Board of Directors of Motorola, Inc. The employment agreement memorializes Mr. Brown’s existing base salary of $1,200,000, an annual bonus target of not less than $2,640,000, a 2008 special bonus target of not less than $1,560,000 and a long range incentive award target of not less than 350% of base salary for 2008 and 250% thereafter. The employment agreement has an initial three-year term, with automatic one-year renewals absent a notice of non-renewal. As previously disclosed on December 17, 2008, Mr. Brown voluntarily decided to forego any 2008 annual or special bonus under MIP.

Under his employment agreement, Mr. Brown was granted 583,123 restricted stock units, 2,320,652 stock options, and 564,064 stock appreciation rights dependent on the value of Motorola Common Stock. Each of these contract awards vest ratably in three equal annual installments beginning on July 31, 2009. Pursuant to the employment agreement, a “post-separation equity award” of options worth $3,333,333 and restricted stock worth $1,666,667 would be granted only if and when Motorola’s Mobile Devices business becomes a separate publicly-traded company with a minimum market capitalization of at least $2.0 billion and will contain an additional vesting hurdle tied to a post-separation increase in the price of Motorola Common Stock. Subject to continued employment, the post-separation options and restricted stock will vest in three installments, each vesting date to be the later of: (a) the date on which the average closing price of Motorola Common Stock over a fifteen day trading period is 10% greater than the average closing price of Motorola Common Stock over the fifteen day trading period immediately following the date that the Mobile Devices business becomes a separate, publicly-traded company and (b) the first, second and third anniversary of the grant.

During his employment term, Mr. Brown is eligible to participate in the health and welfare, perquisite, fringe benefits and other arrangements generally available to other senior executives, including the use of the Company’s aircraft for business and personal travel pursuant to the Company’s security policy. Mr. Brown is not covered by the Senior Officer Change in Control Severance Plan. Mr. Brown is entitled to a gross-up for excise taxes on excess parachute payments, subject to a 10% “cut-back” (i.e., change of control payments will be reduced below the 280G safe harbor if the total payments are less than 10% in excess of 280G safe harbor).

In the event of Mr. Brown’s termination of employment without cause or by Mr. Brown for good reason, Mr. Brown is entitled to: (a) accrued and unpaid obligations (including base salary, vacation pay and undistributed bonuses); (b) severance equal to two times (prior to a change of control) or three times (on or after a change of control) the sum of his base salary and target annual bonus; (c) a pro-rata annual bonus based on actual performance during the year in which termination occurs; (d) two years (prior to a change of control) or three years (following a change of control), of medical insurance continuation; and (e) prior to a change of control, accelerated vesting of the contract restricted stock units, contract stock options and contract stock appreciation rights and two years continued vesting of all other equity awards; following a change of control, accelerated vesting of all equity awards. In the event the Company terminates Mr. Brown’s employment for cause or Mr. Brown terminates employment without good reason, he is entitled only to accrued and unpaid base salary and vacation pay. In the event of a termination of employment due to death or disability, Mr. Brown is entitled to accrued and unpaid obligations (including base salary, vacation pay and undistributed bonuses) and vesting of all then unvested equity awards that are outstanding as of the date of termination.

Mr. Brown’s employment agreement contains customary restrictive covenants, including perpetual confidentiality obligations and employee non-solicitation and business non-compete provisions relating to the Company that apply during the employment period and the two-year period following termination of employment.

Employment Agreement with Sanjay K. Jha

On August 4, 2008, Dr. Sanjay K. Jha became Co-Chief Executive Officer of Motorola, Inc., Chief Executive Officer of the Mobile Devices business (the “Mobile Devices business”) of Motorola, Inc. and a member of the Board of Directors of Motorola, Inc. On this same date, the Company and Dr. Jha entered into an employment agreement with an initial three-year term, with automatic one-year renewals absent a notice of non-renewal. The employment agreement provides Dr. Jha with a base salary of $1,200,000 and a guaranteed bonus of $2,400,000 for 2008 with a target bonus of not less than 200% of base salary thereafter.

PROXY STATEMENT

As previously disclosed on December 17, 2008, Dr. Jha voluntarily decided to forego any 2008 bonus under MIP. At that time, the Committee agreed to make a grant of RSUs to Dr. Jha in the first quarter of 2009 with a value equal to: $2,400,000 less the amount of cash that would have been payable to Mr. Brown under MIP had he not also foregone his 2008 bonus under MIP. The total cash value of the RSU award was determined on February 11, 2009 to be $1,334,000. Based on the closing price of Motorola’s Common Stock on February 11, 2009, 344,615 RSUs were granted to Dr. Jha on February 11, 2009. The RSUs will vest in two equal installments on the first anniversary of the grant and on October 31, 2010.

Pursuant to make-whole awards under his employment agreement, Dr. Jha was granted 2,304,653 RSUs and 10,211,226 options to purchase shares of Company Common Stock. Pursuant to inducement awards (“Inducement Awards”) under his employment agreement, Dr. Jha was granted 1,362,769 RSUs and 6,383,658 options to purchase shares of Company Common Stock. Each of the above equity awards vest or restrictions lapse in three equal annual installments beginning on July 31, 2009.

In the event the Mobile Devices business becomes a separate, publicly-traded company (the “new Mobile Devices entity” or “new MDb”), all of Dr. Jha’s outstanding equity awards that relate to Motorola Common Stock would convert into equity awards that relate to the stock of the new Mobile Devices entity. The new Mobile Devices entity will grant Dr. Jha a post-separation equity award (the “Post-Separation Equity Award”) in an amount that, together with his existing Inducement Awards, represents 3% of the new Mobile Devices entity’s total equity immediately following the separation. 90% of the award will be stock options and 10% will be restricted stock and each will vest, subject to continued employment, in three installments, each vesting date to be the later of (a) the date on which the average closing price of new MDb common stock over a fifteen day trading period is 10% greater than the average closing price of MDb common stock over the fifteen day trading period immediately following the date that new MDb becomes a separate, publicly-traded company, and (b) the first, second and third anniversary of the grant date, as applicable.

In the event the Mobile Devices business does not become a separate, publicly-traded company by October 31, 2010, Dr. Jha will be entitled to a cash payment equal to $30 million (the “Contingent Payment”) and will not be entitled to the Post-Separation Equity Award.

During his employment term, Dr. Jha is eligible to participate in the health and welfare, perquisite, fringe benefits and other arrangements generally available to other senior executives, including the use of the Company’s aircraft for business and personal travel pursuant to the Company’s security policy. Dr. Jha is not covered by the Senior Officer Change in Control Severance Plan and does not participate in LRIP. Dr. Jha is entitled to a gross-up for excise taxes on excess parachute payments, subject to a 10% “cut-back” (i.e., change of control payments will be reduced below the 280G safe harbor if the total payments are less than 10% in excess of the 280G safe harbor).

In the event of Dr. Jha’s termination of employment without cause or by Dr. Jha for good reason, Dr. Jha is entitled to: (a) accrued and unpaid obligations (including base salary, vacation pay and undistributed bonuses); (b) severance equal to two times (prior to a change of control) or three times (on or after a change of control) the sum of Dr. Jha’s base salary and target annual bonus; (c) a pro-rata annual bonus based on actual performance during the year in which termination has occurred; (d) two years (prior to a change of control) or three years (following a change of control), of medical insurance continuation; (e) prior to a change of control, accelerated vesting of the make-whole award RSUs and options, inducement award RSUs and options and two years continued vesting of all other equity awards; and, following a change of control, accelerated vesting of all equity awards; and, (f) in the event that the Mobile Devices business does not become a separate, publicly-traded company and Dr. Jha’s employment is terminated on or prior to October 31, 2010, the Contingent Payment, to the extent not previously paid. In the event the Company terminates Dr. Jha’s employment for cause or Dr. Jha terminates employment without good reason, he is entitled only to accrued and unpaid base salary and vacation pay. In the event of a termination of employment due to death or disability, Dr. Jha is entitled to accrued and unpaid obligations (including base salary, vacation pay and undistributed bonuses) and vesting of all then unvested equity awards that are outstanding as of the date of termination.

Dr. Jha’s employment agreement contains customary restrictive covenants, including perpetual confidentiality obligations and employee non-solicitation and business non-compete provisions relating to the Company and the new Mobile Devices entity that apply during the employment period and the two-year period following termination of employment.

PROXY STATEMENT

Employment Offer Agreement with and Termination of Paul J. Liska

Effective March 1, 2008, Paul J. Liska became Executive Vice President and Chief Financial Officer of the Company. On February 15, 2008, the Company and Mr. Liska entered into an employment offer agreement providing Mr. Liska with a base salary of $750,000 and a cash sign-on bonus of $400,000. Pursuant to his employment offer agreement, Mr. Liska’s target award under MIP, the annual cash incentive plan, was 95% of his base salary and the target award under the Long-Range Incentive Plan was 150% of his base salary as of March 1, 2008. Pursuant to the employment offer agreement, the Company also granted Mr. Liska 583,000 stock options to acquire the Company’s Common Stock, 131,000 restricted stock units which were to vest on the third anniversary of the date of grant, and another 131,000 restricted stock units which were to vest equally thirty months and sixty months from the date of grant. Pursuant to the employment offer agreement, the Company also granted Mr. Liska market-based stock options to acquire 728,000 shares of the Company’s Common Stock with an exercise price based on the closing price for a share of the Company’s Common Stock on February 29, 2008. These market-based options were to vest as follows: (i) 242,666 option shares were to vest only if and to the extent the closing price for a share of the Company’s Common Stock meets or exceeds $16.00 for 10 trading days out of any 30 consecutive trading days from March 1, 2008 until March 1, 2011; (ii) an additional 242,666 option shares were to vest only if and to the extent the closing price for a share of the Company’s Common Stock meets or exceeds $20.00 for 10 trading days out of any 30 consecutive trading days from March 1, 2008 until March 1, 2013; and (iii) an additional 242,668 option shares were to vest only if and to the extent the closing price for a share of the Company’s Common Stock meets or exceeds $23.00 for 10 trading days out of any 30 consecutive trading days from March 1, 2008 until March 1, 2015.

On February 19, 2009, Mr. Liska was involuntarily terminated for cause. Pursuant to his employment offer agreement, Mr. Liska is not entitled to any severance allowance and is required to repay the $400,000 cash sign-on bonus. All vested or unvested options and unvested RSUs are forfeited as of February 19, 2009. As of the date of his termination, no equity awards had vested. Further, the Compensation and Leadership Committee determined on February 24, 2009 that Mr. Liska will not receive a 2008 MIP award. He is not eligible for any incentive award under the 2008-2010 cycle of the Long-Range Incentive Plan (the “LRIP”) per the terms of the LRIP.

For purposes of entitlement to severance payments described in Mr. Liska’s employment offer agreement, “Cause” means (i) willful and continued failure to substantially perform duties, other than any such failure resulting from incapacity due to physical or mental illness, which failure has continued for a period of at least 30 days; or (ii) willful engagement in (A) in any malfeasance, dishonesty or fraud that is intended to or does result in personal enrichment or a material detrimental effect on the Company’s reputation or business or (B) gross misconduct; or (iii) indictment for, or plea of guilty or nolo contendere to (A) a felony in the United States or (B) a felony outside the United States, which, regardless of where such felony occurs, the independent directors of the Board reasonably believe, has had or will have, a detrimental effect on the Company’s reputation or business or Mr. Liska’s reputation; or (iv) breach of one or more restrictive covenants in any written agreement between Mr. Liska and Motorola. For purposes of the sign-on bonus, annual bonus, and sign-on equity incentives, “Cause” is as defined in the 2006 Omnibus Incentive Plan.

Employment Agreement with Thomas J. Meredith

On April 1, 2007, Thomas J. Meredith became Acting Chief Financial Officer and Executive Vice President of the Company. On this same date, the Company and Mr. Meredith entered into an employment agreement under which Mr. Meredith would serve as Acting Chief Financial Officer and Executive Vice President from April 1, 2007 through September 30, 2007. The employment agreement provided him with a base salary of $1. Pursuant to the employment agreement, the Company granted 250,000 stock options and 500,000 market-based restricted stock units to Mr. Meredith on April 2, 2007. The first 33% of these restricted stock units vest if the closing price of Common Stock meets or exceeds $20.00 per share on at least ten trading days within any thirty consecutive trading days, before April 2, 2009. An additional 33% of these restricted stock units vest if the closing price of Common Stock meets or exceeds $22.00 per share on at least ten trading days within any thirty consecutive trading days, before April 2, 2009. The final 34% of the restricted stock units vest if the closing price of Common Stock meets or exceeds $24.00 per share on at least ten trading days within any thirty consecutive trading days, before April 2, 2009.

On October 4, 2007, the Company and Mr. Meredith entered into an amended and restated

PROXY STATEMENT

employment agreement that extended Mr. Meredith’s interim tenure as Acting Chief Financial Officer and Executive Vice President on a month-to-month basis through not later than April 1, 2008. Under the terms of the amended and restated employment agreement, if the Company appointed a Chief Financial Officer before April 1, 2008, Mr. Meredith’s employment term would automatically end on the earlier of (1) 30 days after that individual’s start date and (2) April 1, 2008.

Under the amended and restated employment agreement, Mr. Meredith received a gross monthly base salary of $75,000 and was granted equity awards on the last business day of each month of his employment term. Each monthly equity grant had a value of $500,000, with (1) 60% of the value granted in the form of restricted stock units, one half of which vest on the thirty-month anniversary of the date of grant and one half of which vest on the sixty-month anniversary of the date of grant; and (2) 40% of the value granted in the form of stock options to purchase Common Stock (with the number of options based on a Black-Scholes option value on the date of grant), which options vest in four equal annual installments beginning on the one-year anniversary of the date of grant. The stock options have a ten-year term. Mr. Meredith will continue to vest in the equity awards as long as he continues to serve on the Board. If Mr. Meredith is removed from the Board or is not renominated to the Board for any reason (other than for cause or due to his voluntary resignation), then all outstanding awards will fully vest and all options will be exercisable for their full term.

During his employment term, Mr. Meredith was eligible to participate in the health and welfare, perquisite, fringe benefits and other arrangements generally available to other senior executives. He was also able to use Company aircraft for up to 165 hours for personal use (increased from 125 hours of personal use pursuant to an amendment dated January 30, 2008). Personal use of the Company aircraft was available to Mr. Meredith because of the temporary nature of his position. Mr. Meredith is not eligible to participate in the Company’s annual or long-term incentive plans.

Upon a change in control, all equity-based awards granted to Mr. Meredith pursuant to both the original employment agreement and the amended and restated employment agreement would become fully vested and exercisable (or, if applicable, all restrictions would lapse), and all restricted stock units would be paid out as promptly as practicable. Such treatment (referred to herein as “Accelerated Treatment”) does not apply if and to the extent that such awards are assumed by the successor corporation (or parent thereof) or are replaced with awards that preserve the existing value of such awards at the time of the change in control and provide for subsequent payout in accordance with the same vesting schedule applicable to the original awards. Such assumed or replaced awards shall provide for Accelerated Treatment, (1) with respect to the monthly equity-based awards granted to Mr. Meredith pursuant to the amended and restated employment agreement, if Mr. Meredith is involuntarily terminated (for a reason other than “Cause”) or quits for “Good Reason” within 24 months of the change in control, and (2) with respect to the monthly stock option awards granted to Mr. Meredith pursuant to the amended and restated employment agreement, if Mr. Meredith’s employment term has ended, he has continued as a member of the Board and he resigns from the Board for “Good Reason,” is removed from the Board or is not renominated to the Board for a reason other than “Cause” within 24 months of the change in control.

Separation Agreement with Stuart C. Reed

On March 7, 2008, the Company and Stuart C. Reed entered into a separation agreement with respect to Mr. Reed’s formal separation from the Company on December 31, 2008. Mr. Reed stepped down from his position as the Company’s President, Mobile Devices on February 1, 2008 but remained an Executive Vice President of the Company until April 4, 2008.

Pursuant to the terms of the separation agreement, Mr. Reed received his regular base salary in regular payroll installments through December 31, 2008, the total gross amount of which is $445,479. For 2008, Mr. Reed remained eligible to receive a pro rata payment under MIP, which payment will be equal to 25% of the value of his MIP award for the full 2008 performance period. He forfeited any other incentive awards for performance periods ending after December 31, 2007. In addition, equity previously granted to Mr. Reed continued to vest in accordance with the original terms of the grants through December 31, 2008, after which all unvested equity awards were forfeited.

Pursuant to the terms of the separation agreement, after December 31, 2008, the Company will pay Mr. Reed a $1,504,521 lump sum within 30 days following Mr. Reed’s agreement to a supplemental release of the Company from all legal claims arising out of his employment with, or his separation from, the Company, other than those claims that cannot be waived by law. The separation agreement also requires Mr. Reed to cooperate in all investigations, litigation or other actions

PROXY STATEMENT

regarding matters of which he has knowledge, and to continue to comply with the non-disclosure, noncompetition and non-solicitation provisions contained in his prior equity award agreements with the Company.

Separation Agreement with Kenneth C. Keller

On May 1, 2008, the Company and Kenneth C. Keller Jr. entered into a separation agreement with respect to Mr. Keller’s formal separation from the Company on February 29, 2008. Mr. Keller stepped down from his position as an officer of Motorola on February 29, 2008 but remained an employee of the Company until October 31, 2008.

Pursuant to the terms of the separation agreement, Mr. Keller received his regular base salary in regular payroll installments through October 31, 2008, the total gross amount of which was $328,904. Mr. Keller was not eligible to receive payment under MIP or LRIP. In addition, equity previously granted to Mr. Keller continued to vest in accordance with the original terms of the grants through October 31, 2008, after which all unvested equity awards were forfeited.

Pursuant to the terms of the separation agreement, after October 31, 2008, the Company paid Mr. Keller a $571,096 lump sum following Mr. Keller’s agreement to a supplemental release of the Company from all legal claims arising out of his employment with, or his separation from, the Company, other than those claims that cannot be waived by law. The separation agreement also requires Mr. Keller to cooperate in all investigations, litigation or other actions regarding matters of which he has knowledge, and to continue to comply with the non-disclosure, noncompetition and non-solicitation provisions contained in his prior equity award agreements with the Company.

Change in Control Arrangements

The Company has Change in Control Severance Plans (the “Plans”) for its elected officers. The Plan applicable to the Named Executive Officers is the Motorola, Inc. Senior Officer Change in Control Severance Plan (the “Senior Officer Plan”). The Senior Officer Plan provides for the payment of benefits in the event that: (1) an executive officer terminates his or her employment for “Good Reason” (as defined) within two years of a “Change in Control” (as defined), or (2) the executive officer’s employment is involuntarily terminated for any reason other than termination for “Cause” (as defined), Disability, death or normal retirement within two years of a change in control of the Company. In addition to unpaid salary for accrued vacation days and accrued salary through the termination date, the amount of the benefits payable to an executive officer entitled thereto would be equal to the sum of:

(1) three times the greater of the executive officer’s highest annual base salary in effect during the three years immediately preceding the Change in Control and the annual base salary in effect on the termination date; plus

(2) three times the highest annual bonus received by the executive officer during the immediately preceding five fiscal years ending on or before the termination date; plus

(3) a pro rata target bonus for the performance period (year, quarter or month) in which the termination occurs.

The executive officer would also receive continued medical and insurance benefits for 3 years, and 3 years of age and service credit for retiree medical eligibility. In the event the executive officer is subject to the excise tax under Section 4999 of the Code, the Company will make a tax reimbursement payment to the executive officer to offset the impact of such excise tax. The Senior Officer Plan’s term is for 3 years, subject to automatic one-year extensions unless the Company gives 90 days prior notice that it does not wish to extend. In addition, if a Change in Control occurs during the term, the Plans continue for an additional two years. These Plans replaced individual agreements that the Company began providing in 1988. In addition to plans covering all of the Company’s officers, there are change in control protections for the general employee population in the Motorola, Inc. Involuntary Severance Plan. A previous stand-alone change in control severance plan for the general employee population was terminated in 2008.

In addition, except as otherwise determined by the Compensation and Leadership Committee at the time of the grant of an award, under the 2006 Omnibus Incentive Plan, upon a change in control of the Company: all equity-based awards granted to an executive officer become fully vested and exercisable; all performance goals are deemed achieved at target levels and all other terms and conditions met; all performance stock would be delivered as promptly as practicable; all performance units, restricted stock units and other units would be paid out as promptly as practicable; all annual management incentive awards would be paid out at target levels (or earned levels, if greater) and all other terms and conditions deemed met; and all other stock or cash awards would be delivered and paid. Such treatment (referred to herein as “Accelerated Treatment”) does not apply if and to the extent that

PROXY STATEMENT

such awards are assumed by the successor corporation (or parent thereof) or are replaced with awards that preserve the existing value of such awards at the time of the change in control and provide for subsequent payout in accordance with the same vesting schedule applicable to the original awards. With respect to any awards that are so assumed or replaced, such assumed or replaced awards shall provide for the Accelerated Treatment with respect to any executive officer that is involuntarily terminated (for a reason other than “Cause”) (as defined) or quits for “Good Reason” (as defined) within 24 months of the change in control.

Executive Severance Plan

The Company adopted an Executive Severance Plan (“ESP”) for all elected officers and appointed vice presidents, effective October 1, 2008. The ESP is applicable to Named Executive Officers in the Summary Compensation Table. The ESP provides for the payment of benefits in the event that an executive officer’s employment is terminated by Motorola other than for (a) total and permanent disability, (b) Cause (as defined therein), (c) death, or (d) if the executive officer is offered employment at a substantially similar direct compensation level with another company in connection with a sale, lease, outsourcing arrangement or other asset transfer or transfer of any portion of a facility or all or any portion of a discrete organizational unit or business segment of Motorola or remains employed by an affiliate or subsidiary that is sold or spun off, or (e) if the termination of employment is followed by immediate or continued employment by Motorola or an affiliate or subsidiary, or (f) if the executive terminates voluntarily for any reason. In addition to accrued salary through the separation date, the amount of the benefits payable to an executive officer who signs a prescribed separation agreement and general release of claims against Motorola would be equal to the sum of:

(1) 12 months of base salary; and

(2) Pro rata alternate annual bonus or pro rata alternate sales incentive, whichever is applicable, for the performance period (year, month or quarter, as applicable) in which separation occurs.

In addition, the executive officer would receive (a) 12 months of continued medical plan coverage at the active employee premium rate, offset against the COBRA amount, (b) up to 12 months outplacement services and (c) financial planning services. Any severance pay and benefits paid under the ESP are to be offset against any severance pay and benefits payable under the Senior Officer Change in Control Plan and/or other individual severance arrangements. If an executive officer receives an alternate annual bonus or alternate sales incentive under the ESP, the executive officer is not to receive an annual bonus or sales incentive under any applicable plan for the same performance period. All equity grants and other benefits are to be administered in accord with their prescribed terms. The Compensation and Leadership Committee of the Motorola Board of Directors, or in some circumstances its delegate, may, in its sole discretion, reduce, eliminate or otherwise adjust the amount of an executive officer’s severance pay and benefits, including any bonus or incentive.

Termination and Change in Control Table for 2008

The tables below outline the potential payments to our Co-Chief Executive Officers and other Named Executive Officers upon the occurrence of certain termination triggering events. For the purposes of the table, below are the standard definitions for the various types of termination, although exact definitions may vary by agreement and by person.

“Voluntary termination” means a termination initiated by the officer.

“Voluntary termination for Good Reason” occurs when, other than in connection with a Change in Control, employment is terminated by an officer for Good Reason.

“Good Reason” means (1) an officer is assigned duties materially inconsistent with his position, duties, responsibilities and status, or his duties are materially diminished, during the 90-day period immediately preceding a Change in Control, (2) his position, authority, duties or responsibilities are materially diminished from those in effect during the 90-day period immediately preceding a Change in Control, (3) his annual base salary or total annual compensation opportunity are materially reduced, (4) the Company requires regular performance of duties beyond a 50-mile radius from the officer’s current location, (5) the Company fails to obtain a satisfactory agreement from any successor to assume and perform the relevant plan, or (6) any other material breach of the relevant plan.

“Voluntary termination—Retirement” means, apart from any pension plan or MIP, for purposes of the 2006 Omnibus Incentive Plan and the 2006 Long-Range Incentive Plan, retirement after reaching age 55 with at least 20 years of service, or age 60 with at least 10 years of service, or age 65; for purposes of the Motorola Incentive Plan,

PROXY STATEMENT

retirement after reaching age 55 with 5 years of service; and for purposes of the Motorola Elected Officer Supplementary Retirement Plan, retirement after reaching age 60 (early retirement age).

“Involuntary Termination—Total and Permanent Disability” means termination of employment following entitlement to long-term disability benefits under the Motorola Disability Income Plan, as amended and any successor plan, or a determination of a permanent and total disability under a state workers compensation statute.

“Involuntary Termination—For Cause” means termination of employment following any misconduct identified as a ground for termination in the Motorola Code of Business Conduct, or the human resources policies, or other written policies or procedures, including among other things, conviction for any criminal violation involving dishonesty, fraud or breach of trust or willful engagement in gross misconduct in the performance of the officer’s duties that materially injures the Company.

“Involuntary Termination—Not for Cause” means termination of employment for reasons other than “For Cause”, Change in Control as defined below, death, Retirement or Total and Permanent Disability as defined above.

“Involuntary Termination for Change in Control” occurs when, at any time (1) following a Change in Control and, assuming equity awards are not suitably replaced by a successor, prior to the second anniversary of a Change in Control or (2) during the 12 months prior to a Change in Control but after such time as negotiations or discussions that ultimately lead to a Change in Control have commenced, employment is terminated (a) involuntarily for any reason other than Cause, death, Disability or retirement under a mandatory retirement policy of the Company or any of its Subsidiaries or (b) by the officer after the occurrence of an event giving rise to Good Reason. For purposes of this definition, “Cause” means (1) conviction of any criminal violation involving dishonesty, fraud or breach of trust or (2) willful engagement in gross misconduct in the performance of the officer’s duties that materially injures the Company, and “Disability” means a condition such that the officer by reason of physical or mental disability becomes unable to perform his normal duties for more than 180 days in the aggregate (excluding infrequent or temporary absence due to ordinary transitory illness) during any 12 month period.

“Change in Control” (as used in the prior definition of “Involuntary Termination for a Change in Control”) shall be deemed to have occurred if (1) any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”)) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities (other than the Company or any employee benefit plan of the Company, and no Change in Control shall be deemed to have occurred as a result of the “beneficial ownership,” or changes therein, of the Company’s securities by either of the foregoing), (2) there shall be consummated (a) any consolidation or merger of the Company in which the Company is not the surviving or continuing corporation or pursuant to which shares of Common Stock would be converted into or exchanged for cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have, directly or indirectly, at least a 65% ownership interest in the outstanding Common Stock of the surviving corporation immediately after the merger, or (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company other than any such transaction with entities in which the holder of the Company’s Common Stock, directly or indirectly, have at least 65% ownership interest, (3) the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company, or (4) as the result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets, proxy or consent solicitation (other than by the Board), contested election or substantial stock accumulation (a “Control Transaction”), the members of the Board immediately prior to first public announcement relating to such Control Transaction shall thereafter cease to constitute a majority of the Board.

“Separation Agreement” means (1) with respect to Mr. Reed, the agreement, dated as of March 7, 2008, by and between Mr. Reed and the Company, and (2) with respect to Mr. Keller, the agreement, dated as of May 1, 2008, by and between Mr. Keller and the Company.

“End of Interim Employment” means with respect to Mr. Meredith when his service as Acting Chief Financial Officer was completed on March 31, 2008. Mr. Meredith has continued to serve as a member of the Board of Directors.

As required, the amounts included in the following tables reflect theoretical potential payouts based on the assumption that the applicable triggering event occurred on December 31, 2008. For each officer, the columns included reflect the triggering events that were theoretically possible on December 31, 2008.

PROXY STATEMENT

Gregory Q. Brown	Voluntary		Total and
Co-Chief Executive Officer	Termination		Permanent
Executive Benefits and Payments	Good		Disability	Involuntary Termination
Upon Termination(1)	Reason	Retirement	or Death	For Cause	Not For Cause	Change in Control(10)

Compensation
Severance(2)	$10,800,000	$0	$0	$0	$10,800,000	$16,200,000
Short-term Incentive(3)	4,200,000	0	4,200,000	0	4,200,000	4,200,000
Long-term Incentives(4)
• 2008-2010 LRIP(3)	0	0	1,400,000	0	0	0
• Stock Options and SARs (Unvested and Accelerated)(5)	0	0	0	0	0	0
• Restricted Stock Units (Unvested and Accelerated)(5)	4,630,666	0	6,478,747	0	4,630,666	6,478,747
Benefits and Perquisites(6)(9)
Health and Welfare Benefits Continuation(7)	35,034	0	0	0	35,034	52,551
280G Tax Gross-up(8)	0	0	0	0	0	7,230,370

TOTAL	$19,665,700	$0	$12,078,747	$0	$19,665,700	$34,161,668

	Voluntary
Sanjay K. Jha	Termination			Total and
Co-Chief Executive Officer	Good			Permanent
Executive Benefits and Payments	Reason or			Disability	Involuntary Termination
Upon Termination(1)	Retirement		Retirement	or Death	For Cause	Not For Cause		Change in Control(10)

Compensation
Severance(2)	$7,200,000		$0	$0	$0	$7,200,000		$10,800,000
Short-term Incentive(3)	2,400,000		0	2,400,000	0	2,400,000		2,400,000
Long-term Incentives
• 2008-2010 LRIP(11)	0		0	0	0	0		0
• Stock Options (Unvested and Accelerated)(5)	0		0	0	0	0		0
• Restricted Stock Units (Unvested and Accelerated)(5)	16,246,679		0	16,246,679	0	16,246,679		16,246,679
Contingent Payment	30,000,000	(12)	0	0	0	30,000,000	(12)	30,000,000	(12)
Benefits and Perquisites(6)(9)
Health and Welfare Benefits Continuation(7)	35,034		0	0	0	35,034		52,551
280G Tax Gross-up(8)	0		0	0	0	0		21,215,922

TOTAL	$55,881,713		$0	$18,646,679	$0	$55,881,713		$80,715,152

PROXY STATEMENT

	Voluntary
Paul J. Liska*	Termination	Total and
Former Chief Financial Officer	Good	Permanent
Executive Benefits and Payments	Reason or	Disability	Involuntary Termination
Upon Termination(1)	Retirement	or Death	For Cause	Not For Cause	Change in Control(10)

Compensation
Severance(2)	$0	$0	$0	$750,000	$2,250,000
Short-term Incentive(3)	0	712,500	0	712,500	712,500
Long-term Incentives(4)
• 2008-2010 LRIP(3)	0	450,000	0	0	1,350,000
• Stock Options (Unvested and Accelerated)(5)	0	0	0	0	0
• Restricted Stock Units (Unvested and Accelerated)(5)	0	1,337,860	0	0	1,337,860
Benefits and Perquisites(6)(9)
Health and Welfare Benefits Continuation(7)	0	0	0	14,365	43,095
280G Tax Gross-up(8)	0	0	0	0	1,541,180

TOTAL	$0	$2,500,360	$0	$1,476,865	$7,234,635

*	On February 2, 2009, Mr. Liska was replaced as Chief Financial Officer. On February 19, 2009, Mr. Liska was involuntarily terminated for cause. As stated prior to these tables, as required, these tables assume the triggering event occurred on December 31, 2008.

Thomas J. Meredith
Former Acting Chief Financial Officer		Total and
and Executive Vice President	End of	Permanent
Executive Benefits and Payments	Interim	Disability
Upon Termination(1)	Employment	or Death

Compensation
Severance	$0	$0
Short-term Incentive(13)	0	0
Long-term Incentives
• 2008-2010 LRIP(13)	0	0
• Stock Options (Unvested and Accelerated)(5)	0	0
• Restricted Stock Units (Unvested and Accelerated)(5)	0	628,599
Benefits and Perquisites(6)(9)
Health and Welfare Benefits Continuation(7)	0	0
280G Tax Gross-up(8)	0	0

TOTAL	$0	$628,599

PROXY STATEMENT

Daniel M. Moloney	Voluntary
Executive Vice President,	Termination	Total and
President, Home and Networks Mobility	Good	Permanent
Executive Benefits and Payments	Reason or	Disability	Involuntary Termination
Upon Termination(1)	Retirement	or Death	For Cause	Not For Cause	Change in Control(10)

Compensation
Severance(2)	$0	$0	$0	$600,000	$3,600,000
Short-term Incentive(3)	0	570,000	0	570,000	570,000
Long-term Incentives(4)
• 2008-2010 LRIP(3)	0	360,000	0	0	1,080,000
• Stock Options (Unvested and Accelerated)(5)	0	0	0	0	0
• Restricted Stock Units (Unvested and Accelerated)(5)	0	1,958,060	0	221,500	1,958,060
Benefits and Perquisites(6)(9)
Health and Welfare Benefits Continuation(7)	0	0	0	14,365	43,095
280G Tax Gross-up(8)	0	0	0	0	0

TOTAL	$0	$2,888,060	$0	$1,405,865	$7,251,155

A. Peter Lawson
Executive Vice President,	Voluntary		Total and
General Counsel and Secretary	Termination		Permanent
Executive Benefits and Payments	Good		Disability	Involuntary Termination
Upon Termination(1)	Reason	Retirement	or Death	For Cause	Not For Cause	Change in Control(10)

Compensation
Severance(2)	$0	$0	$0	$0	$540,000	$3,570,000
Short-term Incentive(3)	0	513,000	513,000	0	513,000	513,000
Long-term Incentives(4)
• 2008-2010 LRIP(3)	0	324,000	324,000	0	324,000	972,000
• Stock Options (Unvested and Accelerated)(5)	0	0	0	0	0	0
• Restricted Stock Units (Unvested and Accelerated)(5)	0	354,400	354,400	0	26,580	354,400
Benefits and Perquisites(6)(9)
Elected Officer SRP Plan(14)	3,972,495	3,972,495	3,972,495	3,972,495	3,972,495	3,972,495
Health and Welfare Benefits Continuation(7)	0	0	0	0	12,895	38,685
280G Tax Gross-up(8)	0	0	0	0	0	0

TOTAL	$3,972,495	$5,163,895	$5,163,895	$3,972,495	$5,388,970	$9,420,580

PROXY STATEMENT

	Voluntary
Gregory A. Lee	Termination	Total and
Senior Vice President, Human Resources	Good	Permanent
Executive Benefits and Payments	Reason or	Disability	Involuntary Termination
Upon Termination(1)	Retirement	or Death	For Cause	Not For Cause	Change in Control(10)

Compensation
Severance(2)	$0	$0	$0	$475,000	$1,425,000
Short-term Incentive(3)	0	356,250	0	356,250	356,250
Long-term Incentives(4)
• 2008-2010 LRIP(3)	0	237,500	0	0	712,500
• Stock Options (Unvested and Accelerated)(5)	0	0	0	0	0
• Restricted Stock Units (Unvested and Accelerated)(5)	0	664,500	0	0	664,500
Benefits and Perquisites(6)(9)
Health and Welfare Benefits Continuation(7)	0	0	0	12,440	37,320
280G Tax Gross-up(8)	0	0	0	0	835,899

TOTAL	$0	$1,258,250	$0	$843,690	$4,031,469

Stuart C. Reed*
Former Executive Vice President,		Total and
President, Mobile Devices		Permanent
Executive Benefits and Payments	Separation	Disability
Upon Termination(15)	Agreement	or Death

Compensation
Severance(2)	$1,950,000	$1,950,000
Short-term Incentive(3)	142,500	142,500
Long-term Incentives(4)
• 2008-2010 LRIP(3)	0	0
• Stock Options (Unvested and Accelerated)(5)	0	0
• Restricted Stock Units (Unvested and Accelerated)(5)	177,200	996,750
Benefits and Perquisites(6)(9)
Health and Welfare Benefits Continuation(7)	11,096	0
280G Tax Gross-up(8)	0	0

TOTAL	$2,280,796	$3,089,250

*	On March 7, 2008, the Company and Mr. Reed entered into a separation agreement, which is described in detail in “Separation Agreement with Stuart C. Reed” under “Employment Contracts, Termination of Employment and Change in Control Arrangements”.

PROXY STATEMENT

Kenneth C. Keller, Jr.*
Former Executive Vice President,
Chief Marketing Officer
Executive Benefits and Payments	Separation
Upon Termination(16)	Agreement

Compensation
Severance(2)	$900,000
Short-term Incentive(3)	0
Long-term Incentives(4)
• 2008-2010 LRIP(3)	0
• Stock Options (Unvested and Accelerated)(5)	0
• Restricted Stock Units (Unvested and Accelerated)(5)	206,745
Benefits and Perquisites(6)(9)
Health and Welfare Benefits Continuation(7)	8,877
280G Tax Gross-up(8)	0

TOTAL	$1,115,622

*	On May 1, 2008, the Company and Mr. Keller entered into a separation agreement, which is described in detail in “Separation Agreement with Kenneth C. Keller” under “Employment Contracts, Termination of Employment and Change in Control Arrangements”.

(1)	For purposes of this analysis, we assumed the Named Executive Officers’ compensation is as follows: Mr. Brown’s base salary is equal to $1,200,000, his short-term incentive target opportunity under MIP is equal to 350% of base salary, and his long-term incentive target opportunity under the 2008-2010 Long-Range Incentive Plan (“LRIP”) cycle is equal to 350% of cycle salary. Dr. Jha’s base salary is equal to $1,200,000, and his short-term incentive target opportunity under MIP is equal to 200% of base salary. Per his employment agreement, Dr. Jha is not eligible to participate in the 2008-2010 LRIP cycle. Mr. Liska’s base salary was equal to $750,000, his short-term incentive target opportunity under MIP was equal to 95% of base salary, and his long-term incentive target opportunity under the 2008-2010 LRIP cycle was equal to 180% of cycle salary. Mr. Meredith’s base salary was equal to $75,000 per month; Mr. Meredith was not eligible to participate in MIP or LRIP. Mr. Moloney’s base salary was equal to $600,000, his short-term incentive target opportunity under MIP was equal to 95% of base salary, and his long-term incentive target opportunity under the 2008-2010 LRIP cycle was equal to 180% of cycle salary. Mr. Lawson’s base salary was equal to $540,000, his short-term incentive target opportunity under MIP was equal to 95% of base salary, and his long-term incentive target opportunity under the 2008-2010 LRIP cycle was equal to 180% of cycle salary. Mr. Lee’s base salary was equal to $475,000, his short-term incentive target opportunity under MIP was equal to 75% of base salary, and his long-term incentive target opportunity under the 2008-2010 LRIP cycle was equal to 150% of cycle salary.

(2)	Under Involuntary Termination—Not for Cause, severance is generally calculated as 12 months of base salary pursuant to the Executive Severance Plan. For Mr. Brown and Dr. Jha, severance is calculated 2x base salary plus 2x target MIP award, as further discussed in “Employment Agreement with Gregory Q. Brown” and “Employment Agreement with Sanjay K. Jha”, respectively. Under Involuntary Termination—Change in Control, severance is calculated as 3x base salary + 3x highest bonus during the five full years preceding the termination date pursuant to the Senior Officer Change in Control Severance Plan. For Mr. Brown, target MIP award in the severance calculations includes his 2008 MIP and separate Special 2008 MIP Award based on the performance of the Mobile Devices business as further discussed in “Mr. Brown’s 2008 MIP Individual Incentive Targets”. Under Separation Agreement, if applicable, severance is as provided under the relevant Separation Agreement. Actual severance payments may vary. See “Executive Severance Plan” for further details.

(3)	Assumes the effective date of termination is December 31, 2008 and that the pro rata payment under the short-term incentive plan is equal to the full target award; the pro rata payment under 2008-2010 LRIP is equal to one-third of the target award if the Named Executive Officer meets the rule of retirement described below or as otherwise provided in a Separation Agreement, if applicable. If the Named Executive Officer does not meet the rule of retirement under the 2006 Motorola Incentive Plan, as amended, (age 50 + 5 years service) or under the Long-Range Incentive Plans (either age 55 + 20 years service, age 60 + 10 years service or age 65) on the effective date of termination, zeroes are entered under Voluntary Termination—Retirement. If a Named Executive Officer has not met the applicable rule of retirement, they are not automatically entitled to a pro rata payment under the Company’s long-term incentive plans in the event of an Involuntary Termination—Not for Cause unless the LRIP cycle is in its final year

PROXY STATEMENT

at the time of termination. Therefore, Messrs. Liska, Moloney and Lee reflect no pro-rata LRIP payment for the 2008-2010 cycle.

(4)	On April 21, 2008, the Compensation and Leadership Committee of the Board of Directors of Motorola, Inc. approved the cancellation of the 2006-2008 performance cycle and the 2007-2009 performance cycle under the Company’s Long-Range Incentive Plan of 2006 without the payment of awards for such performance cycles.

(5)	Assumes the effective date of termination is December 31, 2008 and the price per share of the Company’s Common Stock on the date of termination is $4.43 per share, the closing price on December 31, 2008. If the Named Executive Officer does not meet the rule of retirement under the equity plans (either age 55 + 20 years service, age 60 + 10 years service or age 65) on the effective date of termination, zeroes are entered under Voluntary Termination—Retirement. For Involuntary Termination—Not For Cause, the vesting for unvested RSUs granted on or after May 3, 2006 is pro-rata accelerated for full years of service from the grant date to the termination date. As of December 31, 2008, Mr. Liska and Mr. Lee did not have a full year of service and RSUs are not accelerated.

(6)	Payments associated with Benefits and Perquisites are limited to the items listed. No other benefits or perquisite continuation occurs under the termination scenarios listed that are not otherwise available to all regular U.S. employees.

(7)	Health and Welfare Benefits Continuation is calculated as 12 months (except Mr. Brown and Dr. Jha are calculated as 24 months per their respective employment agreement) as provided in the Executive Severance Plan under Involuntary Termination—Not for Cause and as 36 months under Involuntary Termination—Change in Control and as provided for in a Separation Agreement under Separation Agreement, if applicable.

(8)	If the “parachute payment” (severance + value of accelerated equity) is greater than three times the average W-2 reported compensation for the preceding five years, then an “excise tax” is imposed on the portion of the parachute payment that exceeds the average W-2 reported compensation for the preceding years. Per Motorola’s Change In Control Severance Plan, an additional “gross up payment” equal to the value of the excise tax imposed will be paid. These estimates do not take into account mitigation tax payments made in consideration of non-competition agreements or as reasonable compensation. The determination to whether and when a “gross up payment” is required, the amount of the “gross up payment” and the assumptions to be utilized in arriving at such determination, will be made by the Company’s independent registered public accounting firm, currently KPMG LLP.

(9)	See “Nonqualified Deferred Compensation in 2008” for a discussion of nonqualified deferred compensation. There would be no further enhancement or acceleration upon a termination or change in control.

(10)	Our Senior Officer Change in Control Severance Plan uses a “double trigger”. In other words, in order for severance benefits to be “triggered”, (1) a change in control must occur and (2) an executive must be involuntarily terminated for a reason other than “cause” or must leave for “good reason” within 24 months of the change in control.

(11)	Dr. Jha is not eligible to participate in LRIP pursuant to the terms of his employment agreement.

(12)	Dr. Jha is only entitled to the $30,000,000 if: (1) the separation of the Mobile Devices business does not occur on or prior to October 31, 2010, (2) the Company terminates Dr. Jha without cause as defined in his employment agreement, or (3) Dr. Jha terminates for good reason as defined in his employment agreement. See “Employment Agreement with Sanjay K. Jha” for further details.

(13)	Mr. Meredith was not eligible to participate in MIP or LRIP pursuant to the terms of his employment agreement.

(14)	This Elected Officer SRP Plan amount reflects the accrued benefit value at December 31, 2008.

(15)	Per his separation agreement, Mr. Reed is only eligible for a 3/12th pro-rata 2008 MIP award and is not eligible to participate in the 2008-2010 LRIP. The short-term incentive reflects Mr. Reed’s target award. Mr. Reed’s separation date was December 31, 2008. As such, the table indicated the hypothetical payout upon total and permanent disability or death on that date.

(16)	Per his separation agreement, Mr. Keller is not eligible to participate in the 2008 MIP or 2008-2010 LRIP. Mr. Keller’s separation date was October 31, 2008.

PROXY STATEMENT

The following “Report of Audit and Legal Committee” and related disclosure shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933 (the “Securities Act”) or under the Securities Exchange Act of 1934 (the “Exchange Act”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

AUDIT AND LEGAL COMMITTEE MATTERS

Report of Audit and Legal Committee

The Audit and Legal Committee is comprised of four non-employee directors. Dr. J. White, the Chair, Mr. Meister, Dr. Sommer and Mr. Vinciquerra were the members of the Committee at the end of 2008. The Committee operates pursuant to a written charter that was amended and restated by the Board as of January 29, 2009. A copy of the Committee’s current charter is available at www.motorola.com/investor.

On February 24, 2009, the Board determined that each member of the Committee was independent within the meaning of relevant NYSE listing standards, SEC rules and the Motorola, Inc. Director Independence Guidelines. The Board also determined that (i) each member of the Committee is an “audit committee financial expert” as defined by SEC rules, whose expertise has been attained through relevant experience as discussed in “Who Are the Nominees?” and (ii) each member of the Committee is “financially literate.” During all of 2008 and to the date of this filing in 2009, the Committee was comprised of non-employee directors who were each independent as defined by the NYSE listing standards applicable during 2008 and SEC rules.

The responsibilities of the Committee include assisting the Board of Directors in fulfilling its oversight responsibilities as they relate to the Company’s accounting policies, internal controls, financial reporting practices and legal and regulatory compliance. The Committee also appoints and retains the independent registered public accounting firm.

The Committee fulfills its responsibilities through periodic meetings with the Company’s independent registered public accounting firm, internal auditors and management. During 2008, the Committee met ten times. The Committee schedules its meetings with a view toward ensuring that it devotes appropriate attention to all of its tasks. During certain of these meetings, the Committee meets privately with the independent registered public accounting firm, the chief financial officer, the director of internal audit, the chief legal counsel and from time-to-time other members of management. Outside of formal meetings, Committee members had telephone calls to discuss important matters with management and the independent registered public accounting firm. The Committee also obtains a review, of the nature described in Statement on Auditing Standards (SAS) No. 100, from the independent registered public accounting firm containing the results of their review of the interim financial statements.

Throughout the year, the Committee monitors matters related to the independence of KPMG LLP (“KPMG”), the Company’s independent registered public accounting firm. As part of its monitoring activities, the Committee reviews the relationships between the independent registered public accounting firm and the Company. After reviewing the relationships and discussing them with management, the Committee discussed KPMG’s overall relationship with the Company, as well as their objectivity and independence. Based on its review, the Committee is satisfied with the auditors’ independence.

KPMG also has confirmed to the Committee in writing, as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, that, in its professional judgment, it is independent of the Company under all relevant professional and regulatory standards.

The Committee also discussed with management, the internal auditors and the independent registered public accounting firm, the quality and adequacy of the Company’s internal controls and the internal audit function’s management, organization, responsibilities, budget and staffing. The Committee reviewed with both the independent registered public accounting firm and the internal auditors their audit plans, audit scope, and identification of audit risks.

The Committee discussed and reviewed with the independent registered public accounting firm all matters required by the standards of the Public Company Accounting Oversight Board (United States), including those described in SAS No. 61, “Communication With Audit Committees,’’ as amended. With and without management present, the Committee discussed and reviewed the results of the independent registered public accounting firm’s examination of the consolidated financial statements. The Committee also discussed the results of the internal audit examinations.

PROXY STATEMENT

The Committee reviewed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2008, with management and the independent registered public accounting firm. Management has the responsibility for the preparation and integrity of the Company’s consolidated financial statements and the independent registered public accounting firm has the responsibility for the examination of those statements. Based on the above-mentioned review and discussions with management and the independent registered public accounting firm, the Committee recommended to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the Securities and Exchange Commission.

The Committee also reviewed management’s report on its assessment of the effectiveness of internal control over financial reporting as of December 31, 2008 and the report of the Company’s independent registered public accounting firm on the effectiveness of internal control over financial reporting as of December 31, 2008. Management is responsible for maintaining adequate internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. The Company’s independent registered public accounting firm has the responsibility for auditing the effectiveness of internal control over financial reporting and expressing an opinion thereon based on their audit. Based on the above-mentioned review and discussions with management and the Company’s independent registered public accounting firm, the Committee recommended to the Board that management’s report on its assessment of the effectiveness of internal control over financial reporting as of December 31, 2008 and the report of our independent registered public accounting firm be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the Securities and Exchange Commission.

As specified in the Audit and Legal Committee Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s consolidated financial statements are complete and accurate and in accordance with U.S. generally accepted accounting principles. That is the responsibility of management and the Company’s independent registered public accounting firm. In giving its recommendation to the Board of Directors, the Committee has relied on: (i) management’s representation that such consolidated financial statements have been prepared with integrity and objectivity and in conformity with U.S. generally accepted accounting principles, and (ii) the reports of the Company’s independent registered public accounting firm with respect to such consolidated financial statements.

Respectfully submitted,

John A. White, Chair
Keith A. Meister
Ron Sommer
Anthony J. Vinciquerra

PROXY STATEMENT

Independent Registered Public Accounting Firm Fees

KPMG LLP (“KPMG”) served as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2008 and December 31, 2007 and is serving in such capacity for the current fiscal year. The Audit and Legal Committee appoints and engages the independent registered public accounting firm annually. The decision of the Committee is based on auditor qualifications and performance on audit engagements.

Representatives of KPMG are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions of stockholders.

Total Fees Billed by KPMG

The aggregate fees billed by KPMG for professional services to the Company were $20.3 million in 2008 and $18.0 million in 2007.

Audit Fees

The aggregate fees billed by KPMG for professional services rendered in connection with the audit of the Company’s annual financial statements, the audit of internal control over financial reporting, the review of the Company’s quarterly financial statements, and services that are normally provided in connection with statutory and regulatory filings or engagements were $19.3 million in 2008 and $15.3 million in 2007. In 2008, $4.8 million of audit fees were related to the proposed separation of Mobile Devices.

Audit-Related Fees

The aggregate fees billed by KPMG for assurance and related services reasonably related to the performance of the audit of the Company’s financial statements, but not included under Audit Fees, were $0.3 million in 2008 and $1.3 million in 2007. These fees primarily related to audits and due diligence in connection with acquisitions and dispositions by the Company, miscellaneous assurance services, and benefit plan audits.

Tax Fees

The aggregate fees billed by KPMG for tax services were $0.7 million in 2008 and $1.4 million in 2007. These fees primarily related to assistance with tax returns, U.S. tax appeals and international subsidiary tax audit services.

All Other Fees

The aggregate fees for all other services rendered by KPMG were $0 in both 2008 and 2007.

The following table further summarizes fees billed to the Company by KPMG during 2008 and 2007.

(In millions)	2008	2007

Audit Fees	$19.3	$15.3

Audit-Related Fees
Acquisition & Disposition Audits, Due Diligence, and Assurance Services	$0.3	$1.1
Benefit Plan Audits	$0.0	$0.2

	$0.3	$1.3

Tax Fees
International Tax Services	$0.5	$0.6
U.S. Tax Services	$0.2	$0.8

	$0.7	$1.4

All Other Fees	$0.0	$0.0

Total	$20.3	$18.0

Audit and Legal Committee Pre-Approval Policies

In addition to retaining KPMG to audit the Company’s consolidated financial statements and internal control over financial reporting for 2008, KPMG and other accounting firms were retained to provide auditing and advisory services in 2008. The Audit and Legal Committee (the “Audit Committee”) has historically engaged KPMG to provide divestiture and acquisition-related due diligence and audit services, financial statement audits of employee benefit plans, audit-related assurance services, and certain tax services. The Audit Committee has further determined that the Company will obtain non-audit services from KPMG only when the services offered by KPMG are competitive with other service providers and do not impair the independence of KPMG.

The Audit Committee Auditor Fee Policy requires the pre-approval of all professional services provided to the Company by KPMG. Below is a summary of the policy and procedures.

The Audit Committee pre-approves the annual audit plan and the annual audit fee. The Audit Committee policy includes an approved list of non-audit services that KPMG can provide including audit-related services, tax services, and other services. The Audit Committee pre-approves the annual non-audit related services and budget. The Audit Committee allows the Company’s Corporate Controller to authorize payment for any audit and

PROXY STATEMENT

non-audit service in the approved budget. The Committee also provides the Company’s Corporate Controller with the authority to pre-approve fees less than $100,000 that were not in the annual budget but that are in the list of services approved by the Committee. The Corporate Controller is responsible to report any approval decisions to the Committee at its next scheduled meeting. The Committee reviews, and if necessary, approves updated audit and non-audit services and fees in comparison to the previous approved budget at each regular Committee meeting.

In 2008, management did not approve any services that were not on the list of services pre-approved by the Committee.

COMMUNICATIONS

How Can I Recommend a Director Candidate to the Governance and Nominating Committee?

The Governance and Nominating Committee will consider a candidate for director proposed by a stockholder. A candidate must be highly qualified and be both willing and expressly interested in serving on the Board. A stockholder wishing to propose a candidate for the Committee’s consideration should forward the candidate’s name and information about the candidate’s qualifications in writing to the Governance and Nominating Committee, c/o Secretary, Motorola, Inc., 1303 E. Algonquin Road, Schaumburg, Illinois 60196.

The Governance and Nominating Committee will consider nominees recommended by Motorola stockholders provided that the recommendation contains sufficient information for the Governance and Nominating Committee to assess the suitability of the candidate, including the candidate’s qualifications. Candidates recommended by stockholders that comply with these procedures will receive the same consideration that candidates recommended by the Committee and management receive.

What is the Deadline and How Do I Submit Nominations to the Board?

A stockholder wishing to nominate a candidate for election to the Board at the 2010 Annual Meeting of Stockholders is required to give written notice addressed to the Secretary, Motorola, Inc., 1303 E. Algonquin Road, Schaumburg, Illinois 60196 of his or her intention to make such a nomination. The notice of nomination must be received by the Company’s Secretary at the address above no later than 5:00 pm Central Time on January 31, 2010.

The notice of nomination is required to contain certain information about both the nominee and the stockholder making the nomination as set forth in the Company’s Bylaws. In addition, it must include information regarding the recommended candidate relevant to a determination of whether the recommended candidate would be barred from being considered independent under New York Stock Exchange Rule 303A.02(b), or, alternatively, a statement that the recommended candidate would not be so barred. A nomination that does not comply with the above requirements will not be considered.

What is the Deadline and How Do I Submit Proposals For the 2010 Annual Meeting?

Any stockholder who intends to present a proposal at the Company’s 2010 Annual Meeting of Stockholders must send the proposal to: Secretary, Motorola, Inc., 1303 East Algonquin Road, Schaumburg, Illinois 60196.

If the stockholder intends to present the proposal at the Company’s 2010 Annual Meeting of Stockholders and have it included in the Company’s proxy materials for that meeting, the proposal must be received by the Company no later than November 17, 2009, and must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended. The Company is not obligated to include any shareholder proposal in its proxy materials for the 2010 Annual Meeting of Stockholders if the proposal is received after 5:00 pm Central Time on November 17, 2009 deadline.

If a stockholder wishes to present a proposal at the 2010 Annual Meeting of Stockholders but not have it included in the Company’s proxy materials for that meeting, the proposal: (1) must be received by the Company no later than January 31, 2010, (2) must present a proper matter for shareholder action under Delaware General Corporation Law, (3) must present a proper matter for consideration at such meeting under the Company’s Amended and Restated Certificate of Incorporation and Bylaws, (4) must be submitted in a manner that is consistent with the submission requirements provided in the Company’s Bylaws, and (5) must relate to subject matter which could not be excluded from a proxy statement under any rule promulgated by the Securities and Exchange Commission.

How Can I Communicate with the Board?

All communications to the Board of Directors, Chairman of the Board, the non-management directors or any individual director, must be in writing and addressed to them c/o Secretary, Motorola, Inc., 1303 East Algonquin Road, Schaumburg, IL 60196 or by email to boardofdirectors@motorola.com.

PROXY STATEMENT

OTHER MATTERS

The Board knows of no other business to be transacted at the 2009 Annual Meeting of Stockholders, but if any other matters do come before the meeting, it is the intention of the persons named in the accompanying proxy to vote or act with respect to them in accordance with their best judgment.

Section 16(a) Beneficial Ownership Reporting Compliance

Each director and certain officers of the Company are required to report to the Securities and Exchange Commission, by a specified date, his or her transactions related to Motorola Common Stock. Based solely on a review of the copies of reports furnished to the Company or written representations that no other reports were required, the Company believes that, during the 2008 fiscal year, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with on a timely basis.

Manner and Cost of Proxy Solicitation

The Company pays the cost of soliciting proxies. In addition to mailing proxies, officers, directors and regular employees of the Company, acting on its behalf, may solicit proxies by telephone, personal interview or other electronic means. You may also be solicited by means of press releases issued by the Company and advertisements in periodicals. Also, the Company has retained D.F. King & Co., Inc. (“D.F. King”) to aid in soliciting proxies for a fee estimated not to exceed $20,000 plus expenses. The Company will, at its expense, request banks, brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons.

“Householding” of Proxy Materials

In December of 2000, the Securities and Exchange Commission adopted new rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for security holders and cost savings for companies.

As in the past few years, a number of brokers with accountholders who are Motorola stockholders will be “householding” our proxy materials. As indicated in the notice previously provided by these brokers to Motorola stockholders, a single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from an affected stockholder. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, please notify your broker or call 1-800-579-1639, email: sendmaterials@proxyvote.com, or write us at Secretary, Motorola, Inc., 1303 E. Algonquin Road, Schaumburg, IL 60196.

Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

By order of the Board of Directors,

A. Peter Lawson
Secretary

Location for the Annual Meeting of Stockholders:
Rosemont Theatre
5400 N. River Road, Rosemont, Illinois 60018, (847) 671-5100
May 4, 2009 at 5:00 P.M., local time

Map to the Rosemont Theatre

APPENDIX A
Explanatory Note: The Motorola Omnibus Incentive Plan of 2006, as amended by the Motorola Board of Directors on February 24, 2009, subject to shareholder approval, is filed herewith pursuant to Instruction 3 to Item 10 of Schedule 14A and is not part of the proxy statement.
MOTOROLA OMNIBUS INCENTIVE PLAN OF 2006
(as amended by the Motorola Board of Directors on
February 24, 2009, subject to shareholder approval)
     1. Purpose. The purposes of the Motorola Omnibus Incentive Plan of 2006 (the “Plan”) are (i) to encourage outstanding individuals to accept or continue employment with Motorola, Inc. (“Motorola” or the “Company”) and its Subsidiaries or to serve as directors of Motorola, and (ii) to furnish maximum incentive to those persons to improve operations and increase profits and to strengthen the mutuality of interest between those persons and Motorola’s stockholders by providing them stock options and other stock and cash incentives.
     2. Administration. The Plan will be administered by a Committee (the “Committee”) of the Motorola Board of Directors consisting of two or more directors as the Board may designate from time to time, each of whom shall satisfy such requirements as:
          (a) the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 or its successor under the Securities Exchange Act of 1934 (the “Exchange Act”);
          (b) the New York Stock Exchange may establish pursuant to its rule-making authority; and
          (c) the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).
The Compensation and Leadership Committee shall serve as the Committee administering the Plan until such time as the Board designates a different Committee.
The Committee shall have the discretionary authority to construe and interpret the Plan and any benefits granted thereunder, to establish and amend rules for Plan administration, to change the terms and conditions of options and other benefits at or after grant, to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option or other benefit granted under the Plan, and to make all other determinations which it deems necessary or advisable for the administration of the Plan. The determinations of the Committee shall be made in accordance with their judgment as to the best interests of Motorola and its stockholders and in accordance with the purposes of the Plan. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee, in writing signed by all the Committee members. The Committee may authorize one or more officers of the Company to select employees to participate in the Plan and to determine the number of option shares and other awards to be granted to such participants, except with respect to awards to officers subject to Section 16 of the Exchange Act or officers who are, or who are reasonably expected to be, “covered employees” within the meaning of Section 162(m) of the Code (“Covered Employees”) and any reference in the Plan to the Committee shall include such officer or officers.
     3. Participants. Participants may consist of all employees of Motorola and its Subsidiaries and all non-employee directors of Motorola; provided, however, the following individuals shall be excluded from participation in the plan: (a) contract labor (including without limitation black badges, brown badges, contractors, consultants, contract employees and job shoppers) regardless of length of service; (b) employees whose base wage or base salary is not processed for payment by a Payroll Department of Motorola or any Subsidiary; (c) any individual performing services under an independent contractor or consultant agreement, a purchase order, a supplier agreement or any other agreement that the Company enters into for service. Any corporation or other entity in which a 50% or greater interest is at the time directly or indirectly owned by Motorola and which Motorola consolidates for financial reporting purposes shall be a “Subsidiary” for purposes of the Plan. Designation of a participant in any year shall not require the Committee to designate that person to receive a benefit in any other year or to receive the same type or amount of benefit as granted to the participant in any other year or as granted to any other participant in any year. The Committee shall consider all factors that it deems relevant in selecting participants and in determining the type and amount of their respective benefits.
     4. Shares Available under the Plan. There is hereby reserved for issuance under the Plan an aggregate of 80 million shares of Motorola common stock. In connection with approving this Plan, and contingent upon receipt of stockholder approval of this Plan, the Board of Directors has approved a merger of the Motorola Omnibus Incentive Plan of 2003, Motorola

Omnibus Incentive Plan of 2002, the Motorola Omnibus Incentive Plan of 2000, and the Motorola Amended and Restated Incentive Plan of 1998 (collectively, the “Prior Plans”) into this Plan, so that on or after the date this Plan is approved by stockholders, the maximum number of shares reserved for issuance under this Plan shall not exceed (a) the total number of shares reserved for issuance under this Plan plus (b) the number of shares approved and available for grant under the Prior Plans as of the date of such stockholder approval plus (c) any shares that become available for issuance pursuant to the remainder of this section 4. If there is (i) a lapse, expiration, termination, forfeiture or cancellation of any Stock Option or other benefit outstanding under this Plan, a Prior Plan or under the Motorola Share Option Plan of 1996 (the “1996 Plan”), prior to the issuance of shares thereunder or (ii) a forfeiture of any shares of restricted stock or shares subject to stock awards granted under this Plan, a Prior Plan or the 1996 Plan prior to vesting, then the shares subject to these options or other benefits shall be added to the shares available for benefits under the Plan (to the extent permitted under the terms of the Prior Plans or the 1996 Plan if the award originally occurred under such plan). Shares covered by a benefit granted under the Plan shall not be counted as used unless and until they are actually issued and delivered to a participant. Any shares covered by a Stock Appreciation Right (including a Stock Appreciation Right settled in stock which the Committee, in its discretion, may substitute for an outstanding Stock Option) shall be counted as used only to the extent shares are actually issued to the participant upon exercise of the right. In addition, any shares of common stock exchanged by an optionee as full or partial payment of the exercise price under any stock option exercised under the Plan, any shares retained by Motorola to comply with applicable income tax withholding requirements, and any shares covered by a benefit which is settled in cash, shall be added to the shares available for benefits under the Plan (to the extent permitted under the terms of the Prior Plans or the 1996 Plan if the award originally occurred under such plan). All shares issued under the Plan may be either authorized and unissued shares or issued shares reacquired by Motorola. All of the available shares may, but need not, be issued pursuant to the exercise of Incentive Stock Options (as defined in Section 422 of the Code); provided, however, notwithstanding an Option’s designation, to the extent that Incentive Stock Options are exercisable for the first time by the Participant during any calendar year with respect to Shares whose aggregate Fair Market Value exceeds $100,000 (regardless of whether such Incentive Stock Options were granted under this Plan, the Prior Plans or the 1996 Plan), such

Options shall be treated as nonqualified Stock Options.
          Under the Plan, no participant may receive in any calendar year (i) Stock Options relating to more than 3,000,000 shares, (ii) Stock Appreciation Rights relating to more than 3,000,000 shares, (iii) Restricted Stock or Restricted Stock Units relating to more than 1,500,000 shares, (iv) Performance Shares relating to more than 1,500,000 shares, or (v) Deferred Stock Units relating to more than 50,000 shares. No non-employee director may receive in any calendar year Stock Options relating to more than 50,000 shares or Restricted Stock Units or Deferred Stock Units relating to more than 50,000 shares.
          The shares reserved for issuance and each of the limitations set forth above shall be subject to adjustment in accordance with section 16 hereof.
     5. Types of Benefits. Benefits under the Plan shall consist of Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Shares, Performance Cash Awards, Annual Management Incentive Awards and Other Stock or Cash Awards, all as described below.
     6. Stock Options. Stock Options may be granted to participants, at any time as determined by the Committee. The Committee shall determine the number of shares subject to each option and whether the option is an Incentive Stock Option. The exercise price for each option shall be determined by the Committee but shall not be less than 100% of the fair market value of Motorola’s common stock on the date the option is granted. Each option shall expire at such time as the Committee shall determine at the time of grant. Options shall be exercisable at such time and subject to such terms and conditions as the Committee shall determine; provided, however, that no option shall be exercisable later than the tenth anniversary of its grant. The exercise price, upon exercise of any option, shall be payable to Motorola in full by (a) cash payment or its equivalent, (b) tendering previously acquired shares having a fair market value at the time of exercise equal to the exercise price or certification of ownership of such previously-acquired shares, (c) to the extent permitted by applicable law, delivery of a properly executed exercise notice, together with irrevocable instructions to a broker to promptly deliver to Motorola the amount of sale proceeds from the option shares or loan proceeds to pay the exercise price and any withholding taxes due to Motorola, and (d) such other methods of payment as the Committee, at its discretion, deems appropriate. Notwithstanding any other provision of the Plan to the contrary, upon approval of the Company’s stockholders, the Committee may provide for, and the Company may implement, a one time only option exchange offer, pursuant to which certain outstanding Stock Options could, at the election of the person holding such Stock Option, be tendered to the Company for cancellation in exchange for the issuance of a lesser amount of Stock Options with a lower exercise price, or other equity benefit as approved by the Committee, provided that such one time only option exchange is implemented within twelve months of the date of such stockholder approval.
     7. Stock Appreciation Rights. Stock Appreciation Rights (“SARs”) may be granted to participants at any time as determined by the Committee. Notwithstanding any other provision of the Plan, the Committee may, in its discretion, substitute SARs which can be settled only in stock for outstanding Stock Options. The grant price of a substitute SAR shall be equal to the exercise price of the related option and the substitute SAR shall have substantive terms (e.g., duration) that are equivalent to the related option. The grant price of any other SAR shall be equal to the fair market value of Motorola’s common stock on the date of its grant. An SAR may be exercised upon such terms and conditions and for the term as the Committee in its sole discretion determines; provided, however, that the term shall not exceed the option term in the case of a substitute SAR or ten years in the case of any other SAR and the terms and conditions applicable to a substitute SAR shall be substantially the same as those applicable to the Stock Option which it replaces. Upon exercise of an SAR, the participant shall be entitled to receive payment from Motorola in an amount determined by multiplying the excess of the fair market value of a share of common stock on the date of exercise over the grant price of the SAR by the number of shares with respect to which the SAR is exercised. The payment may be made in cash or stock, at the discretion of the Committee, except in the case of a substitute SAR payment may be made only in stock. In no event shall the Committee cancel any outstanding SAR for the purpose of reissuing the right to the participant at a lower grant price or reduce the grant price of an outstanding SAR.
     8. Restricted Stock and Restricted Stock Units. Restricted Stock and Restricted Stock Units may be awarded or sold to participants under such terms and conditions as shall be established by the Committee. Restricted Stock provides participants the rights to receive shares after vesting in accordance with the terms of such grant upon the attainment of certain conditions specified by the Committee. Restricted Stock Units provide participants the right to receive shares at a future date after vesting in accordance with the terms of such grant upon the attainment of certain conditions specified by the Committee. Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee determines, including, without limitation, any of the following:
          (a) a prohibition against sale, assignment, transfer, pledge, hypothecation or other encumbrance for a specified period;
          (b) a requirement that the holder forfeit (or in the case of shares or units sold to the participant, resell to Motorola at cost) such shares or units in the event of termination of employment during the period of restriction; or
          (c) the attainment of performance goals including without limitation those described in section 14 hereof.
All restrictions shall expire at such times as the Committee shall specify. In the Committee’s discretion, participants may be entitled to dividends or dividend equivalents on awards of Restricted Stock or Restricted Stock Units.
     9. Deferred Stock Units. Deferred Stock Units provide a participant a vested right to receive shares of common stock in lieu of other compensation at termination of employment or service or at a specific future designated date. In the Committee’s discretion, Deferred Stock Units may include the right to be credited with dividend equivalents in accordance with the terms and conditions of the units.
     10. Performance Shares. The Committee shall designate the participants to whom long-term performance stock (“Performance Shares”) is to be awarded and determine the number of shares, the length of the performance period and the other terms and conditions of each such award; provided the stated performance period will not be less than 12 months. Each award of Performance Shares shall entitle the participant to a payment in the form of shares of common stock upon the attainment of performance goals and other terms and conditions specified by the Committee.
          Notwithstanding satisfaction of any performance goals, the number of shares issued under a Performance Shares award may be adjusted by the Committee on the basis of such further consideration as the Committee in its sole discretion shall determine. However, the Committee may not, in any event, increase the number of shares earned upon satisfaction of any performance goal by any participant who is a Covered Employee (as defined in section 2 above). The Committee may, in its discretion, make a cash payment equal to the fair market value of shares of common stock otherwise required to be issued to a participant pursuant to a Performance Share award.
     11. Performance Cash Awards. The Committee shall designate the participants to whom cash incentives based upon long-term performance (“Performance Cash Awards”) are to be awarded and determine the amount of the award and the terms and conditions of each such award; provided the stated performance period will not be less than 12 months. Each Performance Cash Award shall entitle the participant to a payment in cash upon the attainment of performance goals and other terms and conditions specified by the Committee.
          Notwithstanding the satisfaction of any performance goals, the amount to be paid under a Performance Cash Award may be adjusted by the Committee on the basis of such further consideration as the Committee in its sole discretion shall determine. However, the Committee may not, in any event, increase the amount earned under Performance Cash Awards upon satisfaction of any performance goal by any participant who is a Covered Employee (as defined in section 2 above) and the maximum amount earned by a Covered Employee in any calendar year may not exceed $10,000,000. The Committee may, in its discretion, substitute actual shares of common stock for the cash payment otherwise required to be made to a participant pursuant to a Performance Cash Award.
     12. Annual Management Incentive Awards. The Committee may designate Motorola executive officers who are eligible to receive a monetary payment in any calendar year based on a percentage of an incentive pool equal to 5% of Motorola’s “consolidated earnings before income taxes” (as defined below) for the calendar year. The Committee shall allocate an incentive pool percentage to each designated executive officer for each calendar year. In no event may the incentive pool percentage for any one executive officer exceed 30% of the total pool.
          For the purposes hereof, “consolidated earnings before income taxes” shall mean the consolidated earnings before income taxes of the Company, computed in accordance with generally accepted accounting principles, but shall exclude the effects of: the following items, if and only if, such items are separately identified in the Company’s quarterly earnings press releases: (i) extraordinary, unusual and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business or investment, (iii) changes in tax or accounting regulations or laws, or (iv) the effect of a merger or acquisition.
          As soon as possible after the determination of the incentive pool for a Plan year, the Committee shall calculate the executive officer’s allocated portion of the incentive pool based upon the percentage established at the beginning of the calendar year. The executive officer’s incentive award then shall be determined by the Committee based on the executive officer’s allocated portion of the incentive pool subject to adjustment in the sole discretion of the Committee. In no event may the portion of the incentive pool allocated to an executive officer who is a Covered Employee (as defined in section 2 above) be increased in any way, including as a result of the reduction of any other executive officer’s allocated portion.
     13. Other Stock or Cash Awards. In addition to the incentives described in sections 6 through 12 above, the Committee may grant other incentives payable in cash or in common stock under the Plan as it determines to be in the best interests of Motorola and subject to such other terms and conditions as it deems appropriate; provided an outright grant of stock will not be made unless it is offered in exchange for cash compensation that has otherwise already been earned by the recipient.
     14. Performance Goals. Awards of Restricted Stock, Restricted Stock Units, Performance Shares, Performance Cash Awards and other incentives under the Plan to a Covered Employee (as defined in section 2) may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code, including, but not limited to, cash flow; cost; ratio of debt to debt plus equity; profit before tax;

economic profit; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share; operating earnings; economic value added; ratio of operating earnings to capital spending; free cash flow; net profit; net sales; sales growth; price of Motorola common stock; return on net assets, equity or stockholders’ equity; market share; or total return to stockholders (“Performance Criteria”). Any Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company and may be measured relative to a peer group or index. Performance Criteria shall be calculated in accordance with the Company’s financial statements (including without limitation the Company’s “consolidated earnings before income taxes” as defined in section 12), generally accepted accounting principles, or under an objective methodology established by the Committee prior to the issuance of an award which is consistently applied. However, the Committee may not in any event increase the amount of compensation payable to a Covered Employee upon the attainment of a performance goal.
     15. Change in Control. Except as otherwise determined by the Committee at the time of grant of an award, upon a Change in Control of Motorola, (i) all outstanding Stock Options and SARs shall become vested and exercisable; (ii) all restrictions on Restricted Stock and Restricted Stock Units shall lapse; (iii) all performance goals shall be deemed achieved at target levels and all other terms and conditions met; (iv) all Performance Shares shall be delivered, all Performance Cash Awards, Deferred Stock Units and Restricted Stock Units shall be paid out as promptly as practicable; (v) all Annual Management Incentive Awards shall be paid out at target levels (or earned levels, if greater) and all other terms and conditions deemed met; and (vi) all Other Stock or Cash Awards shall be delivered or paid; provided, however, that the treatment of outstanding awards set forth above (referred to herein as “accelerated treatment”) shall not apply if and to the extent that such awards are assumed by the successor corporation (or parent thereof) or are replaced with an award that preserves the existing value of the award at the time of the Change in Control and provides for subsequent payout in accordance with the same vesting schedule applicable to the original award; provided, however, that with respect to any awards that are assumed or replaced, such assumed or replaced awards shall provide for the accelerated treatment with respect to any participant that is involuntarily terminated (for a reason other than “Cause”) or quits for “Good Reason” within 24 months of the Change in Control.
The term “Cause” shall mean, with respect to any participant, (i) the participant’s conviction of any criminal violation involving dishonesty, fraud or breach of trust or (ii) the participant’s willful engagement in gross misconduct in the performance of the participant’s duties that materially injures the Company or a Subsidiary.
The term Good Reason shall mean, with respect to any participant, without such participant’s written consent, (i) the participant is assigned duties materially inconsistent with his position, duties, responsibilities and status with the Company or a Subsidiary during the 90-day period immediately preceding a Change in Control, or the participant’s position, authority, duties or responsibilities are materially diminished from those in effect during the 90-day period immediately preceding a Change in Control (whether or not occurring solely as a result of the Company ceasing to be a publicly traded entity), (ii) the Company reduces the participant’s annual base salary or target incentive opportunity under the Company’s annual incentive plan, such target incentive opportunity as in effect during the 90-day period immediately prior to the Change in Control, or as the same may be increased from time to time, unless such target incentive opportunity is replaced by a substantially equivalent substitute opportunity, (iii) the Company or a Subsidiary requires the participant regularly to perform his duties of employment beyond a fifty (50) mile radius from the location of the participant’s employment immediately prior to the Change in Control, or (iv) the Company purports to terminate the Participant’s employment other than pursuant to a notice of termination which indicates the Participant’s employment has been terminated for “Cause” (as defined above) and sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Participant’s employment.
A “Change in Control” shall mean:

     A Change in Control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, or any successor provision thereto, whether or not Motorola is then subject to such reporting requirement; provided that, without limitation, such a Change in Control shall be deemed to have occurred if (a) any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Motorola representing 20% or more of the combined voting power of Motorola’s then outstanding securities (other than Motorola or any employee benefit plan of Motorola; and, for purposes of the Plan, no Change in Control shall be deemed to have occurred as a result of the “beneficial ownership,” or changes therein, of Motorola’s securities by either of the foregoing), (b) there shall be consummated (i) any consolidation or merger of Motorola in which Motorola is not the surviving or continuing corporation or pursuant to which shares of common stock would be converted into or exchanged for cash, securities or other property, other than a merger of Motorola in which the holders of common stock immediately prior to the merger have, directly or indirectly, at least a 65% ownership interest in the outstanding common stock of the surviving corporation immediately after the merger, or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of Motorola other than any such transaction with entities in which the holders of Motorola common stock, directly or indirectly, have at least a 65% ownership interest, (c) the stockholders of Motorola approve any plan or proposal for the liquidation or dissolution of Motorola, or (d) as the result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets, proxy or consent solicitation (other than by the Board), contested election or substantial stock accumulation (a “Control Transaction”), the members of the Board immediately prior to the first public announcement relating to such Control Transaction shall thereafter cease to constitute a majority of the Board.

In the event that a payment or delivery of an award following a Change in Control would not be a permissible distribution event, as defined in Section 409A(a)(2) of the Code or any regulations or other guidance issued thereunder, then the payment or delivery shall be made on the earlier of (i) the date of payment or delivery originally provided for such benefit, or (ii) the date of termination of the participant’s employment or service with the Company or six months after such termination in the case of a “specified employee” as defined in Section 409A(a)(2)(B)(i).
     16. Adjustment Provisions.
          (a) In the event of any change affecting the number, class, market price or terms of the shares of common stock by reason of stock dividend, stock split, recapitalization, reorganization, merger, consolidation, spin-off, disaffiliation of a Subsidiary, combination of shares, exchange of shares, stock rights offering, or other similar event, or any distribution to the holders of shares of common stock other than a regular cash dividend, (any of which is referred to herein as an “equity restructuring”), then the Committee shall make an equitable substitution or adjustment in the number or class of shares which may be issued under the Plan in the aggregate or to any one participant in any calendar year and in the number, class, price or terms of shares subject to outstanding awards granted under the Plan as it deems appropriate. Such substitution or adjustment shall equalize an award’s intrinsic and fair value before and after the equity restructuring.
          (b) In direct connection with the sale, lease, distribution to stockholders, outsourcing arrangement or any other type of asset transfer or transfer of any portion of a facility or any portion of a discrete organizational unit of Motorola or a Subsidiary (a “Divestiture”), the Committee may authorize the assumption or replacement of affected participants’ awards by the spun-off facility or organization unit or by the entity that controls the spun-off facility or organizational unit following disaffiliation.
          (c) In the event of any merger, consolidation or reorganization of Motorola with or into another corporation which results in the outstanding common stock of Motorola being converted into or exchanged for different securities, cash or other property, or any combination thereof, there shall be substituted, on an equitable basis as determined by the Committee in its discretion, for each share of common stock then subject to a benefit granted under the Plan, the number and kind of shares of stock, other securities, cash or other property to which holders of common stock of Motorola will be entitled pursuant to the transaction.
     17. Substitution and Assumption of Benefits. The Board of Directors or the Committee may authorize the issuance of benefits under this Plan in connection with the assumption of, or substitution for, outstanding benefits previously granted to individuals who become employees of Motorola or any Subsidiary as a result of any merger, consolidation, acquisition of property or stock, or reorganization, upon such terms and conditions as the Committee may deem appropriate. Any substitute Awards granted under the Plan shall not count against the share limitations set forth in section 4 hereof, to the extent permitted by Section 303A.08 of the Corporate Governance Standards of the New York Stock Exchange.
     18. Nontransferability. Each benefit granted under the Plan shall not be transferable other than by will or the laws of descent and distribution, and each Stock Option and SAR shall be exercisable during the participant’s lifetime only by the participant or, in the event of disability, by the participant’s personal representative. In the event of the death of a participant, exercise of any benefit or payment with respect to any benefit shall be made only by or to the beneficiary, executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant’s rights under the benefit shall pass by will or the laws of descent and distribution. Subject to the approval of the Committee in its sole discretion, Stock Options may be transferable to members of the immediate family of the participant and to one or more trusts for the benefit of such family members, partnerships in which such family members are the only partners, or corporations in which such family members are the only stockholders. “Members of the immediate family” means the participant’s spouse, children, stepchildren, grandchildren, parents, grandparents, siblings (including half brothers and sisters), and individuals who are family members by adoption.
     19. Taxes. Motorola shall be entitled to withhold the amount of any tax attributable to any amounts payable or shares deliverable under the Plan, after giving notice to the person entitled to receive such payment or delivery, and Motorola may defer making payment or delivery as to any award, if any such tax is payable, until indemnified to its satisfaction. In connection with the exercise of a Stock Option or the receipt or vesting of shares hereunder, a participant may pay all or a portion of any withholding as follows: (a) with the consent of the Committee, by electing to have Motorola withhold shares of common stock having a fair market value equal to the amount required to be withheld up to the minimum required statutory withholding amount; or (b) by delivering irrevocable instructions to a broker to sell shares and to promptly deliver the sales proceeds to Motorola for amounts up to and in excess of the minimum required statutory withholding amount. For restricted stock and restricted stock unit awards, no withholding in excess of the minimum statutory withholding amount will be allowed.
     20. Duration of the Plan. No award shall be made under the Plan more than ten years after the date of its adoption by the Board of Directors; provided, however, that the terms and conditions applicable to any option granted on or before such date may thereafter be amended or modified by mutual agreement between Motorola and the participant, or such other person as may then have an interest therein.
     21. Amendment and Termination. The Board of Directors or the Committee may amend the Plan from time to time or terminate the Plan at any time. However, unless expressly provided in an award or pursuant to the terms of any incentive plan implemented pursuant to this Plan, no such action shall reduce the amount of any existing award or change the terms and conditions thereof without the participant’s consent; provided, however, that the Committee may, in its discretion, substitute SARs which can be settled only in stock for outstanding Stock Options without a participant’s consent. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary to comply with applicable laws, regulations, or stock exchange rules.
     22. Fair Market Value. The fair market value of shares of Motorola’s common stock at any time shall be determined in such manner as the Committee may deem equitable, or as required by applicable law or regulation.

     23. Other Provisions.
          (a) The award of any benefit under the Plan may also be subject to other provisions (whether or not applicable to the benefit awarded to any other participant) as the Committee determines appropriate, including provisions intended to comply with federal or state securities laws and stock exchange requirements, understandings or conditions as to the participant’s employment, requirements or inducements for continued ownership of common stock after exercise or vesting of benefits, or forfeiture of awards in the event of termination of employment shortly after exercise or vesting, or breach of noncompetition or confidentiality agreements following termination of employment, or effective as of January 1, 2008 cancellation of awards or benefits, reimbursement of compensation paid or reimbursement of gains realized, upon certain restatement of financial results.
          (b) In the event any benefit under this Plan is granted to an employee who is employed or providing services outside the United States and who is not compensated from a payroll maintained in the United States, the Committee may, in its sole discretion, modify the provisions of the Plan as they pertain to such individuals to comply with applicable law, regulation or accounting rules consistent with the purposes of the Plan and the Board of Directors or the Committee may, in its discretion, establish one or more sub-plans to reflect such modified provisions. All sub-plans adopted by the Committee shall be deemed to be part of the Plan, but each sub-plan shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any sub-plans to Participants in any jurisdiction which is not the subject of such sub-plan.
          (c) The Committee, in its sole discretion, may require a participant to have amounts or shares of common stock that otherwise would be paid or delivered to the participant as a result of the exercise or settlement of an award under the Plan credited to a deferred compensation or stock unit account established for the participant by the Committee on the Company’s books of account.
          (d) Neither the Plan nor any award shall confer upon a participant any right with respect to continuing the participant’s employment with the Company; nor shall they interfere in any way with the participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by applicable laws and any enforceable agreement between the employee and the Company.
          (e) No fractional Shares shall be issued or delivered pursuant to the Plan or any award, and the Committee, in its discretion, shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.
          (f) Payments and other benefits received by a participant under an award made pursuant to the Plan shall not be deemed a part of a participant’s compensation for purposes of determining the participant’s benefits under any other employee benefit plans or arrangements provided by the Company or a Subsidiary, notwithstanding any provision of such plan to the contrary, unless the Committee expressly provides otherwise in writing.
          (g) The Committee may permit participants to defer the receipt of payments of awards pursuant to such rules, procedures or programs it may establish for purposes of this Plan. Notwithstanding any provision of the Plan to the contrary, to the extent that awards under the Plan are subject to the provisions of Section 409A of the Code, then the Plan as applied to those amounts shall be interpreted and administered so that it is consistent with such Code section.
     24. Governing Law. The Plan and any actions taken in connection herewith shall be governed by and construed in accordance with the laws of the state of Illinois (without regard to any state’s conflict of laws principles). Any legal action related to this Plan shall be brought only in a federal or state court located in Illinois.
     25. Stockholder Approval. The Plan was adopted by the Board of Directors on February 23, 2006, subject to stockholder approval. The Plan and any benefits granted thereunder shall be null and void if stockholder approval is not obtained at the next annual meeting of stockholders.

APPENDIX B
Explanatory Note: The Motorola Employee Stock Purchase Plan of 1999, as amended by the Motorola Board of Directors on February 24, 2009, subject to shareholder approval, is filed herewith pursuant to Instruction 3 to Item 10 of Schedule 14A and is not part of the proxy statement.
MOTOROLA
EMPLOYEE STOCK PURCHASE PLAN OF 1999
(as amended by the Motorola Board of Directors on
February 24, 2009, subject to shareholder approval)
     1. Purpose. Motorola, Inc., a Delaware corporation (the “Company”), hereby adopts the Motorola Employee Stock Purchase Plan of 1999 (the “Plan”). The purpose of the Plan is to provide an opportunity for the employees of the Company and any designated subsidiaries to purchase shares of the common stock, $3 par value per share, of the Company (the “Common Stock”) at a discount through voluntary automatic payroll deductions, thereby attracting, retaining and rewarding such persons and strengthening the mutuality of interest between such persons and the Company’s stockholders.
     2. Shares Subject to Plan. An aggregate of 229,300,000 shares of Common Stock (the “Shares”) may be sold pursuant to the Plan (comprised of 54,300,000 Shares authorized in 1999, 50,000,000 Shares authorized in 2002, 50,000,000 Shares authorized in 2007 and 75,000,000 Shares authorized in 2009). Such Shares may be authorized but unissued Common Stock, treasury shares or Common Stock purchased in the open market. If there is any change in the outstanding shares of Common Stock by reason of a stock dividend or distribution, stock split-up, recapitalization, combination or exchange of shares, or by reason of any merger, consolidation or other corporate reorganization in which the Company is the surviving corporation, the number of Shares available for sale shall be equitably adjusted by the Committee appointed to administer the Plan to give proper effect to such change.
     3. Administration. The Plan shall be administered by a committee (the “Committee”) which shall be the Compensation Committee of the Board of Directors or another committee consisting of not less than two directors of the Company appointed by the Board of Directors, all of whom shall qualify as non-employee directors within the meaning of Securities and Exchange Commission Regulation § 240.16b-3 or any successor regulation. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Benefits granted hereunder as it deems necessary or advisable. Notwithstanding the above, the Committee may, in its discretion (i) deviate from the provisions of the Plan in administering the Plan in jurisdictions other than the United States or (ii) adopt sub-plans of the Plan, applicable to particular countries or qualifying subsidiaries outside of the United States, that are not intended to comply with the requirements of Section 423 of the Internal Revenue Code (“non-Section 423 subplan”); provided however, that the aggregate number of Shares which may be sold under the Plan, including any non-Section 423 subplan does not exceed the aggregate number of Shares subject to the Plan as provided in paragraph 2 of this Plan. The provisions of this Plan shall govern any such non-Section 423 subplan unless specifically superseded by the terms of the non-Section 423 subplan, All determinations and interpretations made by the Committee shall be binding and conclusive on all participants and their legal representatives. No member of the Board, no member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated or, except in circumstances involving his or her bad faith, gross negligence or fraud, for any act or failure to act by the member or employee.
     4. Eligibility. All regular employees of the Company, and of each qualified subsidiary of the Company which may be so designated by the Committee, other than, in the discretion of the Committee:
     (a) employees whose customary employment is 20 hours or less per week; and
     (b) employees whose customary employment is for not more than 5 months per year;
shall be eligible to participate in the Plan. For the purposes of this Plan, the term “employee” means any individual in an employee-employer relationship with the Company or a qualified subsidiary of the Company, but excluding (a) any independent contractor; (b) any consultant, (c) any individual performing services for the Company or a qualified subsidiary who has entered into an independent contractor or consultant agreement with the Company or a qualified subsidiary; (d) any individual performing services for the Company or a qualified subsidiary under an independent contractor or consultant agreement, a purchase order, a supplier agreement or any other agreement that the Company or a qualified subsidiary enters into for services; (e) any individual classified by the Company as contract labor (such as contractors, contract employees, job shoppers), regardless of length of service; (f) any individual whose base wage or salary is not processed for payment by the Payroll Department(s) of the Company; (g) any “leased employee” as defined in Section 414(n) of the Internal Revenue Code; and (h) any individual whose terms and conditions of employment are governed by a collective bargaining agreement resulting from good faith collective bargaining where benefits of the type being offered under the Plan were the subject of such bargaining, unless such agreement specifies that such individuals are eligible for the Plan. The term “qualified subsidiary” means any corporation or other entity in which a fifty percent (50%) or greater interest is, at the time, directly or indirectly owned by the Company or by one or more subsidiaries. For all purposes of the Plan, an individual shall be an “employee” of or be “employed” by the Company or a qualified subsidiary for any Offering Period (as defined in paragraph 8) only if such individual is treated by the Company or such qualified subsidiary for such Offering Period as its employee for purposes of employment taxes and wage withholding for federal income taxes, regardless of any subsequent reclassification by the Company or qualified subsidiary, any governmental agency, or any court.
     5. Participation. An eligible employee may elect to participate in the Plan as of any “Enrollment Date”. Enrollment Dates shall occur on the first day of an Offering Period. Any such election shall be made by completing the online enrollment process through the Internet or by completing and submitting an enrollment form to the Plan Administrator prior to such Enrollment Date, authorizing payroll deductions in an amount not exceeding 10% of the employee’s eligible pay for the payroll period to which the deduction applies. A participating employee may increase or decrease payroll deductions as of any subsequent Enrollment Date by changing his or her election through the Internet or by submitting a form to the Plan Administrator; provided, that changes in payroll deductions shall not be permitted to the extent that they would result in total payroll deductions exceeding 10% of the employee’s eligible pay or such other amount as may be determined by the Committee. An eligible employee may not initiate, increase or decrease payroll deductions as of any date other than an Enrollment Date. For purposes of this Plan, the term “eligible pay” means the eligible amount of pay an employee would receive at each regular pay period date before any deduction for required federal or state withholding and any other amounts which may be withheld.
     6. Payroll Deduction Accounts. The Company shall establish a “Payroll Deduction Account” for each participating employee, and shall credit all payroll deductions made on behalf of each employee pursuant to paragraph 5 to his or her Payroll Deduction Account. No interest shall be credited to any Payroll Deduction Account.
     7. Withdrawals. An employee may withdraw from an Offering Period online through the Internet or by completing and submitting a form to the Plan Administrator. A notice of withdrawal must be received by the first business day of the last month of an Offering Period in order for such withdrawal to be effective during the current Offering Period. Upon receipt of such notice, payroll deductions on behalf of the employee shall be discontinued commencing with the immediately following payroll period, and such employee may not again be eligible to participate in the Plan until the next Enrollment Date. Amounts credited to the Payroll Deduction Account of any employee who withdraws shall be refunded, without interest, as soon as practicable.
     8. Offering Periods. The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on the first trading day on or after April 1 and October 1 of each year, or on such other date as the Committee shall determine, and continuing thereafter to the last trading day of the respective six-month period or until terminated in accordance with paragraph 17 hereof. The first Offering Period hereunder shall commence on October 1, 1999. “Trading day” shall mean a day on which the New York Stock Exchange is open for trading. The Committee shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings. The last trading day of each Offering Period prior to the termination of the Plan (or such other trading date as the Committee shall determine) shall constitute the purchase dates (the “Share Purchase Dates”) on which each employee for whom a Payroll Deduction Account has been maintained shall purchase the number of Shares determined under paragraph 9(a). Notwithstanding the foregoing, the Company shall not permit the exercise of any right to purchase Shares
     (a) to an employee who, immediately after the right is granted, would own shares possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary; or
     (b) which would permit an employee’s rights to purchase shares under this Plan, or under any other qualified employee stock purchase plan maintained by the Company or any subsidiary, to accrue at a rate in excess of $25,000 of the fair market value of such shares

(determined at the time such rights are granted) for each calendar year in which the right is outstanding at any time.
For the purposes of subparagraph (a), the provisions of Section 425(d) of the Internal Revenue Code shall apply in determining the stock ownership of an employee, and the shares which an employee may purchase under outstanding rights or options shall be treated as shares owned by the employee.
     9. Purchase of Shares.
     (a) Subject to the limitations set forth in paragraphs 7 and 8, each employee participating in an offering shall have the right to purchase as many Shares, including fractional shares, as may be purchased with the amounts credited to his or her Payroll Deduction Account as of the payroll date coinciding with or immediately preceding the last day of the Offering Period (or such other date as the Committee shall determine) (the “Cutoff Date”). Employees may purchase Shares only through payroll deductions, and cash contributions shall not be permitted.
     (b) The “Purchase Price” for Shares purchased under the Plan shall be not less than the lesser of an amount equal to 85% of the closing price of shares of Common Stock (i) at the beginning of the Offering Period or (ii) on the Share Purchase Date. For these purposes, the closing price shall be the closing price of a share of Common Stock as reported in the New York Stock Exchange Composite Transactions as reported in the Wall Street Journal at www.online.wsj.com. The Committee shall have the authority to establish a different Purchase Price as long as any such Purchase Price complies with the provisions of Section 423 of the Internal Revenue Code.
     (c) On each Share Purchase Date, the amount credited to each participating employee’s Payroll Deduction Account as of the immediately preceding Cutoff Date shall be applied to purchase as many Shares, including fractional shares, as may be purchased with such amount at the applicable Purchase Price. Any amount remaining in an employee’s Payroll Deduction Account as of the relevant Share Purchase Date in excess of the amount that may properly be applied to the purchase of Shares as a result of the application of the limitations set forth in paragraphs 5 and 8 hereof or as designated by the Committee shall be refunded, without interest, to the employee as soon as practicable.
     10. Brokerage Accounts or Plan Share Accounts. By enrolling in the Plan, each participating employee shall be deemed to have authorized the establishment of a brokerage account on his or her behalf at a securities brokerage firm selected by the Committee. Alternatively, the Committee may provide for Plan share accounts for each participating employee to be established by the Company or by an outside entity selected by the Committee which is not a brokerage firm. Shares purchased by an employee pursuant to the Plan shall be held in the employee’s brokerage or Plan share account (“Plan Share Account”) in his or her name, or if the employee so indicates on his or her payroll deduction authorization form, in the employee’s name jointly with any other person of legal age, with right of survivorship. An employee who is a resident of a jurisdiction which does not recognize such a joint tenancy may request that such Shares be held in his or her name as tenant in common with any other person of legal age, without right of survivorship.
     11. Rights as Stockholder. An employee shall have no rights as a stockholder with respect to Shares subject to any rights granted under this Plan until payment for such Shares has been completed at the close of business on the relevant Share Purchase Date.
     12. Certificates. Certificates for Shares purchased under the Plan will not be issued automatically. However, certificates for whole Shares purchased shall be issued as soon as practicable following an employee’s written request. The Company may make a reasonable charge for the issuance of such certificates.
     13. Termination of Employment. If a participating employee’s employment is terminated for any reason, including death, or if an employee otherwise ceases to be eligible to participate in the Plan at any time prior to the last day of the Offering Period, payroll deductions on behalf of the employee shall be discontinued and any amounts then credited to the employee’s Payroll Deduction Account shall be refunded, without interest, as soon as practicable, except as otherwise provided by the Committee. Notwithstanding the above, but subject to the discretion of the Committee, if an employee is granted a paid leave of absence (within the meaning of Treasury Regulation §1.421-7(h)(2)), payroll deductions on behalf of the employee shall continue and any amounts credited to the employee’s Payroll Deduction Account may be used to purchase Shares as provided under the Plan. If an employee is granted an unpaid leave of absence, payroll deductions on behalf of the employee shall be discontinued, but any amounts then credited to the employee’s Payroll Deduction Account may be used to purchase Shares on the next applicable Share Purchase Date.
     14. Rights Not Transferable. Rights granted under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during an employee’s lifetime only by the employee.
     15. Employment Rights. Neither participation in the Plan, nor the exercise of any right granted under the Plan, shall be made a condition of employment, or of continued employment with the Company or any subsidiary.
     16. Application of Funds. All funds received by the Company for Shares sold by the Company on any Share Purchase Date pursuant to this Plan may be used for any corporate purpose.
     17. Amendments and Termination. The Board of Directors or the Committee may amend the Plan at any time, provided that no such amendment shall be effective unless approved within 12 months after the date of the adoption of such amendment by the affirmative vote of stockholders holding shares of Common Stock entitled to a majority of the votes represented by all outstanding shares of Common Stock entitled to vote if such stockholder approval is required for the Plan to continue to comply with the requirements of Securities and Exchange Commission Regulation § 240.16b-3 and Section 423 of the Internal Revenue Code. The Board of Directors may suspend the Plan or discontinue the Plan at any time. Upon termination of the

Plan, all payroll deductions shall cease and all amounts then credited to the participating employees’ Payroll Deduction Accounts shall be equitably applied to the purchase of whole Shares then available for sale, and any remaining amounts shall be promptly refunded, without interest, to the participating employees.
     18. Applicable Laws. This Plan, and all rights granted hereunder, are intended to meet the requirements of an “employee stock purchase plan” under Section 423 of the Internal Revenue Code, as from time to time amended (with the exception of any non-Section 423 subplan), and the Plan shall be construed and interpreted to accomplish this intent. Sales of Shares under the Plan are subject to, and shall be accomplished only in accordance with, the requirements of all applicable securities and other laws.
     19. Expenses. Except to the extent provided in paragraph 12, all expenses of administering the Plan, including expenses incurred in connection with the purchase of Shares for sale to participating employees, shall be borne by the Company and its subsidiaries.
     20. Stockholder Approval. The Plan was adopted by the Board of Directors on March 9, 1999 and approved by stockholders on May 3, 1999.

VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time on Sunday, May 3, 2009. Have your proxy card in hand when you access the web site and follow the instructions provided. MOTOROLA, INC. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to submit your proxy up until 11:59 P.M. 1303 E. ALGONQUIN RD. Eastern Time on Sunday, May 3, 2009. Have your proxy card in hand when SCHAUMBURG, IL 60196 you call and follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return: it to Motorola, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Receipt of your mailed proxy is needed prior to the closing of the polls at the Annual Meeting, which is expected to occur Monday, May 4, 2009. If you submit your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. You can view the Annual Report and Proxy Statement on the Internet at http://materials.proxyvote.com/62006. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: MOTRO1 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. MOTOROLA, INC. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED BELOW, FOR PROPOSALS 2, 3, 4, 5 AND 6, AND AGAINST PROPOSALS 7, 8 AND 9. Proposal 1: Election of Directors for a One-Year Term For Against Abstain Nominees: 1a. G. Brown 0 0 0 For Against Abstain 1b. D. Dorman 0 0 0 1l. D. Warner III 0 0 0 1c. W. Hambrecht 0 0 0 0 0 0 1m. J. White 1d. S. Jha 0 0 0 Proposal 2: Amendment to the Company’s Restated 0 0 0 Certificate of Incorporation to Change Par Value 1e. J. Lewent 0 0 0 Proposal 3: Amendment to Existing Equity Plans to Permit 0 0 0 a One-Time Stock Option Exchange Program 1f. K. Meister 0 0 0 Proposal 4: Amendment to the Motorola Employee Stock 0 0 0 Purchase Plan of 1999 1g. T. Meredith 0 0 0 Proposal 5: Stockholder Advisory Vote on Executive 0 0 0 Compensation 1h. S. Scott III 0 0 0 Proposal 6: Ratification of Appointment of Independent 0 0 0 Registered Public Accounting Firm 1i. R. Sommer 0 0 0 Proposal 7: Shareholder Proposal re: Cumulative Voting 0 0 0 1j. J. Stengel 0 0 0 Proposal 8: Shareholder Proposal re: Special Shareowner Meetings 0 0 0 1k. A. Vinciquerra 0 0 0 Proposal 9: Shareholder Proposal re: A Global Set of Corporate 0 0 0 Standards at Motorola for Human Rights Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

ADMISSION TICKET TO MOTOROLA’S 2009 ANNUAL MEETING OF STOCKHOLDERS This is your admission ticket to gain access to Motorola’s 2009 Annual Meeting of Stockholders to be held at The Rosemont Theatre, 5400 North River Road, Rosemont, Illinois on Monday, May 4, 2009 at 5:00 p.m. local time. A map showing directions to the meeting site is shown below. Please present this ticket at one of the registration stations. Please note that a large number of stockholders may attend the meeting, and seating is on a first-come, first-served basis. THIS TICKET IS NOT TRANSFERABLE Location for the Annual Meeting of Stockholders Rosemont Theatre 5400 N. River Road, Rosemont, Illinois 60018, (847) 671-5100 May 4, 2009 at 5:00 P.M., local time CHICAGO Please fold and detach card at perforation before mailing. MOTRO2 THIS PROXY CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS for the Annual Meeting of Stockholders, May 4, 2009 The stockholder(s) whose signature(s) appear(s) on the reverse side of this Proxy Card hereby appoint(s) Gregory Q. Brown, Sanjay K. Jha, A. Peter Lawson and Edward J. Fitzpatrick, or any one of them, as proxies (with power of substitution) to represent and to vote all the shares of common stock of Motorola, Inc. which the stockholder(s) would be entitled to vote, at the Annual Meeting of Stockholders of Motorola, Inc. to be held on May 4, 2009, and at any adjournments or postponements thereof. In their discretion, the proxies are authorized to vote upon any other matter that may properly come before the meeting or any adjournments or postponements thereof. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATIONS MADE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED, FOR PROPOSAL 2, FOR PROPOSAL 3, FOR PROPOSAL 4, FOR PROPOSAL 5, FOR PROPOSAL 6, AGAINST PROPOSAL 7, AGAINST PROPOSAL 8, AND AGAINST PROPOSAL 9. IMPORTANT — Please vote, date and sign on the reverse side and mail this proxy card promptly in the enclosed envelope. When there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the full corporation name should be given, and this proxy should be signed by a duly authorized officer, showing his or her title.

MOTOROLA, INC. Stockholder Meeting to be held on May 4, 2009 ** IMPORTANT NOTICE ** Proxy Materials Available Regarding the Availability of Proxy Materials • Notice and Proxy Statement • Annual Report You are receiving this communication because you hold shares in the above company, and the materials you should review before you cast your vote are now available. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. PROXY MATERIALS — VIEW OR RECEIVE You can choose to view the materials online or receive a paper or e-mail copy. There is NO charge for requesting a copy. Requests, instructions and other inquiries will NOT be forwarded to your investment advisor. To facilitate timely delivery please make the request as instructed below on or before April 21, 2009. MOTOROLA, INC. HOW TO VIEW MATERIALS VIA THE INTERNET 1303 E. ALGONQUIN RD. SCHAUMBURG, IL 60196 Have the 12 Digit Control Number available and visit: www.proxyvote.com HOW TO REQUEST A COPY OF MATERIALS 1) BY INTERNET — www.proxyvote.com 2) BY TELEPHONE — 1-800-579-1639 3) BY E-MAIL* - sendmaterial@proxyvote.com *If requesting materials by e-mail, please send a blank e-mail with the 12 Digit Control Number (located on the following R1MTR1 page) in the subject line. See the Reverse Side for Meeting Information and Instructions on How to Vote

Meeting Information How To Vote Meeting Type: Annual Vote In Person Meeting Date: May 4, 2009 Many stockholder meetings have attendance requirements Meeting Time: 5:00 p.m., local time including, but not limited to, the possession of an attendance For holders as of: March 09, 2009 ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting Meeting Location: attendance. At the meeting, you will need to request a ballot to vote these shares. Rosemont Theatre 5400 North River Road Rosemont, IL 60018 Vote By Internet To vote now by Internet, go to WWW.PROXYVOTE.COM. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your notice in hand when you access the web site and follow the instructions. R1MTR2

Voting items THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED BELOW. Proposal 1: Election of Directors for a One-Year Term Nominees: THE BOARD OF DIRECTORS RECOMMENDS A 1a. G. Brown VOTE FOR PROPOSALS 2, 3, 4, 5 AND 6. Proposal 2: Amendment to the Company’s Restated 1b. D. Dorman Certificate of Incorporation to Change Par Value 1c. W. Hambrecht Proposal 3: Amendment to Existing Equity Plans to Permit a One-Time Stock Option Exchange Program 1d. S. Jha Proposal 4: Amendment to the Motorola Employee Stock Purchase Plan of 1999 1e. J. Lewent Proposal 5: Stockholder Advisory Vote on Executive Compensation Proposal 6: Ratification of Appointment of 1f. K. Meister Independent Registered Public Accounting Firm 1g. T. Meredith THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSALS 7, 8 AND 9. 1h. S. Scott III Proposal 7: Shareholder Proposal re: Cumulative Voting 1i. R. Sommer Proposal 8: Shareholder Proposal re: Special Shareowner Meetings 1j. J. Stengel Proposal 9: Shareholder Proposal re: A Global Set of Corporate Standards at Motorola for Human Rights 1k. A. Vinciquerra 1l. D. Warner III R1MTR3 1m. J. White7